UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

PEDEVCO CORP.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑ No fee required

☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

PEDEVCO CORP.

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
(855) 733-3826

October __, 2016

Dear Stockholder:

The board of directors and officers of PEDEVCO Corp., a Texas corporation, join us in extending to you a cordial invitation to attend the 2016 annual meeting of our stockholders, which we refer to as the annual meeting. This meeting will be held on December 28, 2016 at 8:00 a.m. local time at PEDEVCO Corp.’s corporate office located at 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506.

Details regarding the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

As permitted by the rules of the Securities and Exchange Commission, we have provided access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or E-proxy notice, on or about November __, 2016 to our stockholders of record as of the close of business on November 8, 2016. The E-proxy notice contains instructions for your use of this process, including how to access our proxy statement and annual report and how to authorize your proxy to vote online. In addition, the E-proxy notice contains instructions on how you may receive a paper copy of the proxy statement and annual report or elect to receive your proxy statement and annual report over the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the annual meeting.

If you are unable to attend the annual meeting in person, it is very important that your shares be represented and voted at the meeting. You may authorize your proxy to vote your shares over the Internet as described in the E-proxy notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card. You may also authorize your proxy to vote your shares by telephone or fax as described in your proxy card. If you authorize your proxy to vote your shares over the Internet, return your proxy card by mail or vote by telephone prior to the annual meeting, you may nevertheless revoke your proxy and cast your vote personally at the meeting.

We look forward to seeing you on December 28, 2016. Your vote and participation in our governance is very important to us.

Sincerely,
Frank C. Ingriselli
Chairman

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on December 28, 2016.

Our proxy statement and annual report on Form 10-K for the year ended December 31, 2015 are available at the following cookies-free website that can be accessed anonymously: https://www.iproxydirect.com/PED.

PEDEVCO CORP.
4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
(855) 733-3826
___________________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 28, 2016
___________________________

To the Stockholders of PEDEVCO Corp.:

We are pleased to provide you notice of, and to invite you to attend, the 2016 annual meeting of the stockholders of PEDEVCO Corp., a Texas corporation, which will be held on December 28, 2016 at 8:00 a.m., local time, at PEDEVCO Corp.’s corporate office located at 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506, for the following purposes:

1.           To consider and vote upon a proposal to elect four directors to the board of directors, each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal, as named in, and set forth in greater detail in this proxy statement.

2.           To consider and vote upon a proposal to approve and ratify, for purposes of Section 713 of the Company Guide of the NYSE MKT, LLC, which we refer to as the NYSE MKT, the issuance of more than 19.9% of our outstanding shares of common stock upon conversion of principal and accrued interested under an outstanding Convertible Promissory Note in the principal amount of $4.925 million, held by MIE Jurassic Energy Corporation (“MIEJ”), as set forth in greater detail in this proxy statement, which we refer to as the Convertible Note proposal.

3.           To consider and vote upon a proposal to approve an amendment to our 2012 Equity Incentive Plan, as amended, to increase by 5 million the number of shares of common stock reserved for issuance under the plan.

4.           To authorize the board of directors of the Company to effect a reverse stock split of our outstanding common stock in a ratio of between one-for-two and one-for-ten. The board of directors recommends that you authorize the board of directors of the Company, in their sole discretion, without further stockholder approval, to amend the Company’s Certificate of Formation, at any time prior to the earlier of (a) the one year anniversary of this annual meeting; and (b) the date of our 2017 annual meeting of stockholders, to effect a reverse stock split of our outstanding common stock in a ratio of between one-for-two and one-for-ten, provided that all fractional shares as a result of the split shall be automatically rounded up to the next whole share.

5.           To consider and vote upon a proposal to ratify the appointment of GBH CPAs, PC, as our independent auditors for the fiscal year ending December 31, 2016.

6.           To consider and vote upon a proposal to consider and vote on any proposal to authorize our board of directors, in its discretion, to adjourn the annual meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above at the time of the annual meeting.

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7.           To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

THE BOARD, INCLUDING THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” EACH OF THESE PROPOSALS.

We do not expect to transact any other business at the annual meeting. Our board of directors has fixed the close of business on November 8, 2016 as the record date for determining those stockholders entitled to vote at the annual meeting and any adjournment or postponement thereof. Accordingly, only stockholders of record at the close of business on that date are entitled to notice of, and to vote at, the annual meeting. A complete list of our stockholders will be available for examination at our offices in Danville, California, during ordinary business hours for a period of 10 days prior to the annual meeting.

We cordially invite you to attend the annual meeting in person. However, to ensure your representation at the annual meeting, please authorize the individuals named on your proxy card to vote your shares by calling the toll-free telephone number, faxing your proxy card or by using the Internet as described in the instructions included with your proxy card or voting instruction card. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card. This will not prevent you from voting in person, but will help to secure a quorum and avoid added solicitation costs. If your shares are held in “street name” by your broker or other nominee, only that holder can vote your shares and the vote cannot be cast unless you provide instructions to your broker. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Your proxy may be revoked at any time before it is voted. Please review the proxy statement accompanying this notice for more complete information regarding the matters to be voted on at the meeting.

The enclosed proxy statement, which is first being mailed to stockholders on November __, 2016, is also available at https://www.iproxydirect.com/PED. This website also includes copies of the form of proxy, our Annual Report on Form 10-K for the year ended December 31, 2015, which we refer to as the annual report. Stockholders may also request a copy of the proxy statement and our annual report by contacting our main office at (855) 733-3826.

Even if you plan to attend the annual meeting in person, we request that you submit a proxy by following the instructions on your proxy card as soon as possible and thus ensure that your shares will be represented at the annual meeting if you are unable to attend.

By Order of the Board of Directors
Frank C. Ingriselli
Chairman

Danville, California
October __, 2016

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE ASK YOU TO VOTE BY TELEPHONE, MAIL, FAX OR ON THE INTERNET USING THE INSTRUCTIONS ON THE PROXY CARD.

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AUDIT COMMITTEE REPORT	14

EXECUTIVE OFFICERS	15

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EXECUTIVE COMPENSATION	16
Summary Compensation Table	16
Outstanding Equity Awards at December 31, 2015	17
Recent Issuances of Equity to Executive Officers and Directors	18
Compensation of Directors	18
Securities Authorized for Issuance under Equity Compensation Plans	22
Equity Compensation Plan Information	22
2014 Say on Pay Vote	23
Executive Employment Agreements	23

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	25

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	34

PROPOSAL 1 - ELECTION OF DIRECTORS	35

PROPOSAL 2 - APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK EXCEEDING 19.9% OF OUR OUTSTANDING COMMON STOCK UPON CONVERSION OF THE MIEJ CONVERTIBLE PROMISSORY NOTE	40

PROPOSAL 3 - AMENDMENT TO THE PEDEVCO CORP. 2012 EQUITY INCENTIVE PLAN	45

PROPOSAL 4 – AUTHORIZATION FOR THE BOARD OF DIRECTORS OF THE COMPANY TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK IN A RATIO OF BETWEEN ONE-FOR-TWO AND ONE-FOR-TEN	51

PROPOSAL 5 - RATIFICATION OF APPOINTMENT OF AUDITORS	58

PROPOSAL 6 - ADJOURNMENT OF THE ANNUAL MEETING	59

Stockholder Proposals for 2017 Annual Meeting of Stockholders and 2017 Proxy Materials	60
Additional Filings	60
Other Matters	61
Interest of Certain Persons in or Opposition to Matters to Be Acted Upon	61
Company Contact Information	61

DOCUMENTS INCORPORATED BY REFERENCE	61

TABLE OF APPENDIXES

Appendix A	Amended and Restated Secured Subordinated Promissory Note, dated February 19, 2015, and effective January 1, 2015, issued by PEDEVCO Corp. to MIE Jurassic Energy Corporation (see proposal 2)

Appendix B	Amended and Restated PEDEVCO Corp. 2012 Equity Incentive Plan (see proposal 3)

Appendix C	Form of Certificate of Amendment (see proposal 4)

PEDEVCO CORP.

PROXY STATEMENT
FOR AN ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

PEDEVCO Corp. (“PEDEVCO,” “we,” “us”, “our” or the “Company”) has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Companyís solicitation of proxies for use at our 2016 annual meeting of stockholders, which we refer to as our annual meeting, to be held on December 28, 2016 at 8:00 a.m., local time at PEDEVCO Corp.ís corporate office located at 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506, and at any postponement(s) or adjournment(s) thereof. These materials were first sent or given to stockholders on November __, 2016. You are invited to attend the annual meeting and are requested to vote on the proposals described in this Proxy Statement.

Information Contained In This Proxy Statement

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and executive officers, corporate governance, and certain other required information. Included with this proxy statement is a copy of the Companyís Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on March 29, 2016, which we refer to as the annual report. If you requested printed versions of these materials by mail, these materials also include the proxy card or vote instruction form for the annual meeting.

Important Notice Regarding the Availability of Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission, the Company uses the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials, which we refer to as the notice, to the Companyís stockholders. All stockholders will have the ability to access the proxy materials (including the Companyís Form 10-K, which does not constitute a part of, and shall not be deemed incorporated by reference into, this proxy statement or the enclosed form of proxy) via the Internet at https://www.iproxydirect.com/PED or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the notice. The notice contains a control number that you will need to vote your shares. Please keep the notice for your reference through the meeting date. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings.

Record Date and Shares Entitled to Vote

Our board of directors has fixed the close of business on November 8, 2016 as the record date for determining the holders of shares of our voting stock entitled to receive notice of and to vote at our annual meeting and any adjournments or postponements thereof. Only holders of record of shares of common stock and Series A Preferred Stock at the close of business on that date will be entitled to vote at our annual meeting and at any adjournment or postponement of that meeting. As of the record date, there were 49,849,297 shares of common stock outstanding and entitled to vote at our annual meeting, held by approximately 911 holders of record and 66,625 shares of Series A Preferred Stock outstanding and entitled to vote at our annual meeting, held by one holder of record.

Each share of common stock and each share of Series A Preferred Stock is entitled to one vote on each proposal presented at our annual meeting and at any adjournment or postponement thereof, for 49,915,922 total voting shares, provided that the Series A Preferred Stock holder is the only stockholder who has a right to appoint the Series A Nominee, as defined and described in greater detail under “Proposal 1 - Election of Directors”, beginning on page 35. Stockholders do not have the right to cumulate their votes in the election of directors.

In order for us to satisfy our quorum requirements, the holders of at least 33 1/3% of our total number of outstanding voting shares entitled to vote at the meeting must be present. You will be deemed to be present if you attend the meeting or if you submit a proxy (including through the mail, by fax or by telephone or the Internet) that is received at or prior to the meeting (and not revoked).

If your proxy is properly executed and received by us in time to be voted at our annual meeting, the shares represented by your proxy (including those given through the mail, by fax or by telephone or the Internet) will be voted in accordance with your instructions. If you execute your proxy but do not provide us with any instructions, your shares will be voted “FOR” the proposals set forth in the notice of annual meeting.

The only matters that we expect to be presented at our annual meeting are set forth in the notice of annual meeting. If any other matters properly come before our annual meeting, the persons named in the proxy card will vote the shares represented by all properly executed proxies on such matters in their best judgment.

Voting Process

If you are a stockholder of record, there are five ways to vote:

●	In person. You may vote in person at the annual meeting. The Company will give you a ballot when you arrive.

●	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the notice.

●	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll free number found on the proxy card.

●	By Fax. If you request printed copies of the proxy materials by mail, you may vote by proxy by faxing your proxy to the number found on the proxy card.

●	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Revocability of Proxies

The presence of a stockholder at our annual meeting will not automatically revoke that stockholderís proxy. However, a stockholder may revoke a proxy at any time prior to its exercise by:

●	submitting a written revocation prior to the annual meeting to the Corporate Secretary, PEDEVCO Corp., 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506;

●
submitting another signed and later dated proxy card and returning it by mail in time to be received before our annual meeting or by submitting a later dated proxy by the Internet or telephone prior to the annual meeting; or

●	attending our annual meeting and voting in person.

Attendance at the Annual Meeting

Attendance at the annual meeting is limited to holders of record of our common stock and Series A Preferred Stock at the close of business on the record date, November 8, 2016 and our guests. Admission will be on a first-come, first-served basis. You will be asked to present valid government-issued picture identification, such as a driverís license or passport, in order to be admitted into the annual meeting. If your shares are held in the name of a bank, broker or other nominee and you plan to attend the annual meeting, you must present proof of your ownership of common or preferred stock, such as a bank or brokerage account statement indicating that you owned shares of common or preferred stock at the close of business on the record date, in order to be admitted. For safety and security reasons, no cameras, recording equipment or other electronic devices will be permitted in the annual meeting.

Conduct at the Meeting

The Chairman of the meeting has broad responsibility and legal authority to conduct the annual meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to address the meeting. Only stockholders or their valid proxy holders may address the meeting. The Chairman may exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business. In light of the number of business items on this yearís agenda and the need to conclude the meeting within a reasonable period of time, we cannot ensure you that every stockholder who wishes to speak on an item of business will be able to do so.

Quorum

If you vote in person or by proxy at our annual meeting, you will be counted for purposes of determining whether there is a quorum at the meeting. Shares of our capital stock present in person or by proxy at our annual meeting that are entitled to vote will be counted for the purpose of determining whether there is a quorum for the transaction of business at our annual meeting. Our bylaws, as amended, provide that 33 1/3% of the outstanding shares of our capital stock entitled to vote at the meeting, represented in person or by proxy, constitutes a quorum at a meeting of our stockholders.

Votes Required To Approve Each Proposal

Appointment of directors. With respect to the election of directors (proposal 1), under plurality voting, the three non-Series A Nominees (defined below under “Proposal 1 - Election of Directors”, beginning on page 35) receiving the highest number of affirmative votes of our common stock and the one Series A Nominee (defined below under “Proposal 1 - Election of Directors”, beginning on page 35), receiving the highest number of affirmative votes of our Series A Preferred Stock, will be elected as directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified.

Approval of issuance of shares of common stock exceeding 19.9% of our outstanding common stock upon conversion of the MIEJ Note (defined below). With respect to the proposal to approve and ratify, for purposes of Section 713 of the Company Guide of the NYSE MKT, the issuance of shares of common stock exceeding 19.9% of our outstanding common stock upon conversion of principal and interest owed under an Amended and Restated Secured Subordinated Promissory Note, dated February 19, 2015 and with an effective date of January 1, 2015 (the “MIEJ Note”), provided by us to MIE Jurassic Energy Corporation (“MIEJ”)(proposal 2), a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on, and who voted for, against, or expressly abstained with respect to, the proposal, must be voted “FOR” approval and adoption of such proposal in order for such proposal to be approved and adopted.

Amendment of 2012 Equity Incentive Plan. The approval of the amendment to our 2012 Equity Incentive Plan to increase by 5 million shares the total number of shares available for awards under such plan (proposal 3), requires the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on, and who voted for, against, or expressly abstained with respect to, the proposal, assuming a quorum is present at the annual meeting.

Authorization for the Board of Directors of the Company to effect a reverse stock split of our outstanding common stock in a ratio of between one-for-two and one-for-ten. The approval and authorization of our board of directors of the Company to effect a reverse stock split of our outstanding common stock in a ratio of between one-for-two and one-for-ten (proposal 4) requires the affirmative vote of a majority of the shares of common stock and shares of Series A Convertible Preferred Stock entitled to vote at the annual meeting.

Ratification of independent auditor. For the approval of the proposal to ratify the appointment of GBH CPAs, PC as our independent auditors for the fiscal year ended December 31, 2016 (proposal 5), a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on, and who voted for, against, or expressly abstained with respect to, the proposal, must be voted “FOR” approval and adoption of such proposal in order for such proposal to be approved and adopted, assuming a quorum is present at the annual meeting.

Approval to adjoin the annual meeting. Authority to adjourn the annual meeting (proposal 6) to another place, or a later date or dates, if deemed necessary or appropriate, in the discretion of the board of directors, to solicit additional proxies in favor of the proposals listed above at the time of the annual meeting, requires the vote of a majority of the shares of stock entitled to vote which are present, in person or by proxy at the annual meeting.

Broker Non-Votes and Abstentions

A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and the broker has not received voting instructions from the beneficial owner. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter or proposal.

A broker is entitled to vote shares held for a beneficial owner on “routine” matters, such as the ratification of the appointment of GBH CPAs, PC as our independent registered public accounting firm (proposal 5), without instructions from the beneficial owner of those shares. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on certain “non-routine” matters, which include all of the other proposals up for vote at the annual meeting.

With respect to the election of directors (proposal 1), under plurality voting, broker non-votes and abstentions have no effect on determining the nominees elected, except to the extent that they affect the total votes received by any particular candidate. In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in the election of directors, your broker was allowed to vote those shares on your behalf in the election of directors as they felt appropriate. Recent regulatory changes were made to take away the ability of your broker to vote your uninstructed shares in the election of directors on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker how to vote in the election of directors, the broker will not vote your shares in the director election.

With respect to the proposal to approve and adopt the MIEJ Note proposal (proposal 2), the proposal to approve an amendment to our 2012 Equity Incentive Plan (proposal 3), and the proposal to authorize our board of directors, in its discretion, to adjourn the annual meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above (proposal 6), broker non-votes and abstentions could prevent the proposals from receiving the required affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on, and who voted for, against, or expressly abstained with respect to, each proposal. Similarly, with respect to the reverse split proposal (proposal 4), broker non-votes and abstentions could prevent the proposal from receiving the required affirmative vote of a majority of the shares of common stock and Series A Convertible Preferred Stock entitled to vote at the annual meeting.

Abstaining shares will be considered present at the annual meeting and “entitled to vote” on the applicable provisions so that the effect of abstentions will be the equivalent of a vote “AGAINST” each applicable proposal. With respect to broker non-votes, the shares subject to a broker non-vote will not be considered present at the annual meeting for each proposal, since they are not “entitled to vote” on such proposals, so broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote of the shares present in person or represented by proxy at the annual meeting and entitled to vote on such applicable proposals, by reducing the total number of shares from which the majority is calculated. Broker non-votes will have the same effect as a vote “AGAINST” the reverse stock split proposal.

Board of Directors Voting Recommendations

Our board of directors recommends that you vote your shares:

●
“FOR” election of all four director nominees to the board of directors, each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal (proposal 1);

●
“FOR” Approval and ratification, for purposes of Section 713 of the Company Guide of the NYSE MKT, of the issuance of shares of common stock exceeding 19.9% of our outstanding common stock upon conversion of the MIEJ Note (proposal 2);

●	“FOR” approval of an amendment to our 2012 Equity Incentive Plan, to increase by 5 million shares the number of shares of common stock reserved for issuance under the plan (proposal 3);

●	“FOR” approval of the board of directors of the Company to effect a reverse stock split of our outstanding common stock in a ratio of between one-for-two and one-for-ten (proposal 4);

●	“FOR” ratification of the appointment of GBH CPAs, PC, as our independent auditors for the fiscal year ending December 31, 2016 (proposal 5); and

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“FOR” authorization of our board of directors, in its discretion, to adjourn the annual meeting to another place, or a later date or dates, if necessary or appropriate, to solicit additional proxies in favor of the proposals listed above at the time of the annual meeting (proposal 6).

Mailing Costs and Solicitation of Proxies

In addition to solicitation by use of the mails, certain of our officers and employees may solicit the return of proxies personally or by telephone, electronic mail or facsimile. We have not and do not anticipate retaining a third-party proxy solicitation firm to solicit proxies on behalf of the board of directors. The cost of any solicitation of proxies will be borne by us. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to, and solicitation of proxies from, the beneficial owners of our securities held of record at the close of business on the record date by such persons. We will reimburse such brokerage firms, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection with any such activities.

Inspector of Voting

Representatives of Issuer Direct Corporation will tabulate the votes and act as inspector of election at the annual meeting.

Stockholders Entitled to Vote at the Meeting

A complete list of stockholders entitled to vote at the annual meeting will be available to view during the annual meeting. You may also access this list at our principal executive offices, for any purpose germane to the annual meeting, during ordinary business hours, for a period of ten days prior to the annual meeting.

Voting Instructions

Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, or, if you requested to receive printed proxy materials, your enclosed proxy card.

Stockholder of Record and Shares Held in Brokerage Accounts

If on the record date your shares were registered in your name with our transfer agent, then you are a stockholder of record and you may vote in person at the meeting, by proxy or by any other means supported by us. If on the record date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy statement is required to be forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

Multiple Stockholders Sharing the Same Address

In some cases, one copy of this proxy statement and the accompanying notice of annual meeting of stockholders, and 2015 annual report, is being delivered to multiple stockholders sharing an address, at the request of such stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement or the accompanying notice of annual meeting of stockholders, and 2015 annual report, to such a stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address may also submit requests for delivery of a single copy of this proxy statement or the accompanying notice of annual meeting of stockholders, and 2015 annual report, but in such event will still receive separate forms of proxy for each account. To request separate or single delivery of these materials now or in the future, a stockholder may submit a written request to our Corporate Secretary, Clark R. Moore, at our principal executive offices at 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506, or a stockholder may make a request by calling our Corporate Secretary, Clark R. Moore at (855) 733-3826.

If you receive more than one notice, it means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please either vote each account as discussed above under “Voting Process”, or sign and return by mail all proxy cards or voting instruction forms.

Voting Results

The final voting results will be tallied by the inspector of voting and published in our Current Report on Form 8-K, which we are required to file with the SEC within four business days following the annual meeting.

Company Mailing Address

The mailing address of our principal executive offices is 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506.

VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

Holders of record of our common stock and Series A Preferred Stock at the close of business on the record date, November 8, 2016, will be entitled to one vote per share on all matters properly presented at the annual meeting and at any adjournment or postponement thereof (provided that the Series A Preferred Stock holder is the only stockholder who has a right to appoint the Series A Nominee, as defined and described in greater detail under “Proposal 1 - Election of Directors”, beginning on page 35). As of the record date, there were 49,849,297 shares of common stock outstanding and entitled to vote at the annual meeting and at any adjournment or postponement thereof, held by approximately 911 holders of record and 66,625 shares of Series A Preferred Stock outstanding and entitled to vote at our annual meeting, held by one holder of record. Each share of common stock and each share of Series A Preferred Stock is entitled to one vote on each proposal presented at our annual meeting, for 49,915,922 total voting shares, provided that the Series A Preferred Stock holder is the only stockholder who has a right to appoint the Series A Nominee.

Our stockholders do not have dissentersí rights or similar rights of appraisal with respect to the proposals described herein and, moreover, do not have cumulative voting rights with respect to the election of directors.

Security Ownership of Management and Certain Beneficial Owners and Management

The following table sets forth, as of the record date, November 8, 2016, the number and percentage of outstanding shares of our common stock beneficially owned by: (a) each person who is known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock; (b) each of our directors and our director nominee; (c) our executive officers; and (d) all current directors, our director nominee and executive officers, as a group. As of the record date, there were 49,849,297 shares of common stock and 66,625 shares of Series A Convertible Preferred Stock issued and outstanding.

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Under this rule, certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire shares (for example, upon exercise of an option or warrant or upon conversion of a convertible security) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person by reason of such acquisition rights. As a result, the percentage of outstanding shares of any person as shown in the following table does not necessarily reflect the personís actual voting power at any particular date.

To our knowledge, except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

	Number of Common Stock Shares (1)		Percent of Common Stock	Number of Series A Convertible Preferred Stock Shares (2)		Percent of Series A Convertible Preferred Stock	Total Voting Shares		Percent of Total Voting Shares (3)

Name and Address of Beneficial Owner
Current Named Executive Officers and Directors (including Director Nominees)
Frank C. Ingriselli	3,143,856	(4)	6.2%	--		--	3,143,856		6.2%
Michael L. Peterson	2,134,663	(5)	4.2%	--		--	2,134,663		4.2%
Clark R. Moore	1,809,576	(6)	3.6%	--		--	1,809,576		3.6%
Elizabeth P. Smith	391,062	(7)	*	--		--	391,062		*
David C. Crikelair#	324,395	(8)	*	--		--	324,395		*
David Z. Steinberg	214,286	(9)	*	--		--	214,286		*
Adam McAfee#	313	(10)	*	--		--	313		*
Gregory Overholtzer	383,583	(11)	*	--		--	383,583		*
All Named Executive Officers and Directors (including Director Nominees) as a group (eight persons)	8,401,734		16.0%	--		--	8,401,734		15.9%
Greater than 5% Shareholders
B Asset Manager, LP (12)	5,530,000	(13)	9.9%	--		--	5,530,000		9.9%
Golden Globe Energy (US), LLC (14)	5,009,445	(15)	9.7%	66,625	(16)	100%	5,074,470	(17)	9.9%
Yao Hang Finance (Hong Kong) Limited (18)	3,333,334	(19)	6.7%	--		--	3,333,334		6.7%
RBC Dominion Securities Inc. (20)	2,571,200		5.2%	--		--	2,571,200		5.2%

*       Less than 1%.
#       David C. Crikelair, a current member of the board of directors, is not standing for re-election at the annual meeting. Adam McAfee is not currently a member of the board of directors, but is a director nominee at the annual meeting.
_____________________________

The address of each executive officer, director and director nominee, is c/o PEDEVCO Corp., 4125 Blackhawk Plaza Circle, Suite 201, Danville, CA 94506
(1)
Ownership voting percentages are based on 49,849,297 total shares of common stock which were outstanding as of the record date, November 8, 2016. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the securities shown as beneficially owned by such person. Additionally, shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the applicable date below, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

(2)
Ownership voting percentages are based on 66,625 total shares of Series A preferred stock which were outstanding as of the record date. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. The holders of our Series A preferred stock vote together with the holders of our common stock, with one (1) vote per share of Series A preferred stock.

(3)
Ownership voting percentages are based on 49,915,922 total voting shares, including (i) 49,849,297 total shares of common stock outstanding as of November 8, 2016, and (ii) 66,625 total shares of Series A preferred stock which vote on a one-for-one basis on all stockholder matters, provided that shares of common stock subject to options, warrants or other convertible securities (including the Series A preferred stock) that are currently exercisable or convertible, or exercisable or convertible within 60 days of the applicable date of determination, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

(4)
Representing: (a) 429,412 fully-vested shares of common stock held by Mr. Ingriselli; (b) 400,000 fully-vested shares of common stock held by Mr. Ingriselli’s spouse, which securities Mr. Ingriselli is deemed to beneficially own; (c) 1,496,500 fully-vested shares of common stock held by Global Venture Investments LLC, a limited liability company owned and controlled by Mr. Ingriselli (“GVEST”), which securities Mr. Ingriselli is deemed to beneficially own; (d) options to purchase 390,800 shares of common stock exercisable by Mr. Ingriselli at an exercise price of $0.51 per share; (e) options to purchase 370,000 shares of common stock exercisable by Mr. Ingriselli at an exercise price of $0.37 per share; (f) warrants exercisable for 38,096 shares of common stock at $2.34 per share held by GVEST, which expire on December 16, 2017, and which securities Mr. Ingriselli is deemed to beneficially own; and (g) warrants exercisable for 19,048 shares of common stock at $5.25 per share held by GVEST which expire on March 22, 2017, which securities Mr. Ingriselli is deemed to beneficially own.

(5)
Consisting of the following: (a) 36,668 fully-vested shares of common stock held by Mr. Peterson’s minor children, which securities Mr. Peterson is deemed to beneficially own; (b) 624,737 fully-vested shares of common stock (including shares held by a family trust which Mr. Peterson is deemed to beneficially own); (c) 504,000 unvested shares of common stock held by Mr. Peterson, which vest on various dates through October 8, 2017, provided that Mr. Peterson remains employed by us, or is a consultant to us, on such vesting dates; (d) options to purchase 100,000 shares of common stock exercisable by Mr. Peterson at an exercise price of $0.24 per share; (e) options to purchase 333,334 shares of common stock exercisable by Mr. Peterson at an exercise price of $0.51 per share; (f) 3,424 shares of common stock underlying currently exercisable options, of which options to purchase 2,977 shares are exercisable at $30.24 per share and options to purchase 447 shares are exercisable at $67.20 per share; (g) options to purchase 292,500 shares of common stock exercisable by Mr. Peterson at an exercise price of $0.37 per share; and (h) options to purchase 240,000 shares of common stock at $0.22 per share. Does not include (i) options to purchase 32,500 shares of common stock at an exercise price of $0.37 per share, and (ii) options to purchase 60,000 shares of common stock at an exercise price of $0.22 per share, which have not vested as of the record date and do not vest within 60 days of the record date. Mr. Peterson has voting control over his unvested shares of common stock.

(6)
Representing: (a) 650,049 fully-vested shares of common stock; (b) 28,667 fully-vested shares of common stock held by each of Mr. Moore’s two minor children, which he is deemed to beneficially own; (c) 399,000 unvested shares of common stock held by Mr. Moore, which vest on various dates through July 7, 2017, provided that Mr. Moore remains employed by us, or is a consultant to us, on such vesting dates; (d) options to purchase 233,334 shares of common stock exercisable by Mr. Moore at an exercise price of $0.51 per share; (e) options to purchase 243,000 shares of common stock exercisable by Mr. Moore at an exercise price of $0.37 per share; (f) options to purchase 224,000 shares of common stock exercisable by Mr. Moore at an exercise price of $0.22 per share; (g) warrants exercisable for 1,906 shares of common stock at $2.34 per share held by Mr. Moore which expire on December 16, 2017; and (h) warrants exercisable for 953 shares of common stock at $5.25 per share held by Mr. Moore which expire on March 22, 2017. Does not include (i) options to purchase 27,000 shares of common stock at an exercise price of $0.37 per share, and (ii) options to purchase 56,000 shares of common stock at an exercise price of $0.22 per share, which have not vested as of the record date and do not vest within 60 days of the record date. Mr. Moore has voting control over his unvested shares of common stock.

(7)
Representing: (i) 66,667 shares of common stock held by Ms. Smith; (ii) 13,334 shares of restricted stock held by Ms. Smith which vested in full on September 10, 2014; (iii) 96,775 shares of restricted stock held by Ms. Smith which vested in full on September 10, 2015; and (iv) 214,286 shares of restricted stock held by Ms. Smith which vested in full on September 10, 2016.

(8)
Representing: (i) 13,334 shares of restricted stock held by Mr. Crikelair which vested in full on September 10, 2014; (ii) 96,775 shares of restricted stock held by Mr. Crikelair which vested in full on September 10, 2015; and (iii) 214,286 shares of restricted stock held by Mr. Crikelair which vested in full on September 10, 2016.

(9)
Representing 214,286 shares of restricted stock held by Mr. Steinberg which vest in full on July 15, 2017. Mr. Steinberg has voting control over his unvested shares of common stock.

(10)
Representing: (i) 298 shares of common stock held jointly by Mr. McAfee and his spouse; and (ii) 15 shares of common stock held by Park Capital Management LLC, an entity owned and controlled by Mr. McAfee, which shares he is deemed to beneficially own.

(11)
Representing: (a) 65,416 fully-vested shares of common stock; (b) 25,500 unvested shares of common stock held by Mr. Overholtzer, which vest on various dates through July 1, 2017, provided that Mr. Overholtzer remains employed by us, or is a consultant to us, on such vesting dates; (c) options to purchase 116,667 shares of common stock exercisable by Mr. Overholtzer at an exercise price of $0.51 per share; (d) options to purchase 45,000 shares of common stock exercisable by Mr. Overholtzer at an exercise price of $0.37 per share; (e) options to purchase 120,000 shares of common stock exercisable by Mr. Overholtzer at an exercise price of $0.22 per share; and (f) options to purchase 11,000 shares of common stock exercisable by Mr. Overholtzer at an exercise price of $0.30 per share. Does not include (i) options to purchase 45,000 shares of common stock at an exercise price of $0.37 per share, and (ii) options to purchase 30,000 shares of common stock at an exercise price of $0.22 per share, which have not vested as of the record date and do not vest within 60 days of the record date. Mr. Overholtzer has voting control over his unvested shares of common stock.

(12)
Address: 1370 Avenue of the Americas, 32nd Floor, New York, New York 10019. Includes beneficial holdings of Senior Health Insurance Company of Pennsylvania (“SHIP”), 550 Congressional Blvd., Suite 200, Carmel, IN 46032, and BRE BCLIC Sub, BRE WNIC 2013 LTC Primary, BRE WNIC 2013 Sub, BBLN-PEDCO Corp., BHLN-PEDCO Corp., and B Asset Manager, LP (the “BAM Parties”), 1370 Avenue of the Americas, 32nd Floor, New York, New York 10019. B Asset Manager, LP (“BAM”) is the investment manager, directly or indirectly, of the securities owned by SHIP and the BAM Parties. Mark Feuer and Dhruv Narain, through other entities, are the controlling principals of BAM, and share sole voting and investment power over such securities. Each of BAM, Mark Feuer and Dhruv Narain disclaims beneficial ownership of the securities held by SHIP and the BAM Parties. The information set forth in this footnote is based solely on information filed with the Securities and Exchange Commission on Schedule 13G by SHIP and the BAM Parties on May 12, 2016. SHIP and the BAM Parties reported in the Schedule 13G that SHIP and the BAM Parties share voting and dispositive power of 4,971,824 shares of common stock. We make no representation as to the accuracy or completeness of the information reported.

(13)
Representing shares of common stock issuable upon the exercise of warrants to purchase common stock of the Company held by SHIP and the BAM Parties. SHIP and the BAM Parties hold warrants exercisable for an aggregate of 6,822,242 shares of common stock as follows: (i) warrants exercisable for 52,378 shares of common stock at $1.50 per share and warrants exercisable for 348,964 shares of common stock at $0.75 per share held by SHIP, each expiring on September 10, 2018; and (ii) warrants exercisable for 59,786 shares of common stock at $1.50 per share and warrants exercisable for 398,314 shares of common stock at $0.75 per share, each expiring on September 10, 2018, and warrants exercisable for 5,962,800 shares of common stock at $0.25 per share, expiring on May 12, 2019, all held by the BAM Parties. The warrants held by SHIP and the BAM Parties contain an issuance limitation prohibiting each holder from exercising or converting those securities to the extent that such exercise would result in beneficial ownership by such holder and its affiliates of more than 9.99% of the Company’s shares then issued and outstanding (the “Issuance Limitation”). The Issuance Limitation for the warrants may be revoked by the holder upon at least 61 days prior written notice to the Company which notice shall only be effective if delivered at a time when no indebtedness of the Company is outstanding, of which the holder or any of its affiliates was, at any time, the owner, directly or indirectly. The “Number of Voting Shares Beneficially Owned” figure presented assumes exercise of approximately such number of warrants which would provide SHIP and the BAM Parties with shares of common stock only up to the Issuance Limitation.

(14)
Address: c/o Platinum Partners, 250 West 55th Street, 14th Floor, New York, New York 10019. Includes beneficial holdings of Golden Globe Energy (US), LLC, a Delaware limited liability company (“GGE”), Platinum Partners Value Arbitrage Fund L.P., a Cayman Islands exempted limited partnership (“PPVA”), Platinum Management (NY) LLC, a Delaware limited liability company (“Platinum Management”), Platinum Partners Credit Opportunities Fund LLC, a Delaware limited liability company (“PPCO”), Platinum Credit Holdings LLC, a Delaware limited liability company (“Credit Holdings”), and Mark Nordlicht (collectively, the “GGE Parties”). GGE is a wholly-owned subsidiary of PPVA. Platinum Management is the investment manager and general partner of PPVA. Credit Holdings is the managing member of PPCO. Mark Nordlicht is the Chief Investment Officer of each of Platinum Management and Credit Holdings. By virtue of these relationships, each of PPVA, Platinum Management and Mark Nordlicht may be deemed to beneficially own the shares owned directly and beneficially by GGE. By virtue of these relationships, each of Credit Holdings and Mark Nordlicht may be deemed to beneficially own the shares owned directly by PPCO. The information set forth in this footnote and footnotes 15 and 16 below is based solely on information filed with the Securities and Exchange Commission on Schedule 13D by the GGE Parties on March 6, 2015. The GGE Parties reported in the Schedule 13D that GGE, PPVA and Platinum Management, share voting and dispositive power of 3,375,000 shares of common stock and 66,625 shares of Series A Preferred, and PPCO and Credit Holdings share voting and dispositive power over 34,445 shares of common stock, and Mr. Nordlicht shares voting power over 3,409,445 shares of common stock and 66,625 shares of Series A Preferred. Pursuant to the terms of the Amended NPA, described below under “Certain Relationships and Related Party Transactions” - “Agreements with Related Persons” – “Senior Debt Restructuring”, beginning on page 30, the Company is entitled to cancel and forfeit 7,500 shares of the Company’s Series A Convertible Preferred Stock held by GGE (convertible into 7,500,000 shares of Company common stock) pursuant to the terms of the GGE Pledge Agreement (described below under “Certain Relationships and Related Party Transactions” - “Agreements with Related Persons” – “Senior Debt Restructuring”, beginning on page 30), which shares have not been cancelled as of the date of this proxy and are still eligible to be voted by GGE at the annual meeting and included in its beneficial ownership.

(15)
Representing: (i) 3,375,000 shares of common stock held by GGE; (ii) 34,445 shares of common stock held by Platinum Partners Credit Opportunities Fund LLC; and (iii) 1,600,000 shares of common stock which could be issuable upon conversion of 1,600 shares of Series A preferred stock, conversion of which shares, together with GGE’s current holdings of common stock, would give GGE ownership of 9.9% of our outstanding voting stock on an as-converted to common stock basis. See footnotes 14 and 16.

(16)
Representing 66,625 shares of Series A preferred stock held by GGE. See footnote 14 above. The Series A preferred stock are convertible into common stock subject to certain requirements and restrictions.

(17)
Representing: (i) 3,375,000 shares of common stock held by GGE; (ii) 34,445 shares of common stock held by Platinum Partners Credit Opportunities Fund LLC; (iii) 1,600,000 shares of common stock which could be issuable upon conversion of 1,600 shares of Series A preferred stock, conversion of which shares, together with GGE’s current holdings of common stock, would give GGE ownership of 9.9% of our outstanding common stock or voting stock on an as-converted to common stock basis; and (iv) 65,025 shares of Series A preferred stock remaining outstanding following conversion of 1,600 shares of Series A preferred stock into 1,600,000 shares of common stock. See footnotes 14 and 15 above. Each share of Series A preferred stock is currently convertible into shares of common stock on a 1,000:1 basis, provided that no conversion is allowed in the event the holder thereof would beneficially own more than 9.9% of our outstanding common stock or voting stock (the “Beneficial Ownership Limitation”). Accordingly, based on GGE’s current beneficial holdings of common stock (excluding shares issuable upon conversion of Series A preferred stock), GGE is deemed to beneficially own an additional approximately 1,600,000 shares of common stock which could be issuable upon conversion of 1,600 shares of Series A preferred stock, subject to the Beneficial Ownership Limitation.

(18)
Address: Room 5, 27/F, Richmond Comm. Bldg., 109 Argyle Street, Mongkok, Kowloon Hong Kong. Beneficial ownership information has not been provided to the Company despite multiple requests and the Company is not aware of the beneficial owners of the shares held by Yao Hang Finance (Hong Kong) Limited.

(19)
Representing 3,333,334 shares of common stock.

(20)
Address: 277 Front St W., 5th Floor, Toronto A6 M5V2X4. Includes beneficial holdings of RBC Dominion Securities Inc. (“RBCD”) and RBC Private Counsel (USA) Inc., 155 Wellington Street West, 17th Floor, Toronto A6 M5V 3K7 (“RBCP,” and together with RBCD, the “RBC Parties”). The information set forth in this footnote is based solely on information filed with the Securities and Exchange Commission on Schedule 13G by the RBC Parties on February 16, 2016. The RBC Parties reported in the Schedule 13G that RBCD and RBCP share voting and dispositive power of 2,571,200 shares of common stock. We make no representation as to the accuracy or completeness of the information reported.

Changes in Control

Except as contemplated by the GOM Merger defined, discussed and described in greater detail below under “Certain Relationships and Related Party Transactions” - “Agreements with Related Persons” - “GOM Holdings Reorganization Agreement”, beginning on page 25, the Company is not aware of any arrangements which may at a subsequent date result in a change of control of the Company. The GOM Merger contemplates us acquiring 100% of the limited liability company membership units of GOM Holdings, LLC (“GOM”), in exchange for (a) the issuance to the owners of GOM of an aggregate of 1,551,552 shares of the Companyís restricted common stock and 698,448 restricted shares of the Companyís to-be-designated Series B Convertible Preferred Stock (the “Series B Preferred”), and (b) our assumption of approximately $125 million of subordinated debt from GOMís existing lenders and a $30 million undrawn letter of credit backing certain offshore asset retirement obligations. If closed, the GOM Merger will constitute a change in control of the Company. The closing of the GOM Merger is subject to various closing conditions, described in greater detail below under “Certain Relationships and Related Party Transactions” - “Agreements with Related Persons” - “GOM Holdings Reorganization Agreement”, beginning on page 25.

CORPORATE GOVERNANCE

We promote accountability for adherence to honest and ethical conduct; endeavor to provide full, fair, accurate, timely and understandable disclosure in reports and documents that we file with the SEC and in other public communications made by us; and strive to be compliant with applicable governmental laws, rules and regulations.

Information regarding the members of and biographical information of our board of directors is provided below under “Proposal 1- Election of Directors”, beginning on page 35.

Board Leadership Structure

Our board of directors has the responsibility for selecting our appropriate leadership structure. In making leadership structure determinations, the board of directors considers many factors, including the specific needs of our business and what is in the best interests of our stockholders. Our current leadership structure is comprised of a separate Chairman of the board of directors and Chief Executive Officer (CEO). Mr. Frank C. Ingriselli serves as Chairman and Mr. Michael L. Peterson serves as Chief Executive Officer. The board of directors does not have a policy as to whether the Chairman should be an independent director, an affiliated director, or a member of management. Our board of directors believes that the Company’s current leadership structure is appropriate because it effectively allocates authority, responsibility, and oversight between management (the Company’s Chief Executive Officer, Mr. Peterson) and the members of our board of directors. It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to its Chief Executive Officer, while enabling our Chairman to facilitate our board of directors’ oversight of management, promote communication between management and our board of directors, and support our board of directors’ consideration of key governance matters. The board of directors believes that its programs for overseeing risk, as described below, would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.

Risk Oversight

Effective risk oversight is an important priority of the board of directors. Because risks are considered in virtually every business decision, the board of directors discusses risk throughout the year generally or in connection with specific proposed actions. The board of directorsí approach to risk oversight includes understanding the critical risks in the Company's business and strategy, evaluating the Companyís risk management processes, allocating responsibilities for risk oversight among the full board of directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

The board of directors exercises direct oversight of strategic risks to us. Our Audit Committee reviews and assesses our processes to manage business and financial risk and financial reporting risk. It also reviews our policies for risk assessment and assesses steps management has taken to control significant risks. Our Compensation Committee oversees risks relating to compensation programs and policies. In each case management periodically reports to our board of directors or the relevant committee, which provides the relevant oversight on risk assessment and mitigation (the Company's committees are described in greater detail below (beginning on page 12)).

Family Relationships

None of our directors are related by blood, marriage, or adoption to any other director, executive officer, or other key employees.

Arrangements Between Officers and Directors

There is no arrangement or understanding between our directors and executive officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer, except as described below under “Series A Preferred Stock Appointment Rights”, and there is no arrangement, plan or understanding as to whether non-management stockholders will exercise their voting rights to continue to elect the current board of directors. There are also no arrangements, agreements or understandings to our knowledge between non-management stockholders that may directly or indirectly participate in or influence the management of our affairs.

Series A Preferred Stock Appointment Rights

Golden Globe Energy (US), LLC, which we refer to as GGE, the sole holder of our Series A Preferred stock, has the right pursuant to the purchase agreement with GGE and the certificate of designation designating the Series A Preferred (each described in greater detail below under “Certain Relationships and Related Party Transactions” - “Agreements with Related Persons” - “Golden Globe Energy (US), LLC”, beginning on page 25), upon notice to us, voting separately as a single class, to appoint designees to fill two (2) seats on our board of directors, one of which must be an independent director as defined by applicable rules and the exclusive right, voting the Series A Preferred Stock as sole stockholder thereof, separately as a single class, to elect such two (2) nominees to the board of directors. On July 15, 2015, at the request of GGE the board of directors of the Company increased the number of members of the board of directors from three to four, pursuant to the power provided to the board of directors in the Company's Bylaws, and appointed David Z. Steinberg as a member of the board of directors to fill the newly created vacancy, also pursuant to the power provided to the board of directors in the Company's Bylaws. At the time of appointment, the board of directors made the affirmative determination that Mr. Steinberg was independent pursuant to applicable NYSE MKT and Securities and Exchange Commission rules and regulations. Mr. Steinberg serves as one of GGE's representatives on the Company's board of directors. The board of directors appointment rights continue until GGE no longer holds any of the Tranche One Shares (defined and described in greater detail below under “Certain Relationships and Related Party Transactions” - “Agreements with Related Persons” - “Golden Globe Energy (US), LLC”, beginning on page 25). To date, GGE has not provided notice to PEDEVCO regarding the appointment of the second member to the board of directors, other than Mr. Steinberg.

As described below under “Proposal 1 - Election of Directors” beginning on page 35, Mr. Steinberg is the Series A Preferred Stock holder's nominee for appointment on the board of directors at the annual meeting and GGE has the sole right to appoint Mr. Steinberg to the board of directors at the annual meeting.

All Series A Preferred Stock nominee members on our board of directors are required to immediately resign at the option of the other members of our board of directors upon such time as the rights of the Series A Preferred Stock holder to appoint members to our board of directors expires. For so long as the board appointment rights remain in effect, if for any reason a Series A Preferred Stock nominee on our board of directors resigns or is otherwise removed from the board of directors, then his or her replacement shall be a person elected by the remaining Series A Preferred Stock nominee or the holder of the Series A Preferred Stock.

Other Directorships

No directors of the Company are also directors of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act).

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of our directors or executive officers were involved in any of the following: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law; (5) being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or (6) being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Board of Directors Meetings

During the fiscal year that ended on December 31, 2015, the Board held five meetings and took various other actions via the unanimous written consent of the Board of Directors and the various committees described above. All directors attended all of the Board of Directors meetings and committee meetings relating to the committees on which each director served during fiscal year 2015. The Company did not hold an annual shareholders meeting in 2012 or 2013, but did hold an annual shareholders meeting on June 26, 2014 and October 7, 2015, at which meetings all directors were present. Each director of the Company is expected to be present at annual meetings of shareholders, absent exigent circumstances that prevent their attendance. Where a director is unable to attend an annual meeting in person but is able to do so by electronic conferencing, the Company will arrange for the director's participation by means where the director can hear, and be heard, by those present at the meeting.

COMMITTEES OF THE BOARD

Board Committee Membership

We currently maintain a Nominating and Corporate Governance Committee, Compensation Committee and Audit Committee which have the following committee members:

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Independent
Frank C. Ingriselli (1)
David C. Crikelair (2)	C	M	M	X
Elizabeth P. Smith	M	C	C	X
David Z. Steinberg (3)				X

C - Chairman of Committee.

M - Member.

(1) Chairman of the board of directors.
(2) Mr. Crikelair is not standing for re-election at the annual meeting. Instead Mr. Adam McAfee has been nominated by the board of directors to fill the vacancy left by Mr. Crikelair's decision not to stand for re-election. It is also anticipated that the board of directors will appoint Mr. McAfee to each committee that Mr. Crikelair served on, and as Chairman of the Audit Committee, provided that he is appointed as a member of the board of directors at the annual meeting.
(3) Series A Preferred Stock holder nominee.

Each of these committees has the duties described below and operates under a charter that has been approved by our board of directors and is posted on our website. Our website address is http://www.pacificenergydevelopment.com. Information contained on our website is expressly not incorporated by reference into this proxy statement.

Audit Committee

The audit committee selects, on behalf of our board of directors, an independent public accounting firm to audit our financial statements, discusses with the independent auditors their independence, reviews and discusses the audited financial statements with the independent auditors and management, and recommends to the board of directors whether the audited financial statements should be included in our annual reports to be filed with the SEC. Mr. Crikelair serves as Chair of the Audit Committee and our board of directors has determined that Mr. Crikelair is an “audit committee financial expert” as defined under Item 407(d)(5) of Regulation S-K of the Exchange Act, provided that Mr. Crikelair is not standing for re-election at the annual meeting, and the Company contemplates Mr. McAfee being the “audit committee financial expert” following the annual meeting and providing that he is appointed as a member of the board of directors at the annual meeting.

During the year ended December 31, 2015 the audit committee held four meetings.

Compensation Committee

The compensation committee reviews and approves (a) the annual salaries and other compensation of our executive officers, and (b) individual stock and stock option grants. The compensation committee also provides assistance and recommendations with respect to our compensation policies and practices and assists with the administration of our compensation plans. Ms. Smith serves as Chair of the compensation committee.

During the year ended December 31, 2015, the compensation committee held three meetings.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee assists our board of directors in fulfilling its responsibilities by: identifying and approving individuals qualified to serve as members of our board of directors, selecting director nominees for our annual meetings of stockholders, evaluating the performance of our board of directors, and developing and recommending to our board of directors corporate governance guidelines and oversight procedures with respect to corporate governance and ethical conduct. Ms. Smith serves as Chair of the nominating and corporate governance committee.

The nominating and governance committee of the board of directors considers nominees for director based upon a number of qualifications, including their personal and professional integrity, ability, judgment, and effectiveness in serving the long-term interests of our stockholders. There are no specific, minimum or absolute criteria for membership on the board of directors. The committee makes every effort to ensure that the board of directors and its committees include at least the required number of independent directors, as that term is defined by applicable standards promulgated by the NYSE MKT and/or the SEC.

The nominating and governance committee may use its network of contacts to compile a list of potential candidates. The nominating and governance committee has not in the past relied upon professional search firms to identify director nominees, but may engage such firms if so desired. The nominating and governance committee may meet to discuss and consider candidates' qualifications and then choose a candidate by majority vote.

The nominating and governance committee will consider qualified director candidates recommended in good faith by stockholders, provided those nominees meet the requirements of NYSE MKT and applicable federal securities law. The nominating and governance committee's evaluation of candidates recommended by stockholders does not differ materially from its evaluation of candidates recommended from other sources. The Committee will consider candidates recommended by stockholders if the information relating to such candidates are properly submitted in writing to the Secretary of the Company in accordance with the manner described for stockholder proposals under “Stockholders Proposals” on page 60 below. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration received by individuals identified to the Committee through other means.

During the year ended December 31, 2015, the nominating and corporate governance committee held two meetings.

Stockholder Communications with the Board of Directors

Our stockholders and other interested parties may communicate with members of the board of directors by submitting such communications in writing to our Corporate Secretary, 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506, who, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Corporate Secretary will not open the communication, but will note the date the communication was received and promptly forward the communication to the director(s) to whom it is addressed. If the correspondence is not addressed to any particular board member or members, the communication will be forwarded to a board member to bring to the attention of the board of directors.

Executive Sessions of the Board of Directors

The independent members of our board of directors meet in executive session (with no management directors or management present) from time to time. The executive sessions include whatever topics the independent directors deem appropriate.

Director Independence

Our board of directors has determined that each of Ms. Smith, Mr. Crikelair and Mr. Steinberg is an independent director as defined in the NYSE MKT rules governing members of boards of directors or as defined under Rule 10A-3 of the Exchange Act and that our director nominee, Mr. Adam McAfee, will be deemed independent. Accordingly, a majority of the members of our board of directors are independent as defined in the NYSE MKT rules governing members of boards of directors and as defined under Rule 10A-3 of the Exchange Act and will continue to be independent assuming Mr. McAfee is appointed as a director to fill the vacancy left by Mr. Crikelair's decision not to stand for re-election.

Code of Ethics

In 2012, in accordance with SEC rules, our board of directors adopted a Code of Business Conduct and Ethics for our directors, officers and employees. Our board of directors believes that these individuals must set an exemplary standard of conduct. This code sets forth ethical standards to which these persons must adhere and other aspects of accounting, auditing and financial compliance, as applicable. The Code of Business Conduct and Ethics is available on our website at www.pacificenergydevelopment.com. Please note that the information contained on our website is not incorporated by reference in, or considered to be a part of, this proxy statement. Additionally, the Code of Business Conduct and Ethics was filed as an exhibit to our Form 8-K/A filed with the SEC on August 8, 2012 as Exhibit 14.1 thereto.

We intend to disclose any amendments to our Code of Business Conduct and Ethics and any waivers with respect to our Code of Business Conduct and Ethics granted to our principal executive officer, our principal financial officer, or any of our other employees performing similar functions on our website at www.pacificenergydevelopment.com, within four business days after the amendment or waiver. In such case, the disclosure regarding the amendment or waiver will remain available on our website for at least 12 months after the initial disclosure. There have been no waivers granted with respect to our Code of Business Conduct and Ethics to any such officers or employees to date.

Report of Audit Committee

The following report of the Audit Committee does not constitute soliciting materials and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate such report by reference therein.

AUDIT COMMITTEE REPORT

The Audit Committee represents and assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of the Companyís financial statements, the Company's compliance with legal and regulatory requirements, the independent registered public accounting firm's qualifications and independence, the performance of the Company's internal audit function and independent registered public accounting firm, and risk assessment and risk management. The Audit Committee manages the Company's relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.

In connection with the audited financial statements of the Company for the year ended December 31, 2015, the Audit Committee of the Board of Directors of the Company (1) reviewed and discussed the audited financial statements with the Company's management; (2) discussed with the Company's independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T and Exchange Act Regulation S-X, Rule 2-07; (3) received the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors' communications with the Audit Committee concerning independence; (4) discussed with the independent auditors the independent auditors' independence; and (5) considered whether the provision of non-audit services by the Company's principal auditors is compatible with maintaining auditor independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements for the year ended December 31, 2015 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.

The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

Audit Committee

/s/ David C. Crikelair (Chairman)
/s/ Elizabeth P. Smith

EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers (ages are as of the record date).

Name	Age	Executive Position
Michael L. Peterson	54	Chief Executive Officer and President
Gregory Overholtzer	60	Chief Financial Officer, Vice President, Finance and Controller
Clark R. Moore	43	Executive Vice President, General Counsel and Secretary

Michael L. Peterson, Chief Executive Officer and President

Mr. Peterson has served as our Chief Executive Officer since May 2016, served as our Chief Financial Officer from our acquisition of Pacific Energy Development in July 2012 to May 2016, as our Executive Vice President from our acquisition of Pacific Energy Development in July 2012 to October 2014, and has served as our President since October 2014. Mr. Peterson joined Pacific Energy Development as its Executive Vice President in September 2011, assumed the additional office of Chief Financial Officer in June 2012, and served as a member of our board of directors from July 2012 to September 2013. Mr. Peterson formerly served as Interim President and CEO (from June 2009 to December 2011) and as director (from May 2008 to December 2011) of us, as a director (from May 2006 to July 2012) of Aemetis, Inc. (formerly AE Biofuels Inc.), a Cupertino, California-based global advanced biofuels and renewable commodity chemicals company (AMTX), and as Chairman and Chief Executive Officer of Nevo Energy, Inc. (NEVE) (formerly Solargen Energy, Inc.), a Cupertino, California-based developer of utility-scale solar farms which he helped form in December 2008 (from December 2008 to July 2012). In addition, since February 2006, Mr. Peterson has served as founder and managing partner of California-based Pascal Management, a manager of hedge and private equity investments, and since August 2016, Mr. Peterson has served as an independent director on the board of TrxAde Group, Inc. (OTCQB: TRXD), a web-based pharmaceutical market platform headquartered in Florida, each of which we believe requires only an immaterial amount of Mr. Peterson’s time and does not conflict with his roles or responsibilities with us. From 2005 to 2006, Mr. Peterson co-founded and became a managing partner of American Institutional Partners, a venture investment fund based in Salt Lake City. From 2000 to 2004, he served as a First Vice President at Merrill Lynch, where he helped establish a new private client services division to work exclusively with high net worth investors. From September 1989 to January 2000, Mr. Peterson was employed by Goldman Sachs & Co. in a variety of positions and roles, including as a Vice President with the responsibility for a team of professionals that advised and managed over $7 billion in assets. Mr. Peterson speaks Mandarin Chinese.

Mr. Peterson received his MBA at the Marriott School of Management and a BS in statistics/computer science from Brigham Young University.

Gregory Overholtzer, Chief Financial Officer, Vice President, Finance and Controller

Mr. Overholtzer has served as the Chief Financial Officer of the Company since May 2016, as the Company’s Corporate Controller since January 2012, and has served as the Company’s Vice President, Finance and Corporate Controller since June of 2012. Mr. Overholtzer began his career in 1982 as a senior financial analyst at British Oxygen Corporation located in Fairfield, California. In 1994, Mr. Overholtzer joined Giga-tronics as their Chief Financial Officer. Between 1997 and 2011, Mr. Overholtzer served as the Chief Financial Officer or Corporate Controller for five different companies engaged in various hi-tech and bio-tech industries, including Accretive Solutions, Omni ID and Genitope Corp., all located in the San Francisco Bay Area.

 Mr. Overholtzer received his MBA in Finance from the University of California at Berkeley and his B.A. from UC Berkeley.

Clark R. Moore, Executive Vice President, General Counsel and Secretary

Mr. Moore has served as our Executive Vice President, General Counsel, and Secretary since our acquisition of Pacific Energy Development in July 2012 and has served as the Executive Vice President, General Counsel, and Secretary of Pacific Energy Development since its inception in February 2011. Mr. Moore began his career in 2000 as a corporate attorney at the law firm of Venture Law Group located in Menlo Park, California, which later merged into Heller Ehrman LLP in 2003. In 2004, Mr. Moore left Heller Ehrman LLP and launched a legal consulting practice focused on representation of private and public company clients in the energy and high-tech industries. In September 2006, Mr. Moore joined Erin Energy Corporation (NYSE: ERN) (formerly CAMAC Energy, Inc.), an independent energy company headquartered in Houston, Texas, as its acting General Counsel and continued to serve in that role through June 2011.

Mr. Moore received his J.D. with Distinction from Stanford Law School and his B.A. with Honors from the University of Washington.

EXECUTIVE COMPENSATION

The following table sets forth the compensation for services paid in all capacities for the two fiscal years ended December 31, 2015 and 2014 to (a) Frank C. Ingriselli, our Chairman and former Chief Executive Officer (Mr. Ingriselli stepped down as Chief Executive Officer in May 2016), and (b) Michael L. Peterson and Clark R. Moore, who were the next two most highly compensated executive officers at fiscal year-end 2015 and 2014 (collectively, the “Named Executive Officers”). There were no other executive officers who received compensation in excess of $100,000 in either 2015 or 2014.

Summary Compensation Table

Name and Principal Position	Fiscal Year Ended December 31	Salary ($)	Bonus ($)	Option Awards ($)(1)	Stock Awards ($)		All Other Compensation ($)	Total ($)
Frank C. Ingriselli*	2015	338,000	25,000	-	136,900	(3)	-	499,900
Former Chief Executive Officer and Chairman of the Board (#)	2014	370,000	28,000	-	1,048,000	(2)	-	1,446,000

Michael L. Peterson	2015	303,000	25,000	-	120,250	(5)	-	448,250
Chief Executive Officer and President, Former Chief Financial Officer (#)	2014	303,000	22,000	-	1,048,000	(4)	-	1,373,000

Clark R. Moore	2015	253,000	25,000	-	99,900	(7)	-	377,900
Executive Vice President, General Counsel and Secretary	2014	270,000	20,000	-	679,000	(6)	-	969,000

Does not include perquisites and other personal benefits or property, unless the aggregate amount of such compensation is more than $10,000. No executive officer earned any non-equity incentive plan compensation or nonqualified deferred compensation during the periods reported above.

* Mr. Ingriselli stepped down as Chief Executive Officer in May 2016, at which time Mr. Peterson was appointed as Chief Executive Officer and stepped down as Chief Financial Officer, and Mr. Overholtzer was appointed as Chief Financial Officer.

(1)
Amounts in this column represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718. For additional information on the valuation assumptions with respect to the option grants, refer to Note 13 of our financial statements for the year ended December 31, 2015 included in our 2015 Annual Report, which is included herewith. These amounts do not correspond to the actual value that will be recognized by the named individuals from these awards.

(2)	Consists of the value of 540,000 shares of restricted common stock granted in July 2014 at $1.94 per share.

(3)	Consists of the value of 370,000 shares of restricted common stock granted in January 2015 at $0.37 per share.

(4)	Consists of the value of 395,000 shares of restricted common stock granted in July 2014 at $1.94 per share and 200,000 shares of restricted common stock granted in October 2014 at $1.41 per share.

(5)	Consists of the value of 325,000 shares of restricted common stock granted in January 2015 at $0.37 per share.

(6)	Consists of the value of 350,000 shares of restricted common stock granted in July 2014 at $1.94 per share.

(7)	Consists of the value of 270,000 shares of restricted common stock granted in January 2015 at $0.37 per share.

Outstanding Equity Awards at Year Ended December 31, 2015

The following table sets forth information as of December 31, 2015 concerning outstanding equity awards for the executive officers named in the Summary Compensation Table.

Outstanding Equity Awards at Fiscal Year-End

Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option Exercise price($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)
Frank C. Ingriselli	348,267	-	$0.51	6/18/2022	202,500	(1)	$58,725
	42,534	-	$0.51	6/18/2022	324,000	(2)	$93,960
	259,000	111,000	$0.37	1/7/2020	370,000	(3)	$107,300

Michael L. Peterson	447	-	$67.20	5/28/2018	146,250	(1)	$42,412
	2,977	-	$30.24	2/2/2021	237,000	(2)	$68,730
	100,000	-	$0.24	10/7/2021	160,000	(4)	$46,400
	269,534	-	$0.51	6/18/2022	325,000	(3)	$94,250
	63,800	-	$0.51	6/18/2022
	227,500	97,500	$0.37	1/7/2020

Clark Moore	188,867	-	$0.51	6/18/2022	130,500	(1)	$37,845
	44,467	-	$0.51	6/18/2022	210,000	(2)	$60,900
	189,000	81,000	$0.37	1/7/2020	270,000	(3)	$78,300

(1)
Vesting of 2/3 of shares delayed pursuant to Vesting Agreement, dated December 29, 2015 as amended January 6, 2016, until the 2nd trading day following the Company’s public announcement of the “Vesting Event” as defined therein, upon which Vesting Event all vesting with respect to such shares shall be accelerated and all such shares shall be fully vested. Balance 1/3 of the stock award vests on August 8, 2016, subject to the holder remaining an employee of or consultant to the Company on such vesting date.

(2)
Vesting of 2/3 of shares delayed pursuant to Vesting Agreement, dated December 29,2015 as amended January 6, 2016, until the 2nd trading day following the Company’s public announcement of the “Vesting Event” as defined therein, upon which Vesting Event all vesting with respect to such shares shall be accelerated and all such shares shall be fully vested. Balance 1/3 of the stocks award vests on January 1, 2017 and 50% on July 1, 2017, subject to the holder remaining an employee of or consultant to the Company on such vesting date.

(3)
Vesting of 2/3 of shares delayed pursuant to Vesting Agreement, dated December 29, 2015, as amended January 6, 2016, until the 2nd trading day following the Company’s public announcement of the “Vesting Event,” as defined therein, upon which Vesting Event all vesting with respect to such shares shall be accelerated and all such shares shall be fully vested. Balance 1/3 of the stock award vests 50% on January 1, 2017 and 50% on July 1, 2017, subject to the holder remaining an employee of or consultant to the Company on such vesting date.

(4)
Vesting of 60% shares delayed pursuant to Vesting Agreement, dated December 29, 2105, as amended January 6, 2016, until the 2nd trading day following the Company’s public announcement of the “Vesting Event,” as defined therein, upon which Vesting Event all vesting with respect to such shares shall be accelerated and all such shares shall be fully vested. Balance 40% of the stock award vests 50% on July 7, 2016 and 50% on January 7, 2017, subject to the holder remaining an employee of or consultant to the Company on such vesting date.

 Recent Issuances of Equity to Executive Officers and Directors

On January 7, 2016, the Company granted options to purchase shares of common stock to its executive officers at an exercise price of $0.22 per share, pursuant to the Company’s 2012 Amended and Restated Equity Incentive Plan and in connection with the Company’s 2015 annual equity incentive compensation review process, as follows: (i) an option to purchase 280,000 shares to Chairman and Chief Executive Officer Frank C. Ingriselli; (ii) an option to purchase 300,000 shares to President and Chief Financial Officer Michael L. Peterson; and (iii) an option to purchase 280,000 shares to Executive Vice President and General Counsel Clark R. Moore. The options have terms of five years and fully vest in July 2017. 50% vest six months from the date of grant, 30% vest one year from the date of grant, and 20% vest eighteen months from the date of grant, all contingent upon the recipient’s continued service with the Company.

On January 7, 2016, the Company granted shares of its restricted common stock to its executive officers pursuant to the Company’s 2012 Amended and Restated Equity Incentive Plan and in connection with the Company’s 2015 annual equity incentive compensation review process as follows: (i) 600,000 shares to Chairman and Chief Executive Officer Frank C. Ingriselli; (ii) 600,000 shares to President and Chief Financial Officer Michael L. Peterson; and (iii) 550,000 shares to Executive Vice President and General Counsel Clark R. Moore. 50% of the shares vest on the six month anniversary of the grant date, 30% vest on the twelve month anniversary of the grant date, and 20% vest on the eighteen month anniversary of the grant date, all contingent upon the recipient’s continued service with the Company.

Compensation of Directors

The following table sets forth compensation information with respect to our non-executive directors during our fiscal year ended December 31, 2015.

Name	Fees Earned or Paid in Cash ($)*	Stock Awards ($) (1)	All Other Compensation ($)	Total ($)
David C. Crikelair	$20,000	$30,968	$-	$50,968
Elizabeth P. Smith	$20,000	$30,968	$-	$50,968
David Z. Steinberg	$5,000	$-	$-	$5,000

* The table above does not include the amount of any expense reimbursements paid to the above directors. No directors received any Non-Equity Incentive Plan Compensation or Nonqualified Deferred Compensation Earnings during the period presented. Includes quarterly cash compensation earned, but not yet paid, in the amount of $5,000 each. Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.

(1)
Amounts in this column represent the aggregate grant date fair value of awards computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718. For additional information on the valuation assumptions with respect to the restricted stock grants, refer to Note 12 of our financial statements for the year ended December 31, 2015 included in our 2015 Annual Report, which is included herewith. These amounts do not correspond to the actual value that will be recognized by the named individuals from these awards. Mr. Crikelair and Ms. Smith each received a grant of 96,775 shares of restricted stock on February 6, 2015, which vested in full on September 10, 2015 (at a fair market value of $0.32 per share for total value of $30,968). Mr. Crikelair and Ms. Smith also each received a grant of 214,286 shares of restricted stock on October 7, 2015, each with an aggregate grant date fair value as computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718 of approximately $60,000, which vested in full on September 10, 2016. Mr. Steinberg also received a grant of 214,286 shares of restricted stock on October 7, 2015, with an aggregate grant date fair value as computed in accordance with Financial Accounting Standards Board Accounting Standard Codification Topic 718 of approximately $60,000, which vested in full on July 15, 2016. All shares vesting in 2016 have not been included in the table above as there was no compensation recognized in the year ended December 31, 2015.

 Our board has adopted a compensation program that, effective for periods after 2012, provides each of our “independent” directors as defined in NYSE MKT rules or under Rule 10A-3 of the Exchange Act with compensation consisting of (a) a quarterly cash payment of $5,000, and (b) an annual equity award consisting of shares of restricted stock valued at $60,000, vesting on the date that is one year following the date of grant.

Equity Compensation Plan Information

2012 Plan

General. On June 26, 2012, our board of directors adopted the Blast Energy Services, Inc. 2012 Equity Incentive Plan, which was approved by our stockholders on July 30, 2012 and subsequently renamed the PEDEVCO Corp. 2012 Equity Incentive Plan in connection with our name change from Blast Energy Services, Inc. to PEDEVCO Corp. The 2012 Equity Incentive Plan provides for awards of incentive stock options, non-statutory stock options, rights to acquire restricted stock, stock appreciation rights, or SARs, and performance units and performance shares. Subject to the provisions of the 2012 Equity Incentive Plan relating to adjustments upon changes in our common stock, an aggregate of two million shares of common stock were reserved for issuance under the 2012 Equity Incentive Plan. On April 23, 2014, the board of directors adopted an amended and restated 2012 Equity Incentive Plan, to increase by five million shares, the number of awards available for issuance under the plan, which was approved by stockholders on June 27, 2014. On July 27, 2015, the board of directors adopted an amended and restated 2012 Equity Incentive Plan, to increase by three million shares, the number of awards available for issuance under the plan, which was approved by stockholders on October 7, 2015. We refer to the 2012 Amended and Restated Incentive Plan as the 2012 Plan. Pursuant to proposal 3, beginning on page 45, we are seeking stockholder approval at the annual meeting to increase by five million shares the number of awards available for issuance under the 2012 Plan.

 Purpose. Our board of directors adopted the 2012 Plan to provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock, to assist in attracting and retaining the services of such persons, to bind the interests of eligible recipients more closely to our interests by offering them opportunities to acquire shares of our common stock and to afford such persons stock-based compensation opportunities that are competitive with those afforded by similar businesses.

Administration. Unless it delegates administration to a committee, our board of directors administers the 2012 Plan. Subject to the provisions of the 2012 Plan, our board of directors has the power to construe and interpret the 2012 Plan, and to determine: (a) the fair value of common stock subject to awards issued under the 2012 Plan; (b) the persons to whom and the dates on which awards will be granted; (c) what types or combinations of types of awards will be granted; (d) the number of shares of common stock to be subject to each award; (e) the time or times during the term of each award within which all or a portion of such award may be exercised; (f) the exercise price or purchase price of each award; and (g) the types of consideration permitted to exercise or purchase each award and other terms of the awards.

Eligibility. Incentive stock options may be granted under the 2012 Plan only to employees of us and our affiliates. Employees, directors and consultants of us and our affiliates are eligible to receive all other types of awards under the 2012 Plan.

Terms of Options and SARs. The exercise price of incentive stock options may not be less than the fair market value of the common stock subject to the option on the date of the grant and, in some cases, may not be less than 110% of such fair market value. The exercise price of nonstatutory options also may not be less than the fair market value of the common stock on the date of grant.

Options granted under the 2012 Plan may be exercisable in cumulative increments, or “vest,” as determined by our board of directors. Our board of directors has the power to accelerate the time as of which an option may vest or be exercised. The maximum term of options, SARs and performance shares and units under the 2012 Plan is ten years, except that in certain cases, the maximum term is five years. Options, SARs and performance shares and units awarded under the 2012 Plan generally will terminate three months after termination of the participant’s service, subject to certain exceptions.

A recipient may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the recipient, only the recipient may exercise an option, SAR or performance share or unit. Our board of directors may grant nonstatutory stock options, SARs and performance shares and units that are transferable to the extent provided in the applicable written agreement.

Terms of Restricted Stock Awards. Our board of directors may issue shares of restricted stock under the 2012 Plan as a grant or for such consideration, including services, and, subject to the Sarbanes-Oxley Act of 2002, promissory notes, as determined in its sole discretion.

Shares of restricted stock acquired under a restricted stock purchase or grant agreement may, but need not, be subject to forfeiture to us or other restrictions that will lapse in accordance with a vesting schedule to be determined by our board of directors. In the event a recipient’s employment or service with us terminates, any or all of the shares of common stock held by such recipient that have not vested as of the date of termination under the terms of the restricted stock agreement may be forfeited to us in accordance with such restricted stock agreement.

Rights to acquire shares of common stock under the restricted stock purchase or grant agreement shall be transferable by the recipient only upon such terms and conditions as are set forth in the restricted stock agreement, as our board of directors shall determine in its discretion, so long as shares of common stock awarded under the restricted stock agreement remain subject to the terms of such agreement.

Adjustment Provisions. If any change is made to our outstanding shares of common stock without our receipt of consideration (whether through reorganization, stock dividend or stock split, or other specified change in our capital structure), appropriate adjustments may be made in the class and maximum number of shares of common stock subject to the 2012 Plan and outstanding awards. In that event, the 2012 Plan will be appropriately adjusted in the class and maximum number of shares of common stock subject to the 2012 Plan, and outstanding awards may be adjusted in the class, number of shares and price per share of common stock subject to such awards.

Effect of Certain Corporate Events. In the event of (a) a liquidation or dissolution of the Company; (b) a merger or consolidation of the Company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary); (c) a sale of all or substantially all of the assets of the Company; or (d) a purchase or other acquisition of more than 50% of the outstanding stock of the Company by one person or by more than one person acting in concert, any surviving or acquiring corporation may assume awards outstanding under the 2012 Plan or may substitute similar awards. Unless the stock award agreement otherwise provides, in the event any surviving or acquiring corporation does not assume such awards or substitute similar awards, then the awards will terminate if not exercised at or prior to such event.

Duration, Amendment and Termination. Our board of directors may suspend or terminate the 2012 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2012 Plan will terminate ten years from the date of its adoption by our board of directors, i.e., in March 2022.

Our board of directors may also amend the 2012 Plan at any time, and from time to time. However, except as it relates to adjustments upon changes in common stock, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to preserve incentive stock option treatment for federal income tax purposes. Our board of directors may submit any other amendment to the 2012 Plan for stockholder approval if it concludes that stockholder approval is otherwise advisable, such as the amendment described in proposal 3, beginning on page 45.

As of the date of this proxy statement, options to purchase 3,067,000 shares of common stock and 6,139,170 shares of restricted stock have been issued under the 2012 Plan, with 793,830 shares of common stock remaining available for issuance under the 2012 Plan. The options have a weighted average exercise price of $0.57 per share, and have expiration dates ranging from 2018 to 2022.

2012 Pacific Energy Development (Pre-Merger) Plan

On February 9, 2012, prior to the Pacific Energy Development merger, Pacific Energy Development adopted the Pacific Energy Development 2012 Equity Incentive Plan, which we refer to as the 2012 Pre-Merger Plan. We assumed the obligations of the 2012 Pre-Merger Plan pursuant to the Pacific Energy Development merger, though the 2012 Pre-Merger Plan has been superseded by the 2012 Plan (described above).

The 2012 Pre-Merger Plan provides for awards of incentive stock options, non-statutory stock options, rights to acquire restricted stock, stock appreciation rights, or SARs, and performance units and performance shares. Subject to the provisions of the 2012 Pre-Merger Plan relating to adjustments upon changes in our common stock, an aggregate of 1,000,000 shares of common stock have been reserved for issuance under the 2012 Pre-Merger Plan.

The board of directors of Pacific Energy Development adopted the 2012 Pre-Merger Plan to provide a means by which its employees, directors and consultants may be given an opportunity to benefit from increases in the value of its common stock, to assist in attracting and retaining the services of such persons, to bind the interests of eligible recipients more closely to our interests by offering them opportunities to acquire shares of our common stock and to afford such persons stock-based compensation opportunities that are competitive with those afforded by similar businesses.

The exercise price of incentive stock options may not be less than the fair market value of the common stock subject to the option on the date of the grant and, in some cases, may not be less than 110% of such fair market value. The exercise price of nonstatutory options also may not be less than the fair market value of the common stock on the date of grant. Options granted under the 2012 Pre-Merger Plan may be exercisable in cumulative increments, or “vest,” as determined by the board of directors of Pacific Energy Development at the time of grant.

Shares of restricted stock could be issued under the 2012 Pre-Merger Plan as a grant or for such consideration, including services, and, subject to the Sarbanes-Oxley Act of 2002, promissory notes, as determined in the sole discretion of the Pacific Energy Development board of directors. Shares of restricted stock acquired under a restricted stock purchase or grant agreement could, but need not, be subject to forfeiture or other restrictions that will lapse in accordance with a vesting schedule determined by the board of directors of Pacific Energy Development at the time of grant. In the event a recipient’s employment or service with the Company terminates, any or all of the shares of common stock held by such recipient that have not vested as of the date of termination under the terms of the restricted stock agreement may be forfeited to the Company in accordance with such restricted stock agreement.

Appropriate adjustments may be made to outstanding awards in the event of changes in our outstanding shares of common stock, whether through reorganization, stock dividend or stock split, or other specified change in capital structure of the Company. In the event of liquidation, merger or consolidation, sale of all or substantially all of the assets of the Company, or other change in control, any surviving or acquiring corporation may assume awards outstanding under the 2012 Pre-Merger Plan or may substitute similar awards. Unless the stock award agreement otherwise provides, in the event any surviving or acquiring corporation does not assume such awards or substitute similar awards, then the awards will terminate if not exercised at or prior to such event.

As of the date of this proxy statement, 310,137 options and 551,670 shares of restricted stock remain outstanding under the 2012 Pre-Merger Plan. These options have a weighted average exercise price of $0.49 per share, and have expiration dates ranging from February 8, 2022 to June 18, 2022.

2009 Stock Incentive Plan

Effective July 30, 2012, our 2009 Stock Incentive Plan, which we refer to as the 2009 Plan was replaced by the 2012 Plan. The 2009 Plan was intended to secure for us the benefits arising from ownership of our common stock by the employees, officers, directors and consultants of the Company. The 2009 Plan was designed to help attract and retain for the Company and its affiliates personnel of superior ability for positions of exceptional responsibility, to reward employees, officers, directors and consultants for their services and to motivate such individuals through added incentives to further contribute to the success of the Company and its affiliates.

Pursuant to the 2009 Plan, our board of directors (or a committee thereof) had the ability to award grants of incentive or non-qualified options, restricted stock awards, performance shares and other securities as described in greater detail in the 2009 Plan to our employees, officers, directors and consultants. The number of securities issuable pursuant to the 2009 Plan was initially 14,881, provided that the number of shares available for issuance under the 2009 Plan would be increased on the first day of each fiscal year beginning with our 2011 fiscal year, in an amount equal to the greater of (a) 5,953 shares; or (b) three percent (3%) of the number of issued and outstanding shares of the Company on the first day of such fiscal year. The 2009 Plan was to expire in April 2019.

As of the date of this proxy statement, 3,422 options remain outstanding under the 2009 Plan. These options have a weighted average exercise price of $35.07 per share, and have an expiration date ranging from May 28, 2018 to February 2, 2021.

2003 Stock Option Plan

Effective April 1, 2009, our 2003 Stock Option Plan was replaced by the 2009 Plan. The number of securities originally grantable pursuant to the 2003 Stock Option Plan was 23,810. Any options granted pursuant to the 2003 Stock Option Plan remain in effect until they otherwise expire or are terminated according to their terms. As of the date of this proxy statement, no options remain outstanding under the 2003 Plan.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information, as of December 31, 2015, with respect to our compensation plans under which common stock is authorized for issuance.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (A)	Weighted-average exercise price of outstanding options, warrants and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in Column A) (C)

Equity compensation plans approved by shareholders (1)	2,130,560	$0.94	3,425,340(2)
Equity compensation plans not approved by shareholders (3)	8,731,617	$1.64	-
Total	10,862,177	$1.50	3,425,340

(1)
Consists of (i) options to purchase 310,136 shares of common stock issued and outstanding under the Pacific Energy Development Corp. 2012 Amended and Restated Equity Incentive Plan, (ii) options to purchase 3,424 shares of common stock issued and outstanding under the Blast Energy Services, Inc. 2009 Incentive Plan, and (iii) options to purchase 1,817,000 shares of common stock issued and outstanding under the PEDEVCO Corp. 2012 Amended and Restated Equity Incentive Plan.

(2)	Consists of 3,425,340 shares of common stock reserved and available for issuance under the PEDEVCO Corp. 2012 Amended and Restated Equity Incentive Plan.

(3)
Consists of (i) options to purchase 928,335 shares of common stock granted by Pacific Energy Development Corp. to employees and consultants of the company in October 2011 and June 2012, and (ii) warrants to purchase 7,803,282 shares of common stock granted by PEDEVCO Corp. to placement agents, investors and consultants between March 2013 and September 2015.

2014 Say on Pay Vote

At the annual meeting of our stockowners held on June 27, 2014, stockholders holding 39.7% of the total shares eligible to be voted at the annual meeting, 67.3% of the shares voted at the annual meeting and 85.4% of the total votes cast on the proposal, voted in favor of our named executive officers’ 2013 compensation. The board of directors and the Compensation Committee considered these favorable results and did not make significant changes to our executive compensation program because it believes this advisory stockholder vote indicates strong support for our current compensation policies. The board of directors currently plans to hold the next non-binding, advisory vote on executive compensation at our 2017 annual meeting of stockholders.

Executive Employment Agreements

Michael L. Peterson. On September 1, 2011, Pacific Energy Development, our wholly-owned subsidiary, entered into a Consulting Agreement engaging Michael L. Peterson to serve as Executive Vice President of Pacific Energy Development. This Consulting Agreement was superseded by an employment offer letter dated February 1, 2012, which employment offer letter was later amended and restated in full on June 16, 2012 and further amended on April 25, 2016 in connection with his promotion to the office of Chief Executive Officer of the Company. Pursuant to Mr. Peterson’s current employment offer letter, Mr. Peterson serves as our company’s Chief Executive Officer and President at a current annual base salary of $300,000, and a target annual cash bonus of between 20% and 40% of his base salary, awardable by the board of directors in its discretion. Mr. Peterson previously served as a member of the board of directors and as the Interim President and Chief Executive Officer of Blast, and formerly as the Executive Vice President of the Company until his promotion to the office of President in October 2014. Prior to April 30, 2016, Mr. Peterson served as the Chief Financial Officer of the Company.

In addition, on January 11, 2013, Mr. Peterson’s employment offer letter was amended to revise the termination and severance provisions to parallel those of Mr. Clark Moore, our Executive Vice President, Secretary and General Counsel, as described below. Mr. Peterson’s employment offer letter amendment provides for, among other things, severance payment provisions that would require the Company to make lump sum payments equal to 18 months’ salary and target bonus to Mr. Peterson in the event his employment is terminated due to his death or disability, terminated without “Cause” or if he voluntarily resigns for “Good Reason” (36 months in connection with a “Change of Control”), and continuation of benefits for up to 36 months (48 months in connection with a “Change of Control”), as such terms are defined in the employment offer letter amendment.

For purposes of Mr. Peterson’s employment agreement, the term “Cause” means his (1) conviction of, or plea of nolo contendere to, a felony or any other crime involving moral turpitude; (2) fraud on or misappropriation of any funds or property of our company or any of its affiliates, customers or vendors; (3) act of material dishonesty, willful misconduct, willful violation of any law, rule or regulation, or breach of fiduciary duty involving personal profit, in each case made in connection with his responsibilities as an employee, officer or director of our company and which has, or could reasonably be deemed to result in, a Material Adverse Effect upon our company; (4) illegal use or distribution of drugs; (5) material violation of any policy or code of conduct of our company; or (6) material breach of any provision of the employment agreement or any other employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by him for the benefit of our company or any of its affiliates, all as reasonably determined in good faith by the board of directors of our company. However, an event that is or would constitute “Cause” shall cease to be “Cause” if he reverses the action or cures the default that constitutes “Cause” within 10 days after our company notifies him in writing that Cause exists. No act or failure to act on Mr. Peterson’s part will be considered “willful” unless it is done, or omitted to be done, by him in bad faith or without reasonable belief that such action or omission was in the best interests of our company. Any act or failure to act that is based on authority given pursuant to a resolution duly passed by the board of directors, or the advice of counsel to our company, shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of our company.

 For purposes of the employment agreement, “Material Adverse Effect” means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of our company or its subsidiaries, taken as a whole.

For purposes of Mr. Peterson’s employment agreement, “Good Reason” means the occurrence of any of the following without his written consent: (a) the assignment to him of duties substantially inconsistent with this employment agreement or a material adverse change in his titles or authority; (b) any failure by our company to comply with the compensation provisions of the agreement in any material way; (c) any material breach of the employment agreement by our company; or (d) the relocation of him by more than fifty (50) miles from the location of our company’s principal office located in Danville, California. However, an event that is or would constitute “Good Reason” shall cease to be “Good Reason” if: (i) he does not terminate employment within 45 days after the event occurs; (ii) before he terminates employment, we reverse the action or cure the default that constitutes “Good Reason” within 10 days after he notifies us in writing that Good Reason exists; or (iii) he was a primary instigator of the “Good Reason” event and the circumstances make it inappropriate for him to receive “Good Reason” termination benefits under the employment agreement (e.g., he agrees temporarily to relinquish his position on the occurrence of a merger transaction he assists in negotiating).

For purposes of Mr. Peterson’s employment agreement, “Change of Control” means: (i) a merger, consolidation or sale of capital stock by existing holders of capital stock of our company that results in more than 50% of the combined voting power of the then outstanding capital stock of our company or its successor changing ownership; (ii) the sale, or exclusive license, of all or substantially all of our company’s assets; or (iii) the individuals constituting our company’s board of directors as of the date of the employment agreement (the “Incumbent Board of Directors”) cease for any reason to constitute at least 1/2 of the members of the board of directors; provided, however, that if the election, or nomination for election by our stockholders, of any new director was approved by a vote of the Incumbent Board of Directors, such new director shall be considered a member of the Incumbent Board of Directors. Notwithstanding the foregoing and for purposes of clarity, a transaction shall not constitute a Change in Control if: (w) its sole purpose is to change the state of our company’s incorporation; (x) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held our company’s securities immediately before such transaction; or (y) it is a transaction effected primarily for the purpose of financing our company with cash (as determined by the board of directors in its discretion and without regard to whether such transaction is effectuated by a merger, equity financing or otherwise).

Gregory Overholtzer. Effective May 1, 2016, in connection with Mr. Overholtzer’s appointment as Chief Financial Officer of the Company, the Company entered into an Amendment No. 1 to Employment Agreement on April 25, 2016 with Mr. Overholtzer (the “Amended Overholtzer Employment Agreement”), which amended that certain Employment Letter Agreement dated June 16, 2012, entered into by and between the Company as successor-in-interest to Pacific Energy Development Corp. and Mr. Overholtzer in connection with his original employment with the Company (the “Overholtzer Employment Agreement”). Mr. Overholtzer has a current annual base salary of $190,000, and is eligible for a discretionary cash performance bonus each year of up to 30% of his then-current annual base salary. In addition, the Company may not terminate Mr. Overholtzer’s employment other than for “Cause” (defined below) prior to November 1, 2016, and thereafter for any reason with thirty (30) days prior written notice. In the event the Company terminates his employment without “Cause” prior to November 1, 2016, the Company must continue to pay his then-current base salary through October 31, 2016, and immediately accelerate by six (6) months the vesting of all outstanding Company restricted stock and options exercisable for Company capital stock held by Mr. Overholtzer, with all vested Company options remaining exercisable for a period of twelve (12) months, in exchange for a full and complete release of claims against the Company in a form reasonably acceptable to the Company.

For purposes of Mr. Overholtzer’s employment agreement, “Cause” means Mr. Overholtzer’s: (1) conviction of, or plea of nolo contendere to, a felony or any other crime involving moral turpitude; (2) fraud on or misappropriation of any funds or property of the Company or any of its affiliates, customers or vendors; (3) act of material dishonesty, willful misconduct, willful violation of any law, rule or regulation, or breach of fiduciary duty involving personal profit, in each case made in connection with his responsibilities as an employee, officer or director of the Company and which has, or could reasonably be deemed to result in, a Material Adverse Effect upon the Company (defined below); (4) illegal use or distribution of drugs; (5) willful material violation of any policy or code of conduct of the Company; or (6) material breach of any provision of his employment agreement or any other employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by him for the benefit of the Company or any of its affiliates, all as reasonably determined in good faith by the Board of Directors of the Company. However, an event that is or would constitute “Cause” shall cease to be “Cause” if Mr. Overholtzer reverses the action or cures the default that constitutes “Cause” within 10 days after the Company notifies him in writing that Cause exists. No act or failure to act on Mr. Overholtzer’s part will be considered “willful” unless it is done, or omitted to be done, by him in bad faith or without reasonable belief that such action or omission was in the best interests of the Company. Any act or failure to act that is based on authority given pursuant to a resolution duly passed by the Board, or the advice of counsel to the Company, shall be conclusively presumed to be done, or omitted to be done, in good faith and in the best interests of the Company. For purposes of his employment agreement, “Material Adverse Effect” means any event, change or effect that is materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of operations of the Company or its subsidiaries, taken as a whole.

Clark Moore. Pacific Energy Development, our wholly-owned subsidiary, has entered into an employment agreement, dated June 10, 2011, as amended January 11, 2013, with Clark Moore, its Executive Vice President, Secretary and General Counsel, pursuant to which, effective June 1, 2011, Mr. Moore has been employed by Pacific Energy Development, and since the Pacific Energy Development merger, with a current annual base salary of $250,000, and a target annual cash bonus of between 20% and 40% of his base salary, awardable by the board of directors in its discretion. In addition, Mr. Moore’s employment agreement includes, among other things, severance payment provisions that would require the Company to make lump sum payments equal to 18 months’ salary and target bonus to Mr. Moore in the event his employment is terminated due to his death or disability, terminated without “Cause” or if he voluntarily resigns for “Good Reason” (36 months in connection with a “Change of Control”), and continuation of benefits for up to 36 months (48 months in connection with a “Change of Control”), as such terms are defined in the employment agreement. The employment agreement also prohibits Mr. Moore from engaging in competitive activities during and following termination of his employment that would result in disclosure of our confidential information, but does not contain a general restriction on engaging in competitive activities.

The definitions of “Cause” (including the applicable cure provisions associated therewith), “Material Adverse Effect”, “Good Reason” and “Change of Control” in Mr. Moore’s employment agreement are substantially the same as in Mr. Peterson’s employment agreement as discussed above.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as discussed below, referenced below, or otherwise disclosed above under “Executive Compensation” and “Executive Employment Agreements”, beginning on pages 16 and 23, respectively, and as described in proposal 2, relating to the MIEJ Settlement Agreement and related transactions, beginning on page 40, there have been no transactions since January 1, 2013, and there is not currently any proposed transaction, in which the Company was or is to be a participant, where the amount involved exceeds $120,000, and in which any officer, director, or any stockholder owning greater than five percent (5%) of our outstanding voting shares, nor any member of the above referenced individual’s immediate family, had or will have a direct or indirect material interest.

Agreements with Related Persons

MIE Holdings Corporation

MIE Holdings Corporation, which we refer to as MIE Holdings, an independent upstream onshore oil company operating in China and abroad, may have formerly been deemed to be an affiliate of us due to its 80% interest held in Condor Energy Technology, LLC, which we refer to as Condor, a limited liability company in which we held a 20% interest until we divested our full interest in Condor to MIE Holdings in February 2015, and because MIE Holdings previously held a 50% interest in White Hawk Petroleum, LLC, which we refer to as White Hawk, which we acquired from MIE Holdings in December 2013 and then divested in full in February 2014. MIE Holdings also currently holds 1,333,334 shares of our common stock.

MIEJ Warrants

On June 30, 2014, we re-issued two warrants to MIE Jurassic Energy Corporation (“MIEJ”), which we refer to as MIEJ (a subsidiary of MIE Holdings), in order to extend their exercise terms through June 30, 2015 (the “Warrants”). The Warrants were originally issued on May 23, 2012 to MIEJ and expired unexercised pursuant to their terms on May 23, 2014. These two re-issued Warrants had the same terms and conditions as the originally issued warrants, including being exercisable on a cash-only basis for 166,667 shares of common stock of the Company at $3.75 per share and for 166,667 shares of common stock of the Company at $4.50 per share. The Warrants were re-issued in consideration of the Company’s continued relationship with, and financial support from, MIEJ, and had no net effect on the Company’s fully-diluted capital stock (after taking into account the extension) as they simply extended the exercise term of the previously issued warrants. These Warrants expired unexercised on June 30, 2015.

MIEJ Settlement Agreement

As described below in greater detail under proposal 2, beginning on page 40, on February 19, 2015, we and Pacific Energy Development Corp., which we refer to as PEDCO, entered into a Settlement Agreement and related agreements with MIEJ, and undertook various transactions, which, in summary, had the net effect of reducing approximately $9.4 million in aggregate liabilities due from PEDCO to MIEJ and Condor to $4.925 million.

Golden Globe Energy (US), LLC

On February 23, 2015, we entered into several transactions with Golden Globe Energy (US), LLC, which we refer to as GGE, which beneficially owns more than 5% of our outstanding voting stock due to its beneficial ownership of 3,409,445 shares of our common stock and 66,625 shares of our Series A Convertible Preferred Stock, as described below.

On March 7, 2014, in connection with our acquisition of certain oil and gas interests in the Wattenberg and Wattenberg Extension in the Denver-Julesberg Basin (“D-J Basin”), which we acquired from Continental Resources, Inc., which we refer to as Continental and the Continental Acquisition, we entered into a $50 million 3-year term debt facility with and issued those certain promissory notes in favor of BRe BcLIC Primary, Bre BCLIC Sub, BRe WINIC 2013 LTC Primary, BRe WNIC 2013 LTC Sub, and RJC, as investors (the “Senior Loan Investors”), and BAM Administrative Services LLC, as agent for the investors, and any related collateral documents (collectively, the “Senior Loan”). On March 19, 2015, BRe WNIC 2013 LTC Primary transferred a portion of its Senior Loan to HEARTLAND Bank, and effective April 1, 2015, BRe BCLIC Primary transferred its Senior Loan to Senior Health Insurance Company of Pennsylvania (“SHIP”), with each of HEARTLAND Bank and SHIP becoming a “Senior Loan Investor” upon such dates. As part of the transaction, GGE (formerly Golden Globe Energy Corp.) (an affiliate of RJ Credit LLC) acquired an equal 13,995 net acre position in the assets the Company acquired from Continental (the “GGE Assets”), thereby making GGE an equal working interest partner with us in the development of these newly acquired assets, and allowing us to undertake a more aggressive drilling and development program. On February 23, 2015, we completed the acquisition of the GGE Assets from GGE pursuant to the GGE Acquisition, thereby reunifying the assets we originally acquired in the Continental Acquisition, and we assumed approximately $8.35 million of junior subordinated debt from GGE that GGE incurred to develop the GGE Assets subsequent to GGE’s acquisition of them from us in March 2014 and owed to RJ Credit LLC.

On February 23, 2015, we entered into and closed the transactions contemplated by a Purchase and Sale Agreement (the “Purchase Agreement”) with GGE, pursuant to which the Company, through Red Hawk, acquired from GGE all of its rights, title and interest in approximately 12,977 net acres in the D-J Basin located almost entirely within Weld County, Colorado, including acreage located in the prolific Wattenberg core area, and interests in 53 gross (7.8 net) wells with an estimated current net daily production of approximately 500 barrels of oil equivalent per day as of February 7, 2015, which we refer to as the GGE Assets, and which acquisition we refer to as the GGE Acquisition. All of GGE’s leases and related rights, oil and gas and other wells, equipment, easements, contract rights, and production are included in the purchase, the majority of which assets were originally conveyed to GGE’s predecessor-in-interest, RJ Resources Corp., by us in March 2014 in connection with the Continental Acquisition.

As consideration for the acquisition of the GGE Assets, the Company (i) issued to GGE 3,375,000 restricted shares of common stock and 66,625 restricted shares of the Company’s then newly-designated Amended and Restated Series A Convertible Preferred Stock (the “Series A Preferred”), (ii) assumed approximately $8.35 million of junior subordinated debt from GGE (the “Junior Debt”) pursuant to an Assumption and Consent Agreement and an Amendment to Note and Security Agreement, and (iii) provided GGE with a one-year option to acquire the Company’s interest in its Kazakhstan opportunity for $100,000 pursuant to a Call Option Agreement, which expired unexercised.

The Purchase Agreement contained customary representations, warranties, covenants and indemnities by the parties thereto. In addition, the Company provided GGE, as the sole stockholder of our Series A Preferred Stock, the right pursuant to the Purchase Agreement and the certificate of designation designating the Series A Preferred, upon notice to the Company, to appoint designees to fill two (2) seats on the board of directors, one of which must be an independent director as defined by applicable rules, and the exclusive right, voting the Series A Preferred Stock as sole stockholder thereof, separately as a single class, to elect such two (2) nominees to the board of directors. On July 15, 2015, at the request of GGE the board of directors of the Company increased the number of members of the board of directors from three to four, pursuant to the power provided to the board of directors in the Company’s Bylaws, and appointed David Z. Steinberg as a member of the board of directors to fill the newly created vacancy, also pursuant to the power provided to the board of directors in the Company’s Bylaws. At the time of appointment, the board of directors made the affirmative determination that Mr. Steinberg was ‘independent’ pursuant to applicable NYSE MKT and Securities and Exchange Commission rules and regulations. The board of directors appointment rights continue until GGE no longer holds any of the Tranche One Shares.

The Series A Preferred stock can be converted into shares of the Company’s common stock on a 1,000:1 basis, subject to a 9.9% ownership blocker. GGE, as the sole holder of the Company’s Series A Preferred, has the right to appoint two designees to the Company’s board of directors for as long as GGE continues to hold 15,000 shares of Series A Preferred designated as “Tranche One Shares” under the Company’s Amended and Restated Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations, and Relative Rights of its Series A Convertible Preferred Stock. Mr. Steinberg is one of the Series A Preferred shareholder designees to the board of directors in connection with such right, provided that GGE has not designated any further members of the board of directors at this time.

The Assumption and Consent Agreement provides that, as of the effective date of the acquisition, the Company assumed all of GGE’s rights, obligations and liabilities under that certain Note and Security Agreement, dated April 10, 2014 (the “GGE Note”), as amended by that certain Amendment to Note and Security Agreement, dated as of the Effective Date (the GGE Note, as amended, the “Amended GGE Note”). The lender under the Amended GGE Note is RJ Credit LLC (“RJC”), and the Amended GGE Note has an aggregate principal balance of $8,353,000. The Amended GGE Note is due and payable on December 31, 2017, and bears interest at the per annum rate of twelve percent (12%) (24% upon an event of default), which interest is payable monthly in cash by the Company. The Amended GGE Note is subordinate and subject to the terms and conditions of the Senior Loan, as well as any future secured indebtedness of the Company from a lender with an aggregate principal amount of at least $20,000,000 (“Future PEDEVCO Loan”). Should the Company repay the Senior Loan and replace such indebtedness with a Future PEDEVCO Loan, then, upon the reasonable request of such senior lender, RJC agreed to further amend the Amended GGE Note to adjust the frequency of interest payments or to eliminate such payments and replace the same with the accrued interest to be paid at maturity.

The GGE Note contains customary representations, warranties, covenants and requirements for the Company to indemnify RJC and its affiliates, related parties and assigns. The GGE Note also includes various covenants (positive and negative) binding the Company, including requiring that the Company provide RJC with quarterly (unaudited) and annual (audited) financial statements, restricting the Company’s creation of liens and encumbrances, or sell or otherwise disposing, the Collateral (as defined therein). RJC is one of the lenders under the Senior Loan, and is an affiliate of GGE.

On April 7, 2016, we entered into a Letter Agreement, dated April 1, 2016 (the “Letter Agreement”), with the Senior Loan Investors. The Letter Agreement extended by one (1) month, through April 30, 2016, the deferral of the payment of interest and principal due under the promissory notes evidencing the Senior Loan (the “Senior Notes”) and the Note and Security Agreement, dated April 10, 2014, as amended on February 23, 2015, issued by the Company to RJ Credit LLC (the “RJC Junior Note,” and together with the Senior Notes, the “Notes”)(the “Deferral Extension”), entered into with the Lenders on August 28, 2015, as amended on January 29, 2016 and March 7, 2016 (the “Original Deferral Agreements”).

Specifically, pursuant to the Letter Agreement, all the Lenders agreed to: (i) further defer until the maturity date of their Senior Notes the mandatory principal payments that would otherwise be due and payable by the Company to them on payment dates occurring through April 30, 2016; (ii) defer until the maturity date of their Senior Notes and the RJC Junior Note all of the interest payments that would otherwise be due and payable by the Company to them in April 2016, with all interest amounts deferred being added to principal on the first business day of the month following the month in which such deferred interest is accrued; and (iii) delay the issuance of any “Subsequent Warrants” (as defined in the Original Deferral Agreements) issuable pursuant thereto to within 30 days of May 1, 2016, subject to NYSE MKT additional listing approval.

Vesting Agreements with Management

In connection with our entry into a reorganization agreement with Dome Energy AB and a subsidiary thereto (together, “Dome Energy”), which reorganization agreement and related transaction were terminated on December 29, 2015, each of Mr. Ingriselli, Mr. Peterson, and Mr. Moore, our then executive officers, entered into Vesting Agreements on May 21, 2015 (the “2015 Vesting Agreements”) which delayed the vesting of all of our restricted common stock they held which was subject to vesting prior to the Dome Energy reorganization being consummated (the “2015 Delayed Vesting”) until the earlier of (A) the 2nd business day following either (x) the closing of the transactions contemplated by the reorganization agreement with Dome, or (y) our public disclosure of the termination of the reorganization, or, (B) if the Dome Energy reorganization did not close on or before December 29, 2015, then January 7, 2016. Because the contemplated merger with Dome Energy did not close on or before December 29, 2015, the vesting of shares of restricted common stock held by Messrs. Ingriselli, Peterson and Moore subject to the 2015 Delayed Vesting was scheduled to occur on January 7, 2016 in accordance with the terms of such 2015 Vesting Agreements. However, in connection with our entry into the GOM Merger Agreement (defined below), on December 29, 2015, as amended on January 6, 2016, each of Messrs. Ingriselli, Peterson and Moore entered into new Vesting Agreements with the Company (as amended, the “Vesting Agreements”), pursuant to which they each individually agreed that the future vesting of restricted common stock held by such officers from January 1, 2016 through June 1, 2016 (the “Delay Period”), including all restricted common stock that was subject to vesting on January 7, 2016 pursuant to the terms of Prior Vesting Agreements, shall be delayed until the 2nd trading day following the Company’s public announcement of the “Vesting Event,” defined as the later to occur of the receipt of (x) shareholder approval for the issuance of the securities issuable to Dome Energy pursuant to the Dome Energy reorganization and (y) the approval by the NYSE MKT of the listing of our common stock on the NYSE MKT following the closing of the Dome Energy reorganization, upon which Vesting Event all vesting with respect to such shares shall be accelerated and all such shares shall be fully vested (the “Acceleration”) (each as defined in the Vesting Agreements). The aggregate number of shares of restricted common stock subject to the Delay Period is 1,354,000 shares, 519,000 of which are held by Mr. Ingriselli, 481,000 of which are held by Mr. Peterson, and 354,000 of which are held by Mr. Moore (collectively, the “Subject Shares”). The Acceleration will occur even if the executives are not then employees or directors of the Company on such date. Notwithstanding the above, in the event the GOM Merger Agreement is terminated or the GOM Merger is not consummated by June 1, 2016 (unless otherwise agreed upon in writing by the parties to the GOM Merger Agreement), all the Subject Shares will vest on the 2nd trading day following the Company’s public disclosure of the termination of the GOM Merger (in the event the GOM Merger Agreement is terminated prior to June 1, 2016), or, in the event the GOM Merger is not terminated by, or consummated by, June 1, 2016, on June 1, 2016, and the original vesting terms for all future unvested stock will be reinstated to the terms in effect prior to the parties’ entry into the Vesting Agreements. Notwithstanding the above, nothing in the Vesting Agreements amends or waives any acceleration of vesting of unvested restricted stock or options currently provided under any executive officer’s current employment agreement with the Company, which provides for acceleration upon termination of such executive’s employment under certain circumstances detailed therein.

On April 25, 2016 the Company and each of Mr. Peterson and Mr. Moore, entered into Amended and Restated Vesting Agreements (the “Amended Vesting Agreements”), which amend and restate in their entirety those certain Vesting Agreements entered into by the Company and each of Messrs. Peterson and Moore on December 29, 2015, as amended January 6, 2016 (the “December Vesting Agreements”). Pursuant to the Amended Vesting Agreements, the Company agreed, effective April 28, 2016, to fully accelerate the vesting of all unvested restricted Company common stock which each of Messrs. Peterson and Moore had delayed pursuant to the December Vesting Agreements, which vesting had been voluntarily delayed for the benefit of the Company by each executive since May 2015, and reinstate the original remaining vesting schedules with respect to all other stock grants received by the Company going forward. As a result of the Amended Vesting Agreements, on April 28, 2016, Mr. Peterson vested an aggregate of 481,000 shares of restricted Company common stock, and Mr. Moore vested an aggregate of 354,000 shares of restricted Company common stock, the vesting of which had previously been voluntarily delayed pursuant to the December Vesting Agreements.

On August 9, 2016, the Company entered into a Vesting Agreement with David Z. Steinberg, a member of the Company’s Board of Directors, pursuant to which, effective July 15, 2016, the Company and Mr. Steinberg agreed to delay the vesting with respect to 214,286 shares of unvested Company restricted common stock held by Mr. Steinberg for a period of one year, with the new vesting date being July 15, 2017.

GOM Holdings Reorganization Agreement

On December 29, 2015, the Company entered into an Agreement and Plan of Reorganization (as amended to date, the “GOM Merger Agreement”) with White Hawk Energy, LLC (“White Hawk”) and GOM Holdings, LLC (“GOM”), a Delaware limited liability company. The GOM Merger Agreement provides for the Company’s acquisition of GOM through an exchange of certain of the shares of the Company’s common and preferred stock (the “Consideration Shares”), for 100% of the limited liability company membership units of GOM (the “GOM Units”), with the GOM Units being received by White Hawk and GOM receiving the Consideration Shares from the Company (the “GOM Merger” or “Merger”).

The Merger is subject to various closing conditions as described below and as set forth in greater detail in the GOM Merger Agreement. At the closing of the Merger, (i) GOM will transfer the GOM Units to White Hawk, solely in exchange for the Consideration Shares, and (ii) White Hawk will continue as a wholly-owned subsidiary of the Company and will continue to carry on the business of GOM. In exchange for the transfer of GOM Units to White Hawk, the Company will issue to the members of GOM, the Consideration Shares as follows: (x) an aggregate of 1,551,552 shares of the Company’s restricted common stock (the “Common Stock”) and 698,448 restricted shares of the Company’s to-be-designated Series B Convertible Preferred Stock (the “Series B Preferred” (described in greater detail below)), and (y) will assume approximately $125 million of subordinated debt from GOM’s existing lenders and a $30 million undrawn letter of credit backing certain offshore asset retirement obligations (the “GOM Debt”), which GOM Debt is anticipated to be restructured on terms and conditions mutually acceptable to the Company and GOM prior to the closing of the Merger.

At or prior to the closing of the Merger, we will file and cause to be effective a new Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations, and Relative Rights of its Series B Convertible Preferred Stock (the “Certificate of Designation”), which will create 698,448 shares of newly-designated Series B Preferred, all of which will be issued to the members of GOM at closing pro rata with their ownership of GOM. The Series B Preferred will (i) have a liquidation preference senior to all of the Company’s common stock and Series A Convertible Preferred Stock equal to $250 per share (the “Liquidation Preference”), (ii) accrue an annual dividend equal to 10% of the Liquidation Preference, payable annually from the date of issuance (the “Dividend”), (iii) vote together with the common stock on all shareholder matters, with each share having one (1) vote, and (iv) not be convertible into common stock of the Company until both the shareholder approval for the issuances (“Shareholder Approval”) and NYSE MKT approval for the continued listing of our common stock on the NYSE MKT following the closing are received (“NYSE MKT Approval”). Upon the Company’s receipt of the Shareholder Approval and NYSE MKT Approval, (x) the Series B Preferred shall automatically cease accruing Dividends and all accrued and unpaid Dividends are automatically forfeited and forgiven in their entirety, (y) the Liquidation Preference of the Series B Preferred is reduced to $0.001 per share from $250 per share, and (z) each share of Series B Preferred shall be convertible into common stock on a 1,000:1 basis (the “Series B Conversion”), either (A) automatically upon the determination of the Company’s Board of Directors in its sole discretion (“Company Conversion”), or (B) at the option of the holder at any time (“Holder Conversion”), provided that no Holder Conversion is allowed to the extent the holder thereof would beneficially own more than 9.99% of the Company’s Common Stock or voting stock.

The Merger is subject to customary closing conditions, including (1) approval of the Agreement by the Board of Directors of the Company, the sole Manager and member of White Hawk, the Board of Managers of GOM, and the members of GOM, (2) receipt of required regulatory approvals, (3) the absence of any law or order prohibiting the consummation of the Merger, (4) approval of the NYSE MKT for the issuance of the common stock and shares of common stock issuable upon conversion of the Series B Preferred to the members of GOM at closing, and (5) the effectiveness of the Certificate of Designation. Each party’s obligation to complete the Exchange is also subject to certain additional customary conditions, including (a) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (b) performance in all material respects by the other party of its obligations under the GOM Merger Agreement, (c) completion of the restructuring of each of the Company’s and GOM’s existing debt, respectively, to the other party’s satisfaction, and (d) each of the Company and GOM furnishing the other with evidence that each has entered into amended employment agreements with certain of each party’s employees as required and in forms acceptable to the other party. In addition, each of the Company and GOM agreed to pay all costs and expenses incurred by them in connection with the GOM Merger Agreement.

The GOM Merger Agreement also includes customary termination provisions for both the Company and GOM. Specifically, and subject to the terms of the GOM Merger Agreement, the agreement can be terminated by either party in the event the Closing has not occurred by February 29, 2016, or if any representation or warranty of the other party contained in the GOM Merger Agreement shall not be true in all material respects, subject to a right to cure by the breaching party.

GOM is majority owned and controlled by Platinum Partners, an affiliate of Platinum Management (NY) LLC (“PM LLC”), a New York based investment firm which is the employer of Mr. David Z. Steinberg, who serves as one of the members of the Company’s Board of Directors and is nominated to be re-appointed as a member of the Board of Directors at the annual meeting. PM LLC is also an advisor to the entity which owns RJ Credit LLC (“RJC”), who has loaned the Company approximately $5.9 million to date in principal in connection with the Company’s March 2014 senior note funding. In connection with the March 2014 funding the Company also has the right, from time to time, subject to the terms and conditions of the Note Purchase Agreement relating to the March 2014 senior funding, to request additional loans from RJC, of up to an additional $13.5 million in funding.

PM LLC is also an advisor to the entity that owns GGE, a greater than 5% stockholder of the Company, from whom the Company acquired approximately 12,977 net acres of oil and gas properties and interests in 53 gross wells located in the Denver-Julesburg Basin, Colorado in February 2015, in connection with which the Company assumed approximately $8.35 million of subordinated notes payable owed by GGE to RJC, issued to GGE 3,375,000 restricted shares of the Company’s common stock (representing approximately 9.9% of our then outstanding shares of common stock), and issued to GGE 66,625 restricted shares of the Company’s then newly-designated Amended and Restated Series A Convertible Preferred Stock (the “Series A Preferred”), which can be converted into shares of the Company’s common stock on a 1,000:1 basis, subject to a 9.99% ownership blocker. GGE, as the sole holder of the Company’s Series A Preferred, has the right to appoint two designees to the Company’s Board of Directors for as long as GGE continues to hold 15,000 shares of Series A Preferred designated as “Tranche One Shares” under the Company’s Amended and Restated Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations, and Relative Rights of its Series A Convertible Preferred Stock. Mr. Steinberg is one of the Series A Preferred’s designees to the Board of Directors in connection with such right, provided that GGE has not designated any further members of the Board of Directors at this time.

On February 29, 2016, the parties entered into an amendment to the GOM Merger Agreement, which amended the merger agreement in order to provide GOM additional time to meet certain closing conditions contemplated by the GOM Merger Agreement. The parties entered into the Amendment to extend the deadline for closing the merger and the date after which either party could terminate the GOM Merger Agreement if the merger had not yet been consummated, from February 29, 2016 to no later than April 15, 2016. On April 25, 2016, the parties further amended the GOM Merger Agreement to eliminate the April 15, 2016, closing deadline.

Senior Debt Restructuring

On May 12, 2016, we entered into an Amended and Restated Note Purchase Agreement (the “Amended NPA”), with SHIP (as successor-in-interest to BRe BCLIC Primary), BRe BCLIC Sub, BRe WINIC 2013 LTC Primary, BRe WNIC 2013 LTC Sub, Heartland Bank, BHLN-Pedco Corp. (“BHLN”), BBLN-Pedco Corp. (“BBLN”), and RJ Credit LLC (“RJC” and together with BHLN and BBLN, the “Tranche A Investors”) (collectively, the “Lenders”), and BAM Administrative Services LLC (the “Agent”), as agent for the Lenders. The Amended APA amended and restated that certain Note Purchase Agreement, dated March 7, 2014 (as amended and modified to date, the “Original NPA”), pursuant to which the Company issued Senior Secured Promissory Notes to each of the Lenders (collectively, the “Tranche B Notes”). RJC is also a party to that certain Note and Security Agreement, dated April 10, 2014, as amended on February 23, 2015, issued by the Company to RJC (the “RJC Junior Note”).

Pursuant to the Amended NPA, the Lenders and the Agent agreed to amend and restate the Original NPA to, among other things:

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Create new “Tranche A Notes, ” in substantially the same form and with similar terms as the Tranche B Notes, except as discussed below consisting of a term loan issuable in tranches with a maximum aggregate principal amount of $25,960,000, with borrowed funds accruing interest at 15% per annum, and maturing May 11, 2019 (the “Tranche A Maturity Date”) (the “Tranche A Notes,” and together with the Tranche B Notes, the “Senior Notes”);

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Capitalize all accrued and unpaid interest under the Tranche B Notes as a term loan with a current aggregate outstanding principal balance of $39,064,530.36, maturing June 11, 2019 (July 11, 2019, with respect to the Tranche B Note issued to RJC) (the “New Tranche B Maturity Date ”), compared to the original maturity dates of the notes sold under the Original NPA being March 7, 2017;

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Remove the provisions of the notes issued in connection with the Original NPA (which were amended and restated in the form of the Tranche B Notes) which required us to make mandatory prepayments from our revenues, replacing them with a Net Revenue Sweep as described below; and

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Provide that interest on the Tranche B Notes will continue to accrue at the rate of fifteen percent (15%) per annum, but through December 31, 2017 shall be deferred, due and payable on the New Tranche B Maturity Date, with all interest amounts deferred being added to principal on the first business day of the month following the month in which such deferred interest is accrued on the Tranche B Notes and added to principal, provided that following December 31, 2017, all interest accrues and is paid monthly in arrears in cash under the Tranche B Notes.

The Tranche A Notes are substantially similar to the Tranche B Notes, except that such notes are senior to the Tranche B Notes, accrue interest until maturity (compared to the Tranche B Notes which provide for interest to be paid monthly beginning on January 1, 2018), and have priority to the payment of Monthly Net Revenues as defined and discussed below.

On the Closing Date, the Tranche A Investors loaned the Company their pro rata share of an aggregate of $6,422,124 (the “Initial Tranche A Funding”). The Initial Tranche A Funding net proceeds are to be used by the Company to (i) fund up to $5.1 million due to a third party operator for drilling and completion expenses related to interests in eight (8) wells acquired by the Company in the Wattenberg Area of Weld County, Colorado, (ii) pay up to $750,000 of the Company’s past due payables, (iii) pay $444,681 of unpaid interest payments due to Heartland Bank under its Tranche B Note through February 29, 2016, and (iv) pay fees and expenses incurred in connection with the transactions contemplated by the Amended NPA and related documents.

Subject to the terms and conditions of the Amended NPA, the Company may request each Tranche A Investor, from time to time prior to the Tranche A Maturity Date, to advance to the Company additional amounts of funding (each such advance, a “Subsequent Tranche A Funding”; the Initial Tranche A Funding and the Subsequent Tranche A Fundings, collectively, the “Investor Tranche A Fundings” and each, individually, an “Investor Tranche A Funding”), provided that: (i) the Company may not request a Subsequent Tranche A Funding more than one time in any calendar month; (ii) Agent shall have received a written request from the Company at least fifteen (15) business days prior to the requested date of such advance (the “Advance Request”); (iii) no Event of Default (as defined in the Senior Notes) or event that with the passage of time or the giving of notice, or both, would become an Event of Default (a “Default”) shall have occurred and be continuing or would result therefrom; and (iv) the Company shall provide to Agent such documents, instruments, certificates and other writings as Agent shall reasonably require in its sole and absolute discretion. The advancement of all or any portion of the Subsequent Tranche A Funding is in the sole and absolute discretion of Agent and the Investors and no Investor is obligated to fund all or any part of the Subsequent Tranche A Funding. Each Subsequent Tranche A Funding shall be in a minimum amount of $500,000 and integral multiples of $100,000 in excess thereof. The aggregate amount of Subsequent Tranche A Fundings made by the Investors under the Amended NPA shall not exceed $18,577,876 and any Subsequent Tranche A Funding repaid may not be reborrowed.

In addition, subject to the terms and conditions of the Amended NPA, RJC has agreed to loan to the Company $240,000, within thirty (30) days of the Closing Date and within thirty (30) days of each of July 1, 2016, October 1, 2016 and January 1, 2017 (collectively, the “RJC Fundings” and each, individually, an “RJC Funding” and collectively with the Investor Tranche A Fundings, the “Fundings”), provided that no Event of Default or Default shall have occurred and be continuing or would result therefrom. The aggregate amount of the RJC Fundings made by RJC under the Amended NPA shall not exceed $960,000 and any Funding repaid may not be reborrowed. To guarantee RJC’s obligation in connection with the RJC Fundings as required under the Amended NPA, Golden Globe Energy (US), LLC (“GGE”), an affiliate of RJC, entered into a Share Pledge Agreement with the Company, dated May 12, 2016 (the “GGE Pledge Agreement”), pursuant to which GGE agreed to pledge an aggregate of 10,000 shares of Company Series A Convertible Preferred Stock held by GGE (convertible into 10,000,000 shares of Company common stock), which pledged shares are subject to automatic cancellation and forfeiture based on a schedule set forth in the GGE Share Pledge Agreement, in the event RJC fails to meet each of its RJC Funding obligations pursuant to the Amended NPA, subject to the terms and conditions of the GGE Pledge Agreement. To date, RJC has not met its RJC Funding obligations under the Amended NPA and the Company is entitled to cancel and forfeit 7,500 shares of the Company’s Series A Convertible Preferred Stock held by GGE (convertible into 7,500,000 shares of Company common stock) pursuant to the terms of the GGE Pledge Agreement, which shares have not been cancelled as of the date of this proxy and are still eligible to be voted by GGE at the annual meeting. GGE also currently holds approximately 9.9% of our issued and outstanding common stock, all of our issued and outstanding Series A Convertible Preferred Stock (which is convertible into 66.6 million shares of our common stock in aggregate, subject to certain restrictions and beneficial ownership limitations), and has the right to appoint two (2) designees to our Board of Directors, one of which must be an independent director as defined by applicable rules, and one of which directors, David Z. Steinberg, was appointed to the Board of Directors in July 2015, as GGE’s designee.

As additional consideration for the entry into the Amended NPA and transactions related thereto, the Company has granted to BHLN and BBLN, warrants exercisable for an aggregate of 5,962,800 shares of common stock of the Company (warrants exercisable for 2,981,400 shares of common stock each)(the “Investor Warrants”), which warrants have a three (3) year term, are transferrable, and are exercisable on a cashless basis at any time for cash at $0.25 per share, subject to receipt of additional listing approval of such underlying shares of common stock from the NYSE MKT. The Investor Warrants include a beneficial ownership limitation that prohibits the exercise of the Investor Warrants to the extent such exercise would result in the holder thereof, together with its affiliates, holding more than 9.9% of the Company’s outstanding voting stock (the “Blocker Provision”). Other than the Investor Warrants, no additional warrants exercisable for common stock of the Company are due, owing, or shall be granted to the Lenders pursuant to the Original NPA, as amended to date. In addition, warrants exercisable for an aggregate of 349,111 shares of the Company’s common stock at an exercise price of $1.50 per share and warrants exercisable for an aggregate of 1,201,004 shares of the Company’s common stock at an exercise price of $0.75 per share previously granted by the Company to certain of the Lenders on September 10, 2015 in connection with prior interest payment deferrals have been amended and restated to provide that all such warrants are exercisable on a cashless basis and to include a Blocker Provision (the “Amended and Restated Warrants”).

Pursuant to the terms of the Amended NPA, the Company also agreed to (A) provide to the Agent and the Investors a monthly projected general and administrative expense report (the “Projected G&A”) and a monthly comparison report of the Projected G&A provided for the preceding month, with an explanation of any variances, provided that in no event shall such variances exceed $150,000, and (B) pay to the Agent within two (2) business days following the end of each calendar month all of the Company’s oil and gas revenue received by the Company during such month (the “Net Revenue Sweep”), less (i) lease operating expenses, (ii) interest payments due to Investors under the Senior Notes, (iii) general and administrative expenses not to exceed $150,000 per month unless preapproved by the Agent (the “G&A Cap”), and (iv) preapproved extraordinary expenses (“Monthly Net Revenues”). Revenues paid to the Agent through the Net Revenue Sweep are applied first to the repayment of amounts due under the Tranche A Notes until such notes are paid in full and then to the repayment of amounts due under the Tranche B Notes.

The amount outstanding under the Senior Notes is secured by a first priority security interest in all of the Company’s and its subsidiaries’ assets, property, real property, intellectual property, securities and proceeds therefrom, granted in favor of the Agent for the benefit of the Lenders, pursuant to a Security Agreement and a Patent Security Agreement, each entered into as of March 7, 2014, as subsequently amended on May 12, 2016 through entry into a First Amendment to Security Agreement and First Amendment to Patent Security Agreement (the “First Amendment to Security Agreement” and “First Amendment to Patent Security Agreement,” respectively). Additionally, the Agent, for the benefit of the Lenders, was granted a mortgage and security interest in all of the Company’s and its subsidiaries real property as located in the State of Colorado and the State of Texas pursuant to (i) a Leasehold Deed of Trust, Fixture Filing, Assignment of Rents and Leases, and Security Agreements, dated March 7, 2014, as amended May 12, 2016, filed in Weld County and Morgan County, Colorado; and (ii) a Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production to be filed in Matagorda County, Texas (collectively, the “Amended Mortgages”).

Additionally, the Company’s obligations under the Notes, Amended NPA and related agreements were guaranteed by the Company’s direct and indirect subsidiaries, Pacific Energy Development Corp., White Hawk Petroleum, LLC (“White Hawk”), Pacific Energy & Rare Earth Limited, Blackhawk Energy Limited, Pacific Energy Development MSL, LLC and Red Hawk Petroleum, LLC pursuant to a Guaranty Agreement, entered into on March 7, 2014, as subsequently amended on May 12, 2016 through entry into a First Amendment to Guaranty Agreement (the “First Amendment to Guaranty Agreement”).

Other than as described above, the terms of the Amended NPA (including the covenants and obligations thereunder) are substantially the same as the Original NPA, and the terms of the Tranche A Notes and Tranche B Notes (including the events of default, interest rates and conditions associated therewith) are substantially the same as the original notes sold pursuant to the terms of the Original NPA.

Junior Debt Restructuring

On May 12, 2016, the Company entered into an Amendment No. 2 to Note and Security Agreement with RJC (the “Second Amendment”), pursuant to which the Company and RJC agreed to amend the RJC Junior Note to (i) capitalize all accrued and unpaid interest under the RJC Junior Note as of the date of the parties entry into the Second Amendment, and add it to note principal, making the current outstanding principal amount of the RJC Junior Note $9,379,432, (ii) extend the “Termination Date” thereunder (i.e., the maturity date) from December 31, 2017 to July 11, 2019, (iii) provide that all future interest accruing under the RJC Junior Note is deferred, due and payable on the Termination Date, with all future interest amounts deferred being added to principal on the first business day of the month following the month in which such deferred interest is accrued, and (iv) subordinate the RJC Junior Note to the Senior Notes.

As additional consideration for RJC’s agreement to enter into the Second Amendment, the Company entered into a Call Option Agreement with GGE, an affiliate of RJC, dated May 12, 2016 (the “GGE Option Agreement”), pursuant to which the Company provided GGE an option to purchase 23,182,880 common shares of Caspian Energy Inc., a British Columbia corporation, held by the Company, upon payment of $100,000 by GGE to the Company, which option expires on the “Termination Date” of the RJC Junior Note, as amended, as described above, currently July 11, 2019. The Company originally issued an option to GGE in February 2015 to acquire the Company’s interest in these shares in connection with the Company’s acquisition of certain producing oil and gas assets from GGE, which option expired unexercised in February 2016, as more fully described above under “Certain Relationships and Related Party Transactions” - “Agreements with Related Persons” – “Golden Globe Energy (US), LLC”, beginning on page 25.

Consulting Agreement and Separation Agreement

In connection with the Company’s pending merger with GOM as described above, and the Company’s efforts to reduce its general and administrative expenses, the Company’s Chairman and Chief Executive Officer, Frank C. Ingriselli, agreed to retire from the Company and step down from the offices of Chief Executive Officer and Executive Chairman of the Company and all of its subsidiaries, effective April 30, 2016. Mr. Ingriselli continued as the non-executive Chairman of the Company’s Board of Directors, and continued to work with the Company in a transitional consulting capacity for a period of three (3) months commencing May 1, 2016 (the “Transition Period”) through his wholly-owned consulting firm, Global Ventures Investments Inc. (“GVEST”), pursuant to a Consulting Agreement dated April 25, 2016, entered into by and between the Company and GVEST (the “GVEST Consulting Agreement”). Pursuant to the Consulting Agreement, through GVEST Mr. Ingriselli provided the Company with oil and gas development and strategic consulting services through the Transition Period in exchange for a lump sum payment of $150,000. In addition, the Company and Mr. Ingriselli entered into an Employee Separation and Release dated April 25, 2016 (the “Separation Agreement”), pursuant to which Mr. Ingriselli agreed to (i) waive all severance benefits to which he is entitled under his Executive Employment Agreement dated June 10, 2011, as amended to date (the “Ingriselli Employment Agreement”), including, but not limited to, waiver of any payments by the Company to Mr. Ingriselli of a lump sum payment equal to up to four (4) years’ salary and 30% bonus, and continued medical benefits for up to four (4) years, in the event of Mr. Ingriselli’s termination under certain circumstances, (ii) waive any and all accrued and unpaid vacation time, sick time and paid time off, equal in value to approximately $58,000, and (iii) fully-release the Company from all claims, in exchange for the Company agreeing to (x) fully accelerate the vesting of all of Mr. Ingriselli’s unvested options exercisable for 391,000 shares of Company common stock, (y) allow Mr. Ingriselli to transfer all 1,496,500 shares of his unvested restricted Company common stock to GVEST and then fully accelerate the vesting of the same, and (z) extend the exercise period for all of Mr. Ingriselli’s options to purchase Company common stock for a period of five (5) years from the date of Mr. Ingriselli’s termination of employment with the Company.

Review and Approval of Related Party Transactions

We have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), director(s) and significant stockholders, provided that it is our policy that any and all such transactions are presented and approved by the board and future material transactions between us and members of management or their affiliates shall be on terms no less favorable than those available from unaffiliated third parties.

In addition, our Code of Ethics (described above under “Code of Ethics” on page 13), which is applicable to all of our employees, officers and directors, requires that all employees, officers and directors avoid any conflict, or the appearance of a conflict, between an individual’s personal interests and our interests.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership in our common stock and other equity securities, on Form 3, 4 and 5 respectively. Executive officers, directors and greater than 10% stockholders are required by the SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of such reports received by us and on written representation by our officers and directors regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, we believe that with respect to the fiscal year ended December 31, 2015, our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements.

Pursuant to SEC rules, we are not required to disclose in this proxy statement any failure to timely file a Section 16(a) report that has been disclosed by us in a prior proxy statement.

PROPOSAL 1
ELECTION OF DIRECTORS

At the annual meeting, four directors are to be elected to hold office until the 2017 annual meeting of stockholders and until their respective successors are duly elected and qualified. The Nominating and Governance Committee has recommended, and the board of directors has selected, the following nominees for election: Frank C. Ingriselli, Adam McAfee and Elizabeth P. Smith, collectively, the “non-Series A Nominees” and David Z. Steinberg, who has been nominated by the holder of our Series A Preferred Stock (the “Series A Nominee”), all of whom, other than Mr. McAfee, are current members of the board of directors of the Company. David C. Crikelair, a current member of the board of directors, is not standing for re-election at the annual meeting. Instead Mr. Adam McAfee has been nominated by the board of directors to fill the vacancy left by Mr. Crikelair’s decision not to stand for re-election. It is also anticipated that the board of directors will appoint Mr. McAfee to each committee that Mr. Crikelair served on, and as Chairman of the Audit Committee, provided that he is appointed as a member of the board of directors at the annual meeting.

If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to, or for good cause will not, serve as a director. The Series A Nominee was nominated by GGE, as the sole stockholder of our Series A Preferred Stock, who has the right pursuant to the Purchase Agreement and the certificate of designation designating the Series A Preferred Stock (as described in greater detail above under “Certain Relationships and Related Party Transactions” - “Agreements with Related Persons” – “Golden Globe Energy (US), LLC”, beginning on page 25), upon notice to the Company, to appoint designees to fill two (2) seats on the board of directors, one of which must be an independent director as defined by applicable rules, and the exclusive right, voting the Series A Preferred Stock as sole stockholder thereof, separately as a single class, to elect such two (2) nominees to the board of directors. To date, GGE has nominated Mr. Steinberg as its sole nominee on the board of directors.

The Series A Nominee is required to immediately resign at the option of the other members of our board of directors upon such time as the rights of the Series A Preferred Stock holder to appoint members to our board of directors expires. For so long as the Series A Preferred Stock board appointment rights remain in effect, if for any reason the Series A Nominee resigns or is otherwise removed from the board of directors, then his or her replacement shall be a person elected by any remaining Series A Preferred Stock nominee or the holder of the Series A Preferred Stock.

The Company’s Nominating Committee has reviewed the qualifications of the director nominees and has recommended each of the nominees for election to the Board.

We believe that each of our directors possesses high standards of personal and professional ethics, character, integrity and values; an inquisitive and objective perspective; practical wisdom; mature judgment; diversity in professional experience, skills and background and a proven record of success in their respective fields; and valuable knowledge of our business and industry. Moreover, each of our directors is willing to devote sufficient time to carrying out his or her duties and responsibilities effectively and is committed to serving us and our stockholders. Set forth below is a brief description of the specific experiences, qualifications and skills attributable to each of our directors that led the board of directors, as of the date of this proxy statement, to its conclusion that such director should serve as a director of the Company. Director nominee ages set forth below are as of the record date.

THE BOARD OF DIRECTORS RECOMMENDS
VOTING “FOR” EACH OF THE NOMINEES LISTED BELOW.

FRANK C. INGRISELLI (Age 61) CHAIRMAN Director since July 2012

Mr. Ingriselli has served as the Chairman of the board of directors since our acquisition of Pacific Energy Development in July 2012, as our Chief Executive Officer from July 2012 to May 2016 and as our President from July 2012 to October 2014. Mr. Ingriselli also served as the President, Chief Executive Officer, and Director of Pacific Energy Development since its inception in February 2011 through its July 2012 acquisition by the Company. Mr. Ingriselli began his career at Texaco, Inc. in 1979 and held management positions in Texaco's Producing-Eastern Hemisphere Department, Middle East/Far East Division, and Texaco's International Exploration Company. While at Texaco, Mr. Ingriselli negotiated a successful foreign oil development investment contract in China in 1983. In 1992, Mr. Ingriselli was named President of Texaco International Operations Inc. and over the next several years directed Texaco's global initiatives in exploration and development. In 1996, he was appointed President and CEO of the Timan Pechora Company, a Houston, Texas headquartered company owned by affiliates of Texaco, Exxon, Amoco and Norsk Hydro, which was developing an investment in Russia. In 1998, Mr. Ingriselli returned to Texaco's Executive Department with responsibilities for Texaco's power and natural gas operations, merger and acquisition activities, pipeline operations and corporate development. In August 2000, Mr. Ingriselli was appointed President of Texaco Technology Ventures, which was responsible for all of Texaco's global technology initiatives and investments. In 2001, Mr. Ingriselli retired from Texaco after its merger with Chevron, and founded Global Venture Investments LLC, which we refer to as GVEST, an energy consulting firm, for which Mr. Ingriselli continues to serve as the President and Chief Executive Officer. In February 2016, Mr. Ingriselli founded Blackhawk Energy Ventures Inc., which we refer to as BEV, an energy consulting firm wholly-owned by him for which Mr. Ingriselli currently serves as President and Chief Executive Officer. We believe Mr. Ingriselli's positions with GVEST and BEV require only an immaterial amount of Mr. Ingriselli's time and do not conflict with his roles or responsibilities with our company. In 2005, Mr. Ingriselli co-founded Erin Energy Corporation (NYSE: ERN) (formerly CAMAC Energy, Inc.) an independent energy company headquartered in Houston, Texas, and served as its President, Chief Executive Officer and a member of its board of directors from 2005 to July 2010.

From 2000 to 2006, Mr. Ingriselli sat on the board of directors of the Electric Drive Transportation Association (where he was also Treasurer) and the Angelino Group, and was an officer of several subsidiaries of Energy Conversion Devices Inc., a U.S. public corporation engaged in the development and commercialization of environmental energy technologies. From 2001 to 2006, he was a Director and Officer of General Energy Technologies Inc., a “technology facilitator” to Chinese industry serving the need for advanced energy technology and the demand for low-cost high quality components, and Eletra Ltd, a Brazilian hybrid electric bus developer. Mr. Ingriselli currently sits on the Advisory Board of Directors of the Eurasia Foundation, a Washington D.C.-based non-profit that funds programs that build democratic and free market institutions in the new independent states of the former Soviet Union, and since May 2015, as a non-executive director and Chairman of the Board of Caspian Energy Inc., an oil and gas exploration company operating in Kazakhstan.

Mr. Ingriselli graduated from Boston University in 1975 with a Bachelor of Science degree in Business Administration. He also earned a Master of Business Administration degree from New York University in both Finance and International Finance in 1977 and a Juris Doctor degree from Fordham University School of Law in 1979.

Mr. Ingriselli brings to the board of directors over 37 year's experience in the energy industry. The board of directors believes that Mr. Ingriselli's experience with our acquired subsidiary Pacific Energy Development and the insights he has gained from these experiences will benefit our future plans to evaluate and acquire additional oil producing properties and that they qualify him to serve as our director.

ELIZABETH P. SMITH (Age 65) CHAIRWOMAN OF THE COMPENSATION COMMITTEE CHAIRWOMAN OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE Director since September 2013

Ms. Smith joined our board of directors on September 10, 2013, immediately prior to the listing of our common stock on the NYSE MKT. Ms. Smith retired from Texaco Inc. as Vice President-Investor Relations and Shareholder Services in late 2001 following its merger with Chevron Corp. Ms. Smith was also the Corporate Compliance Officer for Texaco and was a member of the Board of Directors of The Texaco Foundation. Ms. Smith joined Texaco’s Legal Department in 1976. As an attorney in the Legal Department, Ms. Smith handled administrative law matters and litigation. She served as Chairman of the American Petroleum Institute’s Subcommittee on Department of Energy Law for the 1983-1985 term. Ms. Smith was appointed Director of Investor Relations for Texaco, Inc. in 1984, and was named Vice President of the Corporate Communications division in 1989. In 1992, Ms. Smith was elected a Vice President of Texaco Inc. and assumed additional responsibilities as head of that company’s Shareholder Services Group. In 1999, Ms. Smith was named Corporate Compliance Officer for Texaco. Ms. Smith served as a Director of Pacific Asia Petroleum, Inc. until its merger with Erin Energy Corporation (formerly CAMAC Energy, Inc.) in April of 2010.

 Ms. Smith was elected to the Board of Directors of Finance of Darien, Connecticut, in November 2007, and since November 2010, has been serving as the Chairman. In June of 2012, Ms. Smith was elected a Trustee of St. Luke’s School in New Canaan, Connecticut, and in 2013, Ms. Smith was elected as Treasurer of the Board of Directors of Trustees. Ms. Smith also serves on the Financial Affairs Committee and the Investment Committee. From 2007 through 2010, Ms. Smith has also served as a Board of Directors Member of the Community Fund of Darien, Connecticut, and from 1996 through 2006, Ms. Smith served on the Board of directors of INROADS/Fairfield Westchester Counties, Inc. From 2002 through 2005, Ms. Smith served as a member of the Board of Directors of Families With Children From China-Greater New York, and from 2004 through 2005, she served as a member of the Board of Directors of The Chinese Language School of Connecticut. While at Texaco, Ms. Smith was an active member in NIRI (National Investor Relations Institute) and the NIRI Senior Roundtable. She has been a member and past President of both the Investor Relations Association and the Petroleum Investor Relations Association. Ms. Smith was a member of the Board of Directors of Trustees of Marymount College Tarrytown from 1993 until 2001. She was also a member of the Board of Directors of The Education and Learning Foundation of Westchester and Putnam Counties from 1993 to 2002.

Ms. Smith graduated from Bucknell University in 1971 with a Bachelor of Arts degree, cum laude, and received a Doctor of Jurisprudence degree from Georgetown University Law Center in 1976.

The board of directors believes that Ms. Smith’s over 30 years’ experience in corporate compliance, investor relations, and law in the energy industry working at a major U.S. oil and gas company, and the insights she has gained from these experiences, will provide crucial guidance for our future operations and compliance efforts.

DAVID Z. STEINBERG (Age 33) Director since July 2015

Mr. Steinberg joined our board of directors on July 15, 2015. Mr. Steinberg joined Platinum Management (NY) LLC (“PM LLC”), a New York based investment management firm, in May 2009, and currently serves as a portfolio manager at PM LLC and heads its structured products credit group. Mr. Steinberg received his Masters of Business Administration degree, with a concentration in finance, cum laude, from The New York Institute of Technology in 2009.

Mr. Steinberg serves on the board of directors as a designee appointed by GGE. The board of directors believes that Mr. Steinberg’s extensive knowledge and experience in corporate debt finance and banking in the energy industry, and the insights he has gained from these experiences, will provide crucial guidance for our future corporate finance efforts.

ADAM MCAFEE (Age 52) Director Nominee

          Mr. McAfee has over 30 years of experience as a financial analyst, controller and executive with leadership roles in mergers and acquisitions, financial planning and analysis, project finance, operations, audit and enterprise system implementations. Since August 2012, Mr. McAfee has served as Chief Executive Officer of, and between December 2008 and July 2012, Mr. McAfee served as Chief Financial Officer of, Nevo Energy, Inc., a solar utility and development company. Since October 2013, Mr. McAfee has served as the Vice President of Finance of, and between August 2011 and October 2013, Mr. McAfee served as Controller of, Aemetis, Inc. (NASDAQ: AMTX), a renewable fuels processing company. Since September 2005, he has served as Chief Executive Officer and Director of Navitas Corporation, an energy company, which merged with publicly traded Pacific Asia Petroleum (PAP) in July 2008 and then as Managing Director of Navitas Capital LLC, a spin-off company from Navitas Corporation, managing debt and equity investments in public and private companies. In 2003 Mr. McAfee founded Park Capital Management, LLC, a fund that manages assets acquired through PIPE and private equity investments in technology and renewable energy companies, which he has served as Managing Director of since November 2003. Mr. McAfee has served as the Managing General Partner of Orchard Yield Funds, which funds the investing in developing organic almonds in the Central Valley of California, since March 2016 and as the Managing Member of Organic Pastures Dairy Company, an organic raw milk dairy and creamery since June 1983.

          Mr. McAfee spent more than eleven years in significant corporate finance roles at Apple Computer in the Worldwide Financial Planning and Analysis, Sales, Research and Development and Operations divisions. Mr. McAfee currently serves as the President and Chairman of McAfee Charitable Ventures, a private non-profit charitable organization, a position he has held since August 2006. Mr. McAfee is also the Managing Member of the California and Missouri Registered Investment Advisory Firm, Tilted Funds Group LLC, a position he has held since 2007.

          Mr. McAfee is a Certified Management Accountant. He graduated with honors from California State University, Fresno with a Bachelor’s of Science in business administration and finance, and earned a Masters of Business Administration from the University of California, Irvine. He also completed the Harvard Business School Private Equity and Venture Capital Program. Mr. McAfee has been a Registered Investment Advisor in California since May 2007 and passed his Series 7 exam in March 1989, Series 63 exam in May 1991, and his Series 65 exam in May 2007.

Director Qualifications

The board of directors believes that each of our director nominees is highly qualified to serve as a member of the board of directors. Each of the director nominees has contributed to the mix of skills, core competencies and qualifications of the board of directors. When evaluating candidates for election to the board of directors, the board of directors seeks candidates with certain qualities that it believes are important, including integrity, an objective perspective, good judgment, and leadership skills. Our director nominees are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions.

Vote Required to Elect the Director Nominees

A plurality of the votes cast in person or by proxy by the holders of our common stock entitled to vote at the annual meeting are required to elect the three non-Series A Nominees. A plurality of the votes cast means (1) the director nominee with the most votes for a particular seat is elected for that seat; and (2) votes cast shall include votes to “withhold authority” (shown as “AGAINST” on the enclosed form of proxy) and exclude abstentions and broker non-votes with respect to that director’s election. Therefore, abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular director nominee within ten days of the annual meeting) will not be counted in determining the number of votes cast with respect to that director’s election. A plurality of the votes cast by the holder of our Series A Preferred Stock, in person or by proxy is required to elect the Series A Nominee. Votes cast by our common stock holders on the appointment of the Series A Nominee will be disregarded for purposes of determining whether such Series A Nominee has received the affirmative vote of a plurality of the Series A Preferred Stock shares outstanding as of the record date.

Properly executed proxies will be voted at the annual meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the election of the nominees named herein. Should any nominee become unavailable for election, discretionary authority is conferred to the persons named as agents and proxies in the enclosed form of proxy to vote for a substitute.

Pursuant to the power provided to the board of directors in our Bylaws, the board of directors has set the number of directors that shall constitute the board of directors at four, with three non-Series A Nominees and one Series A Nominee, as described above. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy, and stockholders may not cumulate their votes in the election of directors.
  THE BOARD OF DIRECTORS RECOMMENDS
VOTING “FOR” EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL 2
APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK EXCEEDING 19.9% OF OUR
OUTSTANDING COMMON STOCK UPON CONVERSION OF THE MIEJ CONVERTIBLE
PROMISSORY NOTE

Background

Settlement Agreement

 On February 19, 2015 (the “Closing Date”), we and Pacific Energy Development Corp., our wholly-owned subsidiary (“PEDCO”) entered into a Settlement Agreement (the “Settlement Agreement”) with MIE Jurassic Energy Corp. (“MIEJ”). MIEJ was PEDCO’s 80% partner in Condor Energy Technology, LLC (“Condor”), and was the lender to PEDCO under that certain Amended and Restated Secured Subordinated Promissory Note, dated March 25, 2013, in the principal amount of $6,170,065, entered into by PEDCO and MIEJ (the “MIEJ-PEDCO Note”). Pursuant to the Settlement Agreement, among other things, (i) MIEJ and PEDCO agreed to restructure the MIEJ-PEDCO Note through the entry into a new Amended and Restated Secured Subordinated Promissory Note, dated February 19, 2015 and with an effective date of January 1, 2015 (the “MIEJ Note”), (ii) PEDCO sold its (x) full 20% interest in Condor to MIEJ (the “Condor Interests”) pursuant to a Membership Interest Purchase Agreement entered into by and between PEDCO and MIEJ (the “Condor Purchase Agreement”); and (y) interests in approximately 945 net acres and interests in three (3) wells located in PEDCO’s legacy non-core Niobrara acreage located in Weld County, Colorado, that were directly held by PEDCO (the “PEDCO Direct Interests”) to Condor pursuant to an Assignment entered into by and between PEDCO and Condor (the “PEDCO Direct Interests Assignment”), effective January 1, 2015, and (iii) Condor forgave approximately $1.8 million in previous working interest expenses related to the drilling and completion of certain wells operated by Condor that was due from PEDCO, which, in summary, had the net effect of reducing approximately $9.4 million in aggregate liabilities due from PEDCO to MIEJ and Condor to $4.925 million, which was the principal amount of the MIEJ Note. In addition, pursuant to the Settlement Agreement, (a) in consideration for the Senior Loan Investors (defined above) releasing their security interest on the Condor Interests and PEDCO Direct Interests, MIEJ paid $500,000 to the investors who had loaned us funds under the Senior Loan (described and defined above under “Certain Relationships and Related Party Transactions” - “Agreements with Related Persons” – “Golden Globe Energy (US), LLC”, beginning on page 25), as a principal reduction on the Senior Loan, which directly benefited the Company, (b) PEDCO paid $100,000 as a principal reduction under the MIEJ-PEDCO Note, (c) each of MIEJ, Condor and the Company fully released each other, and their respective predecessors and successors in interest, parents, subsidiaries, affiliates and assigns, and their respective officers, directors, managers, members, agents, representatives, servants, employees and attorneys, from every claim, demand or cause of action arising on or before the Closing Date, and (d) MIEJ confirmed that the MIEJ-PEDCO Note was paid in full and that PEDCO owed no amounts to MIEJ or Condor other than the principal amount due as reflected in the MIEJ Note.

MIEJ Note

The MIEJ Note is effective January 1, 2015, bears an interest rate of 10.0% per annum with no interest due until Maturity (defined below) or except as detailed below, is secured by all of our current and after-acquired assets, and is subordinated in every way to the Senior Loan as well as to New Senior Lending (defined below); however, MIEJ has no control over the cash flow of the Company, nor is MIEJ’s consent required in connection with any disposition, sale, or use of any assets of the Company or any of its subsidiaries at any time in the future, provided that the provisions of the MIEJ Note requiring the prepayment of interest, where applicable, as described below are followed. After the Closing Date, the Company may enter into a loan, or a series of new loans or any other new non-equity investment or assumption of indebtedness (a “New Senior Lending”) which will be senior to the MIEJ Note, without the prior consent of MIEJ, provided that, in addition to the approximately $35 million principal balance of the Senior Loan, the New Senior Lending is subject to a cap of an additional $60 million in the aggregate, such that the total lending, debt or similar investment under such cap shall not exceed $95 million in the aggregate (the “Senior Debt Cap”), with any portion of New Senior Lending in excess of the Senior Debt Cap advanced first to MIEJ until the MIEJ Note is paid in full. The MIEJ Note shall automatically, and without further consent from MIEJ, be subordinated in every way to any such New Senior Lending. Should the Company enter into any new financing transaction that results in raising New Senior Lending of at least $20 million in excess of the balance of the Senior Loan, then MIEJ has a right to be paid all interest and fees that have accrued on the MIEJ Note each and every time that a new financing transaction reaches or exceeds the $20 million threshold. The MIEJ Note is due and payable on March 8, 2017, subject to automatic extensions upon the occurrence of a Long-Term Financing or Senior Lending Restructuring (each as defined below) (the “Maturity”). After the Closing Date, on a one-time basis, the Senior Loan may be refinanced by a new loan (“Long-Term Financing”) by one or more third party replacement lenders (“Replacement Lenders”), and in such event the Company shall undertake commercially reasonable best efforts to cause the Replacement Lenders to simultaneously refinance both the Senior Loan and the MIEJ Note as part of such Long-Term Financing. Despite such efforts, should the Replacement Lenders be unable or unwilling to include the MIEJ Note in such financing, then the Long-Term Financing may proceed without including the MIEJ Note, and the MIEJ Note shall remain in place and shall be automatically subordinated, without further consent of MIEJ, to such Long-Term Financing. Furthermore, upon the occurrence of a Long-Term Financing, the Maturity of the MIEJ Note is automatically extended, without further consent of MIEJ, to the same maturity date of the Long-Term Financing (the “Extended Maturity Date”), provided that the Extended Maturity Date may not exceed March 8, 2020. Additionally, upon the closing of such Long-Term Financing: (a) the Long-Term Financing is required to be subject to the Senior Debt Cap, (b) we are required to make commercially reasonable best efforts for the Long-Term Financing to include adequate reserves or other payment provisions whereby MIEJ is paid all interest and fees accrued on the MIEJ Note commencing as of March 8, 2017 (and annually thereafter, until such time as the MIEJ Note is paid in full), but in any event the Replacement Lenders are required to agree to allow for quarterly interest payments (starting March 31, 2017) of not less than 5% per annum on the outstanding balance of the MIEJ Note, plus a one-time payment of accrued interest (not to exceed $500,000) as of March 31, 2017 (the “Subordinated Interest Payments”), and the remaining 5% interest shall continue to accrue, and (c) MIEJ has the Right of Conversion (defined below) commencing as of March 8, 2017, the original maturity date of the MIEJ Note. If the Senior Loan and/or New Senior Lending is not refinanced by Replacement Lenders, but is instead refinanced, restructured or extended by the existing Senior Loan Investors (a “Senior Lending Restructuring”), the maturity of both the MIEJ Note and the Senior Loan may be extended to no later than March 8, 2019, without requiring the consent of MIEJ, provided that (i) any such extension of the maturity date of the MIEJ Note past March 8, 2017 shall give MIEJ the Right of Conversion (described below) commencing on March 8, 2017, and (ii) such extension agreement shall include payment provisions whereby MIEJ shall be paid all interest and fees accrued on the MIEJ Note as of March 8, 2018. The MIEJ Note may be prepaid any time without penalty. As a result of the Company’s May 2016 senior debt restructuring pursuant to the Amended NPA, the maturity date of the MIEJ Note has automatically been extended to March 8, 2019 and MIEJ has the Right of Conversion (described below) beginning on March 8, 2017.

The MIEJ Note has a conversion feature that provides, in the event that the final maturity of the MIEJ Note is extended beyond March 8, 2017 for whatever reason, MIEJ has the right, at its discretion, to have the outstanding balance of the MIEJ Note plus any accrued and unpaid interest thereon converted in whole or in part into common stock of the Company at a price (the “Conversion Price”) equal to 80% of the average closing price per share of common stock over the then previous 60 days from the date MIEJ exercises its conversion right (subject to adjustment for stock splits, recapitalizations and the like)(such event, a “Right of Conversion”); provided, however, that in no event shall the Conversion Price be less than $0.30 per share of common stock (as adjusted for any stock splits)(the “Floor Price”). Additionally, the MIEJ Note contains a provision preventing the conversion of the MIEJ Note to the extent that such conversion would result in more than 19.9% of our outstanding common stock or voting stock being issued in aggregate upon the conversion of such note, or otherwise require stockholder approval under the NYSE MKT rules. Notwithstanding that, the Company agreed to include a proposal in its proxy statement for its 2016 annual meeting of its stockholders (the “2016 Annual Meeting”) for the approval of the issuance of the maximum number of shares of common stock issuable in connection with conversion of the MIEJ Note, assuming conversion at the Floor Price (the “Maximum Conversion Shares”), which proposal is set forth in this proposal 2. In the event that a vote in favor of the issuance by the Company of the Maximum Conversion Shares fails at the annual meeting, the Company is required to take all commercially reasonable action to procure such approval no later than the 2017 annual meeting of stockholders. We are also required to take all reasonable actions as may be necessary to procure any associated approvals from the NYSE MKT for the issuance of the shares.

Sale of Condor to MIE Holdings

Pursuant to the Condor Purchase Agreement and PEDCO Direct Interests Assignment, as described above, the Condor Interests and the PEDCO Direct Interests were conveyed to MIEJ and Condor, respectively, effective as of January 1, 2015, subject to customary adjustments for allocation of income, revenue, cost and expense attributable to the properties as of the Closing Date. In addition, under the Condor Purchase Agreement, effective January 1, 2015, PEDCO ceased to be a member of Condor, Mr. Frank C. Ingriselli was removed as a manager and officer of Condor, and all other employees of PEDCO who were officers of Condor were removed as officers and employees of Condor. PEDCO further agreed to provide assistance in the orderly transfer of the operational management, finance and accounting matters involving Condor to MIEJ, and upon the request of MIEJ, PEDCO agreed for a period of up to six (6) months (terminable upon fifteen (15) days’ prior written notice from MIEJ to PEDCO), PEDCO shall continue to assist with Condor’s accounting and audits and perform joint interest billing accounting on behalf of Condor for a monthly fee of $55,000 for January 2015, $0 for February 2015, $10,000 for March 2015 and $30,000 per month through August of 2015.

The description of the MIEJ Note above is only a summary of the actual terms of the MIEJ Note and is qualified in all respects to the actual MIEJ Note, a copy of which is attached hereto as Appendix A. You should carefully read and review the MIEJ Note prior to making any voting decision in connection with this proposal 2.

Shares Issuable Upon Conversion of MIEJ Note

As of the date of this proxy statement, the total principal balance of the MIEJ Note is $4.925 million and a total of approximately $902,916 of interest has accrued under the MIEJ Note through October 2016. As such, upon complete conversion thereof, subject to the terms thereof, which provide that such note is only convertible if we fail to repay the note by March 8, 2017, MIEJ could receive an aggregate of 19,426,387 shares of common stock based on the Floor Price (we note that the current trading price of the Company’s common stock is below the Floor Price and as such, the Floor Price would apply to any conversions). The 19,426,387 shares of common stock would represent approximately 39.0% of our then outstanding common stock and approximately 28.0% of our outstanding common stock following their issuance, based on 49,849,297 shares of outstanding common stock as of the date of this proxy statement and without taking into account any shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock.

Risks Related to the MIEJ Note

We owe certain obligations to MIEJ under the MIEJ Note, which is secured by a subordinated security interest in substantially all of our assets and is convertible into shares of our common stock in the event we are unable to repay such note at maturity.

The MIEJ Note is subordinated in every way to the senior credit facility as well as to New Senior Lending (defined above); however, MIEJ has no control over our cash flow, nor is MIEJ’s consent required in connection with any disposition, sale, or use of any of our assets, provided that the requirements of the MIEJ Note requiring the prepayment of interest, where applicable, as described below are followed. The MIEJ Note shall automatically, and without further consent from MIEJ, be subordinated in every way to any such New Senior Lending. Should we enter into any new financing transaction that results in raising New Senior Lending of at least $20 million in excess of the balance of the Senior Loan, then MIEJ has a right to be paid all interest and fees that have accrued on the MIEJ Note each and every time that a new financing transaction reaches or exceeds the $20 million threshold.

The MIEJ Note may be prepaid any time without penalty, and should we repay the MIEJ Note on or before December 31, 2015, 20% of the principal of the MIEJ Note amount is required to be forgiven by MIEJ, and should we repay the MIEJ Note on or before December 31, 2016, 15% of the principal of the MIEJ Note amount is required to be forgiven by MIEJ.

The MIEJ Note has a conversion feature that provides, in the event that the final maturity of the MIEJ Note is extended beyond March 8, 2017 for whatever reason, MIEJ has the right, at its discretion, to have the outstanding balance of the MIEJ Note plus any accrued and unpaid interest thereon converted in whole or in part into our common stock at a price equal to 80% of the average closing price per share of our common stock over the then previous 60 days from the date MIEJ exercises its conversion right (subject to adjustment for stock splits, recapitalizations and the like); provided, however, that in no event shall the Conversion Price be less than $0.30 per share. Additionally, the MIEJ Note contains a provision preventing the conversion of the MIEJ Note to the extent that such conversion would result in more than 19.9% of our outstanding common stock or voting stock being issued in aggregate upon the conversion of such note, or otherwise require shareholder approval under the NYSE MKT rules. Notwithstanding that, we agreed to include a proposal in this proxy statement for the approval of the issuance of the maximum number of shares of common stock issuable in connection with conversion of the MIEJ Note, assuming conversion at the Floor Price. In the event the vote fails at the annual meeting, we are required to take all commercially reasonable actions to procure such approval no later than the 2017 annual meeting of shareholders.

If an event of default occurs under the MIEJ Note, MIEJ may enforce their security interests over our assets (subject to the subordination rights in such note) which secure the repayment of such obligations, and we could be forced to curtail or abandon our current business plans and operations. If that were to happen, any investment in us could become worthless.

The required interest and principal payments due under the MIEJ Note may make it harder for us to refinance the MIEJ Note or raise funding in the future, or could materially decrease the amount of cash we receive for our operations upon any refinancing or funding.

If we are unable to repay the MIEJ Note prior to maturity, the issuance of common stock pursuant to the terms of the MIEJ Note could result in immediate and substantial dilution to the interests of other stockholders.

The issuance of common stock upon conversion of the MIEJ Note will cause immediate and substantial dilution.

If we do not repay the MIEJ Note in full on or before March 8, 2017, MIEJ has the right to convert the outstanding balance plus accrued and unpaid interest, into common stock of the Company at a price equal to 80% of the average closing price per share of common stock over the then previous 60 days from the date MIEJ exercises its conversion right, subject to a floor price of $0.30 per share of common stock, receipt of additional listing approval for the shares of common stock to be issued from the NYSE MKT, and the requirement that the Company obtain shareholder approval of any issuances of common stock that would result in more than 19.9% of the Company’s outstanding common stock or voting stock being issued in aggregate upon the conversion of such note which is being requested in connection with this proposal 2. Any such issuances of common stock will result in immediate and substantial dilution to the interests of other stockholders.

The issuance and sale of common stock upon conversion of the MIEJ Note may depress the market price of our common stock.

If sequential conversions of the MIEJ Note and sales of such converted shares take place, the price of our common stock may decline. The MIEJ Note may not be converted until or unless the stockholder approval is received and thereafter, only if we don’t repay the MIEJ Note by March 8, 2017.

In addition, the common stock issuable upon conversion of the MIEJ Note may represent overhang that may also adversely affect the market price of our common stock. Overhang occurs when there is a greater supply of a company’s stock in the market than there is demand for that stock. When this happens the price of the company’s stock will decrease, and any additional shares which stockholders attempt to sell in the market will only further decrease the share price. If the share volume of our common stock cannot absorb converted shares sold by the MIEJ Note holder, then the value of our common stock will likely decrease.

If the MIEJ Note is converted in full, the holder thereof will become a significant shareholder, and may, therefore, take actions that are not in the interest of other shareholders.

As of the date of this proxy statement, the total principal balance of the MIEJ Note is $4.925 million and a total of approximately $902,916 of interest has accrued under the MIEJ Note through October 2016. As such, upon complete conversion thereof, subject to the terms thereof, which provide that such note is only convertible if we fail to repay the note by March 8, 2017, MIEJ could receive an aggregate of 19,426,387 shares of common stock based on the Floor Price (we note that the current trading price of the Company’s common stock is below the Floor Price and as such, the Floor Price would apply to any conversions). The 19,426,387 shares of common stock would represent approximately 39.0% of our then outstanding common stock and approximately 28.0% of our outstanding common stock following their issuance, based on 49,849,297 shares of outstanding common stock as of the date of this proxy statement and without taking into account any shares of common stock issuable upon conversion of the Series A Convertible Preferred Stock. As such, if converted in full, the MIEJ Note holder will exercise significant control in determining the outcome of corporate transactions or other matters, including the election of directors, mergers, consolidations, the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of the MIEJ Note holder may differ from the interests of the other stockholders and thus result in corporate decisions that are adverse to other shareholders.

Reasons for Stockholder Approval

Our common stock is listed on the NYSE MKT. Section 713(a) of the NYSE MKT rules requires stockholder approval in connection with a transaction involving the sale, issuance, or potential issuance by an issuer of common stock (or securities convertible into common stock) equal to 20% or more of the presently outstanding shares of common stock at a price less than the greater of book value or market value. Section 713(b) of the NYSE MKT rules requires stockholder approval in connection with a transaction involving the issuance or potential issuance of additional shares which would result in a change of control of the issuer.

Because the shares of our common stock issuable upon conversion of principal and interest under the MIEJ Note represent greater than 20% of our outstanding common stock shares and may constitute a change in control (as defined by NYSE MKT), we are asking our stockholders to approve the issuance of such number of shares of common stock exceeding 19.9% of our outstanding common stock, issuable upon conversion of principal and interest under the MIEJ Note.

Stockholder approval of this proposal is being sought solely to comply with Section 713 of the NYSE MKT rules governing the issuance of securities when any such issuances in the aggregate would exceed 20% of an issuer’s outstanding capital stock or might be considered a change of control (as defined by NYSE MKT). Our stockholders are not being asked to approve or ratify the MIEJ Note.

What Are Stockholders Being Asked to Approve?

Pursuant to this proposal 2, stockholders are being asked to consider and vote upon a proposal to approve and ratify, for purposes of Section 713 of the Company Guide of the NYSE MKT, the issuance of shares of common stock to MIEJ (and its assigns) upon conversion of the MIEJ Note exceeding 20% of our outstanding common stock, which we refer to as the Convertible Note proposal. While 19,426,387 shares of common stock are currently issuable upon the conversion of the MIEJ Note when including principal and accrued interest thereon, the MIEJ Note will continue to accrue interest until paid in full or converted into common stock pursuant to its terms. As such, by approving this proposal 2, stockholders approve the issuance of all shares of common stock issuable upon the conversion of the MIEJ Note when including principal and accrued interest thereon, whether such shares are currently issuable upon conversion of the MIEJ Note or upon conversion of additional accrued interest on the MIEJ Note pursuant to the terms of the MIEJ Note, summarized above.

What Will Happen if the Convertible Note proposal Is Approved?

In the event stockholders approve the Convertible Note proposal, MIEJ may, in the event we fail to repay the MIEJ Note by March 8, 2017 and subject to the Company’s approval for the additional listing of the shares of common stock issuable upon conversion of the MIEJ Note with the NYSE MKT, immediately convert the full balance of the MIEJ Note into common stock after March 8, 2017.

What Will Happen if the Convertible Note proposal Is Not Approved?

In the event we do not repay the MIEJ Note by March 8, 2017, the MIEJ Note is convertible into not more than 19.9% of our outstanding shares of common stock as of the date of our entry into the MIEJ Note, February 19, 2015, or 6,590,385 shares of common stock, based on approximately 33,117,516 shares of common stock outstanding on such date, subject to the Company’s approval for the additional listing of the shares of common stock issuable upon conversion of the MIEJ Note with the NYSE MKT. Additionally, we are required to take all commercially reasonable action to procure such approval no later than the 2017 annual meeting of stockholders.

Vote Required

Approval of this proposal to approve and ratify, for purposes of Section 713 of the Company Guide of the NYSE MKT, the issuance of shares of common stock exceeding 19.9% of our outstanding common stock upon conversion of the MIEJ Note requires the affirmative vote by our stockholders of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on, and who voted for, against, or expressly abstained with respect to, this proposal 2, assuming a quorum is present at the annual meeting.

Abstentions will represent the equivalent of a vote “AGAINST” the proposal. Broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which the majority is calculated.

Properly executed proxies will be voted at the annual meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the approval of this proposal 2.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
“FOR” THE APPROVAL OF THE ISSUANCE OF SHARES OF COMMON STOCK UPON THE
CONVERSION OF THE MIEJ NOTE EXCEEDING 19.9% OF OUR OUTSTANDING COMMON
STOCK.

PROPOSAL 3
AMENDMENT TO THE PEDEVCO CORP. 2012 EQUITY INCENTIVE PLAN

At the annual meeting, stockholders are requested to approve an amendment to the Amended and Restated 2012 Equity Incentive Plan, which we refer to as the 2012 Plan, to increase by 5 million, the number of shares reserved for issuance under such plan. The amendment to the 2012 Plan has previously been approved by the board of directors. If this proposal 3 is not approved by our stockholders, we will continue to operate the 2012 Plan pursuant to its current provisions.

As of the date of this proxy statement filing, options to purchase 3,067,000 shares of restricted stock and 6,139,170 shares of restricted stock have been issued under the 2012 Plan, with 793,830 shares of common stock remaining available for issuance under the 2012 Plan. In the event proposal 3 is approved at the annual meeting, the 2012 Plan will have 5,793,830 shares available for future issuance.

The following is a summary of the principal features of the 2012 Plan. This summary does not purport to be a complete description of all of the provisions of the 2012 Plan. It is qualified in its entirety by reference to the full text of the 2012 Plan, as proposed to be amended, which has been filed with the SEC with this proxy statement as Appendix B.

General

On June 26, 2012, our board of directors adopted the 2012 Plan, and recommended that the adoption of the 2012 Plan be submitted for approval by our stockholders, who approved the adoption of the 2012 Plan on July 27, 2012. Our board of directors adopted the 2012 Plan because there were a limited number of shares available for grants of awards under our prior stock option plan, the 2009 Stock Incentive Plan (the “Prior Plan”). In addition, the Prior Plan was to expire in April 2019. Our board of directors adopted the 2012 Plan to continue to provide a means by which employees, directors and consultants of us may be given an opportunity to benefit from increases in the value of our common stock, and to attract and retain the services of such persons. All of our employees, directors and consultants are eligible to participate in the 2012 Plan. On April 23, 2014, the board adopted an amended and restated 2012 Equity Incentive Plan, to increase by 5 million shares (i.e., to 7 million shares from 2 million shares pursuant to the terms of the original plan), the number of awards available for issuance under the plan, which was approved by shareholders on June 27, 2014. On July 27, 2015, the board of directors adopted an amended and restated 2012 Equity Incentive Plan, to increase by three million shares, the number of awards available for issuance under the plan, which was approved by stockholders on October 7, 2015 (i.e., to 10 million shares from 7 million shares pursuant to the terms of the plan as amended prior thereto).

The 2012 Plan provides for awards of incentive stock options, non-statutory stock options, rights to acquire restricted stock, stock appreciation rights, or SARs, and performance units and performance shares. Incentive stock options granted under the 2012 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Non-statutory stock options granted under the 2012 Plan are not intended to qualify as incentive stock options under the Code. See “Federal Income Tax Consequences” below beginning on page 48, for a discussion of the principal federal income tax consequences of awards under the 2012 Plan.

Purpose

Our board of directors adopted the 2012 Plan to provide a means by which our employees, directors and consultants may be given an opportunity to benefit from increases in the value of our common stock, to assist in attracting and retaining the services of such persons, to bind the interests of eligible recipients more closely to our interests by offering them opportunities to acquire shares of our common stock and to afford such persons stock-based compensation opportunities that are competitive with those afforded by similar businesses. All of our employees, directors and consultants are eligible to participate in the 2012 Plan.

Administration

Unless it delegates administration to a committee as described below, our board of directors will administer the 2012 Plan. Subject to the provisions of the 2012 Plan, our board of directors has the power to construe and interpret the 2012 Plan, and to determine: (i) the fair value of common stock subject to awards issued under the 2012 Plan; (ii) the persons to whom and the dates on which awards will be granted; (iii) what types or combinations of types of awards will be granted; (iv) the number of shares of common stock to be subject to each award; (v) the time or times during the term of each award within which all or a portion of such award may be exercised; (vi) the exercise price or purchase price of each award; and (vii) the types of consideration permitted to exercise or purchase each award and other terms of the awards.

Our board of directors has the power to delegate administration of the 2012 Plan to a committee composed of one or more directors. In the discretion of our board of directors, a committee may consist solely of two or more “independent directors” or two or more “non-employee directors” (as such terms are defined in the 2012 Plan).

Stock Subject to the 2012 Plan

Subject to the provisions of the 2012 Plan relating to adjustments upon changes in our common stock, an aggregate of 10,000,000 shares of common stock are currently reserved for issuance under the 2012 Plan (provided we are seeking stockholder approval for the increase in such number of shares of common stock by 5 million shares pursuant to this proposal 3), with 793,830 shares of common stock remaining available for issuance under the 2012 Plan as of the date of this proxy statement.

If shares of common stock subject to an option, SAR or performance share or unit granted under the 2012 Plan expire or otherwise terminate without being exercised (or exercised in full), such shares shall become available again for grants under the 2012 Plan. If shares of restricted stock awarded under the 2012 Plan are forfeited to us or repurchased by us, the number of shares forfeited or repurchased shall again be available under the 2012 Plan. Where the exercise price of an option granted under the 2012 Plan is paid by means of the optionee’s surrender of previously owned shares of common stock, or our withholding of shares otherwise issuable upon exercise of the option as may be permitted under the 2012 Plan, only the net number of shares issued and which remain outstanding in connection with such exercise shall be deemed “issued” and no longer available for issuance under the 2012 Plan.

Eligibility

Incentive stock options may be granted under the 2012 Plan only to employees of our company and its affiliates. Employees, directors and consultants of our company and its affiliates are eligible to receive all other types of awards under the 2012 Plan.

No incentive stock option may be granted under the 2012 Plan to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of our company or any affiliate of our company, unless the exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and the term of the option does not exceed five years from the date of grant. In addition, no employee may be granted options under the 2012 Plan exercisable for more than four million shares of common stock during any twelve-month period.

Terms of Options and SARs

Options, SARs and performance shares and units may be granted under the 2012 Plan pursuant to stock option agreements, stock appreciation rights agreements and performance award agreements, respectively. The following is a description of the permissible terms of options, SARs and performance units under the 2012 Plan. Individual grants of options, SARs and performance shares and units may be more restrictive as to any or all of the permissible terms described below.

Exercise Price; Payment

The exercise price of incentive stock options may not be less than the fair market value of the common stock subject to the option on the date of the grant and, in some cases (see “Eligibility” above), may not be less than 110% of such fair market value. The exercise price of nonstatutory options also may not be less than the fair market value of the common stock on the date of grant. The base value of an SAR or performance share or unit may not be less than the fair market value of the common stock on the date of grant. The exercise price of options granted under the 2012 Plan must be paid either in cash at the time the option is exercised or, at the discretion of our board of directors, (i) by delivery of already-owned shares of our common stock, (ii) pursuant to a deferred payment arrangement, (iii) pursuant to a net exercise arrangement, or (iv) pursuant to a cashless exercise as permitted under applicable rules and regulations of the Securities and Exchange Commission.

In addition, the holder of an SAR is entitled to receive upon exercise of such SAR only shares of our common stock at a fair market value equal to the benefit to be received by the exercise.

Vesting

Options granted under the 2012 Plan may be exercisable in cumulative increments, or “vest,” as determined by our board of directors. Our board of directors has the power to accelerate the time as of which an option may vest or be exercised.

Tax Withholding

To the extent provided by the terms of an option, SAR or performance share or unit, a participant may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option, SAR or performance share or unit by a cash payment upon exercise, or in the discretion of our board of directors, by authorizing us to withhold a portion of the stock otherwise issuable to the participant, by delivering already-owned shares of our common stock or by a combination of these means.

Term

The maximum term of options, SARs and performance shares and units under the 2012 Plan is ten years, except that in certain cases (see “Eligibility” above) the maximum term is five years. Options, SARs and performance shares and units awarded under the 2012 Plan generally will terminate three months after termination of the participant’s service; however, pursuant to the terms of the 2012 Plan, a grantee’s employment shall not be deemed to terminate by reason of such grantee’s transfer from us to an affiliate of us, or vice versa, or sick leave, military leave or other leave of absence approved by our board of directors, if the period of any such leave does not exceed ninety (90) days or, if longer, if the grantee’s right to reemployment by us or any of our affiliates is guaranteed either contractually or by statute.

Restrictions on Transfer

A recipient may not transfer an incentive stock option otherwise than by will or by the laws of descent and distribution. During the lifetime of the recipient, only the recipient may exercise an option, SAR or performance share or unit. Our board of directors may grant nonstatutory stock options, SARs and performance shares and units that are transferable to the extent provided in the applicable written agreement.

Terms of Restricted Stock Awards

Restricted stock awards may be granted under the 2012 Plan pursuant to restricted stock purchase or grant agreements. No awards of restricted stock may be granted under the 2012 Plan after ten (10) years from our board of directors’ adoption of the 2012 Plan (March 2022).

Payment

Our board of directors may issue shares of restricted stock under the 2012 Plan as a grant or for such consideration, including services, and, subject to the Sarbanes-Oxley Act of 2002, promissory notes, as determined in its sole discretion. If restricted stock under the 2012 Plan is issued pursuant to a purchase agreement, the purchase price must be paid either in cash at the time of purchase or, at the discretion of our board of directors, pursuant to any other form of legal consideration acceptable to our board of directors.

Vesting

Shares of restricted stock acquired under a restricted stock purchase or grant agreement may, but need not, be subject to forfeiture to us or other restrictions that will lapse in accordance with a vesting schedule to be determined by our board of directors. In the event a recipient’s employment or service with us terminates, any or all of the shares of common stock held by such recipient that have not vested as of the date of termination under the terms of the restricted stock agreement may be forfeited to us in accordance with such restricted stock agreement.

Tax Withholding

Our board of directors may require any recipient of restricted stock to pay to us in cash upon demand amounts necessary to satisfy any applicable federal, state or local tax withholding requirements. If the recipient fails to pay the amount demanded, our board of directors may withhold that amount from other amounts payable by us to the recipient, including salary, subject to applicable law. With the consent of our board of directors in its sole discretion, a recipient may deliver shares of our common stock to us to satisfy this withholding obligation.

Restrictions on Transfer

Rights to acquire shares of common stock under the restricted stock purchase or grant agreement shall be transferable by the recipient only upon such terms and conditions as are set forth in the restricted stock agreement, as our board of directors shall determine in its discretion, so long as shares of common stock awarded under the restricted stock agreement remain subject to the terms of such agreement.

Adjustment Provisions

If any change is made to our outstanding shares of common stock without our receipt of consideration (whether through reorganization, stock dividend or stock split, or other specified change in our capital structure), appropriate adjustments may be made in the class and maximum number of shares of common stock subject to the 2012 Plan and outstanding awards. In that event, the 2012 Plan will be appropriately adjusted in the class and maximum number of shares of common stock subject to the 2012 Plan, and outstanding awards may be adjusted in the class, number of shares and price per share of common stock subject to such awards.

Effect of Certain Corporate Events

In the event of (i) a liquidation or dissolution of the Company; (ii) a merger or consolidation of the Company with or into another corporation or entity (other than a merger with a wholly-owned subsidiary); (iii) a sale of all or substantially all of the assets of the Company; or (iv) a purchase or other acquisition of more than 50% of the outstanding stock of the Company by one person or by more than one person acting in concert, any surviving or acquiring corporation may assume awards outstanding under the 2012 Plan or may substitute similar awards. Unless the stock award agreement otherwise provides, in the event any surviving or acquiring corporation does not assume such awards or substitute similar awards, then the awards will terminate if not exercised at or prior to such event.

Duration, Amendment and Termination

Our board of directors may suspend or terminate the 2012 Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the 2012 Plan will terminate ten years from the date of its adoption by our board of directors, i.e., in March 2022.

Our board of directors may also amend the 2012 Plan at any time, and from time to time. However, except as it relates to adjustments upon changes in common stock, no amendment will be effective unless approved by our stockholders to the extent stockholder approval is necessary to preserve incentive stock option treatment for federal income tax purposes. Our board of directors may submit any other amendment to the 2012 Plan for stockholder approval if it concludes that stockholder approval is otherwise advisable.

Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to the recipient and us with respect to participation in the 2012 Plan. This summary is not intended to be exhaustive, and does not discuss the income tax laws of any city, state or foreign jurisdiction in which a participant may reside.

Incentive Stock Options

There will be no federal income tax consequences to either us or the recipient upon the grant of an incentive stock option. Upon exercise of the option, the excess of the fair market value of the stock over the exercise price, or the “spread,” will be added to the alternative minimum tax base of the recipient unless a disqualifying disposition is made in the year of exercise. A disqualifying disposition is the sale of the stock prior to the expiration of two years from the date of grant and one year from the date of exercise. If the shares of common stock are disposed of in a disqualifying disposition, the recipient will realize taxable ordinary income in an amount equal to the spread at the time of exercise, and we will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a federal income tax deduction equal to such amount. If the recipient sells the shares of common stock after the specified periods, the gain or loss on the sale of the shares will be long-term capital gain or loss and we will not be entitled to a federal income tax deduction.

Non-statutory Stock Options and Restricted Stock Awards

Non-statutory stock options and restricted stock awards granted under the 2012 Plan generally have the following federal income tax consequences.

There are no tax consequences to the participant or us by reason of the grant. Upon acquisition of the stock, the recipient will recognize taxable ordinary income equal to the excess, if any, of the stock’s fair market value on the acquisition date over the purchase price. However, to the extent the stock is subject to “a substantial risk of forfeiture” (as defined in Section 83 of the Code), the taxable event will be delayed until the forfeiture provision lapses unless the recipient elects to be taxed on receipt of the stock by making a Section 83(b) election within 30 days of receipt of the stock. If such election is not made, the recipient generally will recognize income as and when the forfeiture provision lapses, and the income recognized will be based on the fair market value of the stock on such future date. On that date, the recipient’s holding period for purposes of determining the long-term or short-term nature of any capital gain or loss recognized on a subsequent disposition of the stock will begin. If a recipient makes a Section 83(b) election, the recipient will recognize ordinary income equal to the difference between the stock’s fair market value and the purchase price, if any, as of the date of receipt and the holding period for purposes of characterizing as long-term or short-term any subsequent gain or loss will begin at the date of receipt.

With respect to employees, we are generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the participant.

Upon disposition of the stock, the recipient will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income with respect to the stock. Such gain or loss will be long-term or short-term depending on whether the stock has been held for more than one year.

Stock Appreciation Rights or SARs

A recipient receiving a stock appreciation right will not recognize income, and we will not be allowed a tax deduction, at the time the award is granted. When a recipient exercises the stock appreciation right, the fair market value of any shares of common stock received will be ordinary income to the recipient and will be allowed as a deduction to us for federal income tax purposes.

Potential Limitation on Company Deductions

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain senior executives of the Company (a “covered employee”) in a taxable year to the extent that compensation to such employees exceeds $1,000,000. It is possible that compensation attributable to awards, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

Certain kinds of compensation, including qualified “performance-based compensation,” are disregarded for purposes of the deduction limitation. In accordance with Treasury Regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation if the award is granted by a committee solely comprising “outside directors” (as defined in the 2012 Plan) and, among other things, the plan contains a per-employee limitation on the number of shares for which such awards may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the award is no less than the fair market value of the stock on the date of grant. Awards to purchase restricted stock under the 2012 Plan will not qualify as performance-based compensation under the Treasury Regulations issued under Section 162(m).

Securities Issued and Granted Under 2012 Plan

As of the date of this proxy filing, options to purchase 3,067,000 shares of restricted stock and 6,139,170 shares of restricted stock have been issued under the 2012 Plan, with 793,830 shares of common stock remaining available for issuance under the 2012 Plan. Information regarding all of our equity compensation plans can be found above under “Equity Compensation Plan Information”, on page 22.

Reasons for and Purpose of the Amendment to the 2012 Plan

The reason for the amendment is solely to increase the shares available for issuances under the 2012 Plan in order for us to be able to issue additional equity incentive compensation awards under the 2012 Plan for the purpose of attracting and retaining the best available personnel for positions of substantial responsibility, providing additional incentive to employees, directors and consultants, and promoting the success of our business.

The amendment would increase the number of shares that may be granted during the life of the 2012 Plan from 10,000,000 to 15,000,000 shares, which amount will be decreased by any reverse stock split approved by our stockholders at the annual meeting and implemented by our board of directors as described in proposal 4 herein.

We are asking stockholders to increase the number of shares available for grants under the 2012 Plan to a level that we believe will, on the basis of current assumptions, ensure that enough shares remain available for anticipated issuances under the 2012 Plan through 2017.

Amendment of the 2012 Plan

Specifically, under this proposal 3, our stockholders are being asked to approve an amendment to clause (a) of Section 3 of the 2012 Plan such that the paragraph would provide in its entirety as follows:

“Stock Subject to the Plan. Subject to the provisions of Section 13, the maximum aggregate number of Shares that may be issued under the Plan is 15 million (15,000,000) Shares. The Shares may be authorized but unissued, or reacquired Common Stock.”

The other paragraphs of Section 3 and all other sections of the 2012 Plan would remain unchanged, other than (a) Section 15(a)(i), which relates to the maximum number of incentive stock options which may be issued under the 2012 Plan, (b) Section 15(b)(ii)(1), which relates to the maximum number of shares issuable to any participant under the 2012 Plan in any one fiscal year, (c) Section 15(b)(ii)(2), which relates to the maximum fair market value of shares relating to awards denominated in shares and satisfied in cash under the 2012 Plan in any one fiscal year, and (d) Section 15(b)(ii)(3), which relates to the maximum fair market value of shares relating to cash awards, payable in any one fiscal year under the 2012 Plan, which will each be increased to 15 million (15,000,000) shares after the amendment of the 2012 Plan, compared to ten million (10,000,000) shares prior to such amendment, to reflect the corresponding increase in the maximum aggregate number of shares which may be issued under the 2012 Plan as described above.

 Vote Required

Although Section 710 of the NYSE MKT Company Guide, requires the affirmative vote of the holders of voting stock representing a majority of the votes cast at a stockholders meeting held by a NYSE MKT listed company on a proposal to approve a stock plan or amendment thereto such as the amendment to our 2012 Plan, our bylaws and the Texas Business Organizations Code, which supersede the NYSE MKT Company Guide requirements, require the affirmative vote by our stockholders of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on, and who voted for, against, or expressly abstained with respect to, this proposal 3, in order to approve the proposal relating to the amendment of the 2012 Plan as set forth in this proposal 3, assuming a quorum is present at the annual meeting.

Our board of directors has approved the amendment to the 2012 Plan described in proposal 3. If proposal 3 is not approved by our stockholders at the annual meeting, we will continue to operate the 2012 Plan pursuant to its current provisions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO
APPROVE THE AMENDMENT TO THE 2012 PLAN.

PROPOSAL 4
TO AUTHORIZE THE BOARD OF DIRECTORS OF THE COMPANY TO EFFECT A REVERSE
STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK IN A RATIO OF BETWEEN ONE-FOR-
TWO AND ONE-FOR-TEN

Our board of directors has approved and has recommended that our stockholders approve a proposal to amend our Certificate of Formation to authorize our board of directors to effect a reverse stock split of all of our outstanding common stock at a ratio of between one-for-two and one-for-ten (the “Exchange Ratio”), with our board of directors having the discretion as to whether or not the reverse split is to be effected, and with the exact Exchange Ratio of any reverse split to be set at a whole number within the above range as determined by our board of directors in its sole discretion, provided that all fractional shares as a result of the split shall be automatically rounded up to the next whole share (the “Reverse Stock Split”). The proposal provides that our board of directors will have sole discretion to elect, at any time before the earlier of (a) the one year anniversary of this annual meeting; and (b) the date of our 2017 annual meeting of stockholders, as it determines to be in our best interest, whether or not to effect the Reverse Stock Split, and, if so, the number of our shares of common stock within the Exchange Ratio which will be combined into one share of our common stock.

The determination as to whether the Reverse Stock Split will be effected and, if so, pursuant to which Exchange Ratio, will be based upon those market or business factors deemed relevant by the board of directors at that time, including, but not limited to:

●
listing standards under the NYSE MKT;

●
existing and expected marketability and liquidity of the Company’s common stock;

●
prevailing stock market conditions;

●
the historical trading price and trading volume of our common stock;

●
the then prevailing trading price and trading volume of our common stock and the anticipated impact of the reverse split on the trading market for our common stock;

●
the anticipated impact of the reverse split on our ability to raise additional financing;

●
business developments affecting the Company;

●
the Company’s actual or forecasted results of operations; and

●
the likely effect on the market price of the Company’s common stock.

Our board of directors believes that stockholder approval granting us discretion to set the actual exchange ratio within the range of the Exchange Ratio, rather than stockholder approval of a specified exchange ratio, provides us with maximum flexibility to react to then-current market conditions and volatility in the market price of our common stock in order to set an exchange ratio that is intended to result in a stock price in excess of $0.20 per share to avoid being considered a low priced stock by the NYSE MKT, and therefore, is in the best interests of the Company and its stockholders. However, there can be no assurance that the Reverse Stock Split will result in our common stock trading above $0.20 for any significant period of time. If the board of directors determines to implement the Reverse Stock Split, we intend to issue a press release announcing the terms and effective date of the Reverse Stock Split before we file the Amendment with the Secretary of State of the State of Texas.

If our board of directors determines that effecting the Reverse Stock Split is in our best interest, the Reverse Stock Split will become effective upon the filing of an amendment to our Certificate of Formation with the Secretary of State of the State of Texas. The form of the proposed amendment to our Certificate of Formation to effect the Reverse Stock Split will be in substantially the form as attached to this proxy statement as Appendix C (the “Amendment”). The Amendment filed thereby will set forth the number of shares to be combined into one share of our common stock within the limits set forth in this proposal but will not have any effect on the number of shares of common stock or preferred stock currently authorized, the ability of our board of directors to designate preferred stock, the par value of our common or preferred stock, or any series of preferred stock previously authorized (except to the extent such Reverse Stock Split adjusts the conversion ratio of the Series A Convertible Preferred Stock).

Purpose of the Reverse Stock Split

The primary purpose of the Reverse Stock Split is to increase proportionately the per share trading price of our common stock. Our common stock is listed on the NYSE MKT under the symbol “PED”. Under the NYSE MKT’s listing standards, if the exchange considers our common stock to be a low-priced stock (generally trading below $0.20 per share for an extended period of time), our common stock could be subject to a delisting notification. Additionally, if at any time our common stock trades below $0.06 per share, we will be automatically delisted from the NYSE MKT. Our common stock has not traded above $1 per share since October 2014 and has not traded above $0.30 per share since July 2016, and our price per share has ranged from a low of $0.10 per share to a high of $0.41 per share for the twelve month period ended November __, 2016. If we were to receive a formal delisting notification letter from the NYSE MKT relating to the trading value of our common stock, to regain compliance we would need to effect a reverse stock split, which would require us to convene a special meeting of stockholders. Given the time and expense associated with convening a special meeting of stockholders, the board of directors has determined that it is most efficient to seek stockholder approval of a potential future Reverse Stock Split at this annual meeting to avoid having to convene a special meeting at a later date.

As noted above, if we were to receive a delisting notice and we were unable to regain compliance in the appropriate time, we could be subject to delisting. Delisting could have a material adverse effect on our business, liquidity and on the trading of our common stock. If our common stock were delisted, our common stock could be quoted on the OTCQB market or on the “pink sheets” maintained by the OTC Markets Group. However, such alternatives are generally considered to be less efficient markets. Further, delisting from the NYSE MKT could also have other negative effects, including potential loss of confidence by partners, lenders, suppliers and employees and could also trigger various defaults under our lending agreements and other outstanding agreements. Finally, delisting could make it harder for us to raise capital and sell securities as we would no longer be eligible to use Form S-3 short form registration statements for such purposes.

We also believe that the increased market price of our common stock expected as a result of implementing the Reverse Stock Split may improve the marketability and liquidity of our common stock and encourage interest and trading in our common stock. Because of the trading volatility often associated with low-priced stocks, many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. Some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual stockholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. Although it should be noted that the liquidity of our common stock may be harmed by the Reverse Stock Split given the reduced number of shares that would be outstanding after the Reverse Stock Split, our board of directors is hopeful that the anticipated higher market price will offset, to some extent, the negative effects on the liquidity and marketability of our common stock inherent in some of the policies and practices of institutional investors and brokerage houses described above.

Board of Directors Discretion to Implement the Reverse Stock Split

If proposal 4 is approved by our stockholders, the Reverse Stock Split will be effected, if at all, only upon a determination by the board of directors that the Reverse Stock Split is in the best interests of the Company and its stockholders. The board of directors’ determination as to whether the Reverse Stock Split will be effected and, if so, at which Exchange Ratio, will be based upon certain factors, including existing and expected marketability and liquidity of our common stock, prevailing stock market conditions, business developments affecting us, actual or forecasted results of operations and the likely effect on the market price of our common stock, and the listing standards of the NYSE MKT. If the board of directors does not act to implement the Reverse Stock Split prior to the earlier of (a) the one year anniversary of this annual meeting; and (b) the date of our 2017 annual meeting of stockholders, the authorization granted by stockholders pursuant to this proposal 4 would be deemed abandoned and without any further effect. In that case, the board of directors may again seek stockholder approval at a future date for the Reverse Stock Split if it deems it to be advisable.

Effect of the Reverse Stock Split

If approved by our stockholders and implemented by the board of directors, as of the effective time of the Amendment, each issued and outstanding share of our common stock would immediately and automatically be reclassified and reduced into a fewer number of shares of our common stock, depending upon the Exchange Ratio selected by the board of directors, which could range between one-for-two and one-for-ten, provided that all fractional shares as a result of the split shall be automatically rounded up to the next whole share.

Except to the extent that the Reverse Stock Split would result in any stockholder receiving an additional whole share of common stock in connection with the rounding of fractional shares or any dilution to other shareholder in connection therewith, as described below, the Reverse Stock Split will not:

●
affect any stockholder’s percentage ownership interest in us;
●
affect any stockholder’s proportionate voting power;
●
substantially affect the voting rights or other privileges of any stockholder; or
●
alter the relative rights of common stockholders, preferred stockholders, warrant holders or holders of equity compensation plan awards and options.

Depending upon the Exchange Ratio selected by the board of directors, the principal effects of the Reverse Stock Split are:

●
the number of shares of common stock issued and outstanding will be reduced by a factor ranging between two and ten, notwithstanding any rounding;
●
the per share exercise price will be increased by a factor between two and ten, and the number of shares issuable upon exercise shall be decreased by the same factor, for all outstanding options, warrants and other convertible or exercisable equity instruments entitling the holders to purchase shares of our common stock;
●
the number of shares authorized and reserved for issuance under our existing equity compensation plans will be reduced proportionately; and
●
the conversion rates for holders of our Convertible Preferred Stock and outstanding convertible promissory notes will be adjusted proportionately.

The following table contains approximate information relating to our common stock, Series A Convertible Preferred Stock (which converts into common stock prior to the Reverse Stock Split in a ratio of 1-for-1), the MIEJ Note, our outstanding warrants and outstanding options under our Plans, under various proposed exchange ratio options:*

		Assuming a Reverse Split of:
	Pre Reverse Split	1 for 2	1 for 4	1 for 6	1 for 8	1 for 10
Authorized Common Stock	200,000,000	200,000,000	200,000,000	200,000,000	200,000,000	200,000,000
Outstanding Common Stock	49,849,297	24,924,649	12,462,325	8,308,217	6,231,163	4,984,930
Reserved for issuance in connection with the exercise of outstanding warrants to purchase shares of common stock	12,566,079	6,283,040	3,141,520	2,094,347	1,570,760	1,256,608
Reserved for issuance in connection with the exercise of outstanding options to purchase shares of common stock	4,308,896	2,154,448	1,077,224	718,150	538,612	430,890
Reserved for issuance in connection with the conversion of our outstanding Series A Convertible Preferred Stock	66,625,000	33,312,500	16,656,250	11,104,167	8,328,125	6,662,500
Issuable upon conversion, subject to the terms thereof, of the MIEJ Note	19,426,387	9,713,194	4,856,597	3,237,732	2,428,299	1,942,639
Reserved for issuance under Equity Incentive Plans (not including shares already included in the rows above, and assuming the increase to the 2012 Plan is approved (proposal 3))(described under “Equity Compensation Plan Information”, beginning on page 45)	5,793,830	2,896,915	1,448,458	965,639	724,229	579,383
Shares available for future issuance	41,430,511	120,715,254	160,357,626	173,571,748	180,178,812	184,143,050

* Does not take into account the rounding of fractional shares described below under “Fractional Shares”.

Additionally, the below table sets forth the weighted average exercise price of (i) outstanding options; and (ii) outstanding warrants:

	Pre Reverse Split	1 for 2	1 for 4	1 for 6	1 for 8	1 for 10
Weighted Average Exercise Price of Outstanding Warrants	$0.80	$1.59	$3.18	$4.77	$6.37	$7.96
Weighted Average Exercise Price of Outstanding Options	$0.57	$1.15	$2.30	$3.45	$4.60	$5.74

If the Reverse Stock Split is implemented, the Amendment will not reduce the number of shares of our common stock or preferred stock authorized under our Certificate of Formation, as amended, the right of our board of directors to designate preferred stock, the par value of our common or preferred stock, or otherwise effect our designated series of preferred stock, except to affect the exchange ratio thereof (as shown in the table above).

Our common stock is currently registered under Section 12(b) of the Exchange Act, and we are subject to the periodic reporting and other requirements thereof. We presently do not have any intent to seek any change in our status as a reporting company under the Exchange Act either before or after the Reverse Stock Split.

Additionally, as of the date of this proxy statement, we do not have any current plans, agreements, or understandings with respect to the additional authorized shares that will become available for issuance after the Reverse Stock Split has been implemented.

Fractional Shares

Stockholders will not receive fractional shares in connection with the Reverse Stock Split. Instead, stockholders otherwise entitled to fractional shares will receive an additional whole share of our common stock. For example, if the board of directors effects a one-for-ten split, and you held nine shares of our common stock immediately prior to the effective date of the Amendment, you would hold one share of the Company’s common stock following the Reverse Stock Split.

Effective Time and Implementation of the Reverse Stock Split

The effective time for the Reverse Stock Split will be the date on which we file the Amendment with the office of the Secretary of State of the State of Texas or such later date and time as specified in the Amendment, provided that the effective date must occur prior to the earlier of (a) the one year anniversary of this annual meeting; and (b) the date of our 2017 annual meeting of stockholders.

Holders of pre-reverse split shares (“Old Shares”), after the effective date, may, but are not required to, contact our transfer agent regarding the procedure for surrendering to our transfer agent, certificates representing pre-reverse split shares in exchange for certificates representing post-reverse split shares (“New Shares”). No new certificates will be issued to a stockholder until or unless such stockholder has surrendered such stockholder’s outstanding certificate(s) together with such information, fees and documentation as the transfer agent may require, to the transfer agent for reissuance. Stockholders should not destroy any stock certificate. We and the transfer agent will adjust record stockholder’s shareholdings in our records regardless of whether any certificates evidencing Old Shares are returned for reissuance in order to evidence New Shares and therefore, stockholders are not required to return their certificates for reissuance unless they want to. In the event stockholders do not have their certificates representing Old Shares reissued for certificates evidencing New Shares, such certificates will still only provide rights and ownership of the adjusted number of New Shares in connection with the Reverse Stock Split, when presented for voting or transfer, even if the certificates still list the number of Old Shares prior to the Reverse Stock Split.

Stockholders whose shares are held in book-entry form or by their stockbroker do not need to submit old share certificates for exchange. These stockholders’ book-entry records or brokerage accounts will automatically reflect the new quantity of shares based on the selected Reverse Stock Split ratio.

Beginning on the effective date of the Reverse Stock Split, each certificate or other share ownership record representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares, subject to the rounding up of fractional shares to the next whole share.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY STOCK CERTIFICATE(S) UNLESS REQUESTED TO DO SO.

No Going-Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the proposed Reverse Stock Split, our board or directors does not intend for the Reverse Stock Split to be the first step in a “going-private transaction” within the meaning of Rule 13e-3 of the Exchange Act. In fact, since all fractional shares of common stock resulting from the Reverse Stock Split will be rounded up to the nearest whole share, there will be no reduction in the number of stockholders of record that could provide the basis for a going-private transaction.

Accounting Matters

The Reverse Stock Split will not affect the par value of our common stock ($0.001 per share). However, at the effective time of the Reverse Stock Split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the Exchange Ratio (including a retroactive adjustment of prior periods), and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss would be expected to be proportionally higher because there will be fewer shares of our common stock outstanding.

No Appraisal Rights

Under the Texas Business Organizations Code, our stockholders are not entitled to appraisal rights with respect to the Reverse Stock Split.

Certain Risks Associated with the Reverse Stock Split

Before voting on this proposal 4, you should consider the following risks associated with the implementation of the Reverse Stock Split:

●
The price per share of our common stock after the Reverse Stock Split may not reflect the Exchange Ratio implemented by the board of directors and the price per share following the effective time of the Reverse Stock Split may not be maintained for any period of time following the Reverse Stock Split. For example, based on the closing price of our common stock on November __, 2016 of $_____ per share, if the Reverse Stock Split was implemented at an Exchange Ratio of 1-for-5, there can be no assurance that the post-split trading price of the Company’s common stock would be $_____, or even that it would remain above the pre-split trading price. Accordingly, the total market capitalization of our common stock following a Reverse Stock Split may be lower than before the Reverse Stock Split.
●
Following the Reverse Stock Split, we may still run the risk of being considered a low priced stock under the listing standards of the NYSE MKT, which could cause the Company to be delisted or subject to delisting.
●
Effecting the Reverse Stock Split may not attract institutional or other potential investors, or result in a sustained market price that is high enough to overcome the investor policies and practices, and other issues relating to investing in lower priced stock described in “Purpose of the Reverse Stock Split” above.
●
The trading liquidity of our common stock could be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.
●
If a Reverse Stock Split is implemented by the board of directors, some stockholders may consequently own less than 100 shares of our common stock. A purchase or sale of less than 100 shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own fewer than 100 shares following the Reverse Stock Split may be required to pay higher transaction costs if they should then determine to sell their shares of the Company’s common stock.
●
A stockholder who receives a “round up” from a fractional share to a whole share may have a tax event based on the value of the “rounded up” share provided to the stockholder. The Company believes such tax event will be minimal or insignificant for most stockholders.

Potential Anti-Takeover Effect

The increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board of directors or contemplating a tender offer or other transaction for our combination with another company). However, the Reverse Stock Split proposal is not being proposed in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of our Company, nor is it part of a plan by management to recommend a series of similar amendments to our board of directors and stockholders.

Federal Income Tax Consequences of the Reverse Stock Split

A summary of the federal income tax consequences of the proposed Reverse Stock Split to individual stockholders is set forth below. It is based upon present federal income tax law, which is subject to change, possibly with retroactive effect. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Reverse Stock Split. In addition, we have not requested and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the proposed Reverse Stock Split. Accordingly, stockholders are advised to consult their own tax advisors for more detailed information regarding the effects of the proposed Reverse Stock Split on them under applicable federal, state, local and foreign income tax laws.

●
We believe that the Reverse Stock Split will be a tax-free recapitalization for federal income tax purposes. Accordingly, a stockholder will generally not recognize any gain or loss as a result of the receipt of the post-reverse split common stock pursuant to the Reverse Stock Split. However, a stockholder who receives a “round up ” from a fractional share to a whole share may have a tax event based on the value of the “rounded up” share provided to the stockholder. The Company believes such tax event will be minimal or insignificant for most stockholders.
●
The shares of post-reverse split common stock in the hands of a stockholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of the shares of pre-reverse split common stock held by that stockholder immediately prior to the Reverse Stock Split.
●
A stockholder’s holding period for the post-reverse split common stock will include the holding period of the pre-reverse split common stock exchanged.

Recommendation of the Board of Directors

The board of directors recommends that you vote “FOR” the amendment to our Certificate of Formation and the authorization of the board of directors of the Company, without further stockholder approval, to amend the Company’s Certificate of Formation, at any time prior to the earlier of (a) the one year anniversary of this annual meeting; and (b) the date of our 2017 annual meeting of stockholders, to effect a reverse stock split of our outstanding common stock in a ratio of between one-for-two and one-for-ten, provided that all fractional shares as a result of the split shall be automatically rounded up to the next whole share, in accordance with this proposal 4. Unless you specify otherwise, the board of directors intends the accompanying proxy to be voted for this proposal 4.

Vote Required

Approval of the amendment to our Certificate of Formation and the authorization of the board of directors of the Company, without further stockholder approval, to amend the Company’s Certificate of Formation, at any time prior to the earlier of (a) the one year anniversary of this annual meeting; and (b) the date of our 2017 annual meeting of stockholders, to effect a reverse stock split of our outstanding common stock in a ratio of between one-for-two and one-for-ten requires the affirmative vote of (i) a majority of the shares of the Company’s common stock; and (ii) Series A Convertible Preferred Stock issued and outstanding as of the record date.

Properly executed proxies will be voted at the annual meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the approval of amendment as set forth in this proposal 4.

THE BOARD RECOMMENDS A VOTE “FOR” AUTHORIZATION OF THE AMENDMENT TO OUR
CERTIFICATE OF FORMATION TO EFFECT A REVERSE STOCK SPLIT IN A RATIO BETWEEN
ONE-FOR-TWO AND ONE-FOR-TEN.

PROPOSAL 5
RATIFICATION OF APPOINTMENT OF AUDITORS

The board of directors has selected GBH CPAs, PC (“GBH”), as our independent auditors for the fiscal year ended December 31, 2016, and recommends that the stockholders vote to ratify such appointment.

We do not anticipate a representative from GBH to be present at the annual stockholders meeting. In the event that a representative of GBH is present at the annual meeting, the representative will have the opportunity to make a statement if he/she desires to do so and we will allow such representative to be available to respond to appropriate questions.

AUDIT FEES

We previously appointed GBH as our independent auditors to audit the consolidated financial statements of the Company for the fiscal years ended December 31, 2015 and December 31, 2014.

The following table presents fees for professional audit services performed by GBH CPAs, PC for the audit of our annual financial statements for the fiscal years ended December 31, 2015 and 2014 (in thousands).

	2015	2014
GBH CPAs, PC:
Audit Fees(1)	$235	$272
Audit-Related Fees(2)	20	31
Tax Fees(3)	26	63
All Other Fees(4)	37	3
Total	$318	$369

(1)
Audit fees include professional services rendered for (1) the audit of our annual financial statements for the fiscal years ended December 31, 2015 and 2014 and (ii) the reviews of the financial statements included in our quarterly reports on Form 10-Q for such years.

(2)
Audit-related fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements, but are not reported under “Audit fees.”

(3)	Tax fees include professional services relating to preparation of the annual tax return.
(4)	Other fees include professional services for review of various filings and issuance of consents.

Pre-Approval Policies

It is the policy of our board of directors that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be pre-approved by our board of directors. Our board of directors pre-approved all services, audit and non-audit, provided to us by GBH CPAs, PC for 2015 and 2014.

In order to assure continuing auditor independence, the Audit Committee periodically considers the independent auditor’s qualifications, performance and independence and whether there should be a regular rotation of our independent external audit firm. We believe the continued retention of GBH to serve as our independent auditor is in the best interests of the Company and its stockholders, and we are asking our stockholders to ratify the appointment of GBH as our independent auditor for the year ended December 31, 2016. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and our board of directors are requesting, as a matter of policy, that the stockholders ratify the appointment of GBH as our independent registered public accounting firm.

Ratification of this appointment shall be effective upon the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting and entitled to vote on, and who voted for, against, or expressly abstained with respect to, this proposal, provided that a quorum exists at the annual meeting. Abstentions with respect to the ratification of this appointment will have the effect of a vote “AGAINST” ratification of this appointment. Properly executed proxies will be voted at the annual meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the ratification of the appointment of GBH.

The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the committee determines that such a change would be in our and the stockholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE APPOINTMENT OF GBH CPAS, PC AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2016.

PROPOSAL 6 ADJOURNMENT OF THE ANNUAL MEETING

Our stockholders may be asked to consider and act upon one or more adjournments of the annual meeting, if necessary or appropriate, to solicit additional proxies in favor of any or all of the other proposals set forth in this proxy statement.

If a quorum is not present at the annual meeting, our stockholders may be asked to vote on the proposal to adjourn the annual meeting to solicit additional proxies. If a quorum is present at the annual meeting, but there are not sufficient votes at the time of the annual meeting to approve one or more of the proposals, our stockholders may also be asked to vote on the proposal to approve the adjournment of the annual meeting to permit further solicitation of proxies in favor of the other proposals. However, a stockholder vote may be taken on one of the proposals in this proxy statement prior to any such adjournment if there are sufficient votes for approval on such proposal.

If the adjournment proposal is submitted for a vote at the annual meeting, and if our stockholders vote to approve the adjournment proposal, the meeting will be adjourned to enable the board of directors to solicit additional proxies in favor of one or more proposals. If the adjournment proposal is approved, and the annual meeting is adjourned, the board of directors will use the additional time to solicit additional proxies in favor of any of the proposals to be presented at the annual meeting, including the solicitation of proxies from stockholders that have previously voted against the relevant proposal.

The board of directors believes that, if the number of shares of our common stock and Series A Preferred Stock voting in favor of any of the proposals presented at the annual meeting is insufficient to approve a proposal, it is in the best interests of our stockholders to enable the board of directors, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal. Any signed proxies received by us in which no voting instructions are provided on such matter will be voted in favor of an adjournment in these circumstances. The time and place of the adjourned meeting will be announced at the time the adjournment is taken. Any adjournment of the annual meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the annual meeting as adjourned or postponed.

Vote Required

Authority to adjourn the annual meeting pursuant to this proposal 6, to another place, date or time, if deemed necessary or appropriate, in the discretion of the board of directors, requires the vote of a majority of the shares of stock entitled to vote which are present, in person or by proxy at the annual meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
THE ADJOURNMENT OF THE ANNUAL MEETING,
IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES.

Stockholder Proposals for 2017 Annual Meeting of Stockholders and 2016 Proxy Materials

Proposals of holders of our voting securities intended to be presented at our 2017 annual meeting of stockholders and included in our proxy statement and form of proxy relating to such meeting pursuant to Rule 14a-8 of Regulation 14A must be received by us, addressed to our Corporate Secretary, at our principal executive offices at 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506, not earlier than the close of business on August 30, 2017, and not later than the close of business on September 29, 2017, together with written notice of the stockholder’s intention to present a proposal for action at the fiscal 2017 annual meeting of stockholders, unless our annual meeting date occurs more than 30 days before or 30 days after December 28, 2017. In that case, we must receive proposals not earlier than the close of business on the 120th day prior to the date of the fiscal 2017 annual meeting and not later than the close of business on the later of the 90th day prior to the date of the annual meeting or, if the first public announcement of the date of the annual meeting is less than 100 days prior to the date of the meeting, the 10th day following the day on which we first make a public announcement of the date of the meeting.

Stockholder proposals must be in writing and must include (a) the name and record address of the stockholder who intends to propose the business and the class or series and number of shares of capital stock of us which are owned beneficially or of record by such stockholder; (b) a representation that the stockholder is a holder of record of stock of us entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to introduce the business specified in the notice; (c) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by the stockholder pursuant to Regulation 14A under the Exchange Act. The board of directors reserves the right to refuse to submit any proposal to stockholders at an annual meeting if, in its judgment, the information provided in the notice is inaccurate or incomplete, or does not comply with the requirements for stockholder proposals set forth in our Bylaws.

Additionally, the Nominating and Governance Committee will consider director candidates recommended by stockholders, provided stockholders include (a) as to each person whom the stockholder proposes for the Nominating and Governance Committee to consider for nomination for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of us which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of us which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration received by individuals identified to the Nominating and Governance Committee through other means.

Additional Filings

Our Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through our website (www.pacificenergydevelopment.com) as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. Information on our website does not constitute part of this proxy statement.

We will provide, without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any of the filings described above. Individuals may request a copy of such information by sending a request to us, Attn: Corporate Secretary, PEDEVCO Corp., 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506.

Other Matters

As of the date of this proxy statement, our management has no knowledge of any business to be presented for consideration at the annual meeting other than that described above. If any other business should properly come before the annual meeting or any adjournment thereof, it is intended that the shares represented by properly executed proxies will be voted with respect thereto in accordance with the judgment of the persons named as agents and proxies in the enclosed form of proxy.

The board of directors does not intend to bring any other matters before the annual meeting of stockholders and has not been informed that any other matters are to be presented by others.

Interest of Certain Persons in or Opposition to Matters to Be Acted Upon:

(a)	No officer or director of us has any substantial interest in the matters to be acted upon, other than his or her role as an officer or director of us, or as a stockholder of us.

(b)	No director of us has informed us that he or she intends to oppose the action taken by us set forth in this proxy statement.

Company Contact Information

All inquiries regarding our Company should be addressed to our Company’s principal executive office:

PEDEVCO Corp.
4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506

DOCUMENTS INCORPORATED BY REFERENCE

In accordance with Item 13(b)(2) of the SEC’s Schedule 14A, certain financial and other information required to be disclosed in connection with “Proposal 2 - Approval of the Issuance of Shares of Common Stock Exceeding 19.9% of Our Outstanding Common Stock Upon Conversion of the MIEJ Convertible Promissory Note”, beginning on page 40, of this proxy statement are incorporated by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on March 29, 2016, a copy of which has been included with this proxy statement, and specifically to the sections included therein entitled as follows: (i) “Selected Financial Data”; (ii) “Financial Statements and Supplementary Data”; (iii) “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; (iv) “Changes in and Disagreements with Accountants on Accounting and Financial Disclosure”; and (v) “Quantitative and Qualitative Disclosures About Market Risk”. We are delivering to security holders with this proxy statement the aforementioned information incorporated by reference in accordance with Item 13(b)(2) of Schedule 14A.

By Order of the Board of Directors,

Frank C. Ingriselli, Chairman

APPENDIX A

AMENDED AND RESTATED SECURED SUBORDINATED PROMISSORY NOTE, DATED FEBRUARY
19, 2015, AND EFFECTIVE JANUARY 1, 2015, ISSUED BY PEDEVCO CORP. TO MIE JURASSIC
ENERGY CORPORATION

THIS NOTE, AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE (THE “SECURITIES”) HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT” OR THE “SECURITIES ACT”) SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (II) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE AND ANY SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE (EXCEPT AS OTHERWISE PROVIDED BELOW).

AMENDED AND RESTATED
SECURED SUBORDINATED PROMISSORY NOTE

 Danville, California
 Effective Date: January 1, 2015

This AMENDED AND RESTATED SECURED SUBORDINATED PROMISSORY NOTE (this “Note”) is made and entered into on February 19, 2015, to be effective as of January 1, 2015 (the “Effective Date”), and amends, restates and supersedes in its entirety that certain Amended and Restated Secured Subordinated Promissory Note, dated March 25, 2013, with an effective date of November 1, 2012, as amended by that First Amendment dated July 19, 2013, by Pacific Energy Development Corp., a Nevada corporation (“PEDCO”) in favor of MIE Jurassic Energy Corporation (the “Holder”); and such note and all obligations thereunder shall be referred to herein as the “Prior Obligations”). This Amended and Restated Secured Subordinated Promissory Note (this “Note”, “Promissory Note” or “Agreement”), evidences Four Million Nine Hundred Twenty Five Thousand U.S. Dollars (the “Principal”) owed to the Holder by PEDEVCO Corp. (the “Company”) a Texas corporation, and the parent corporation of PEDCO.

1.           Definitions. In addition to other terms defined throughout this Note, the following terms have the following meanings when used herein:

(a)           “Affiliate” means any other Person that (at the time when the determination is made) directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. As used in the foregoing sentence, the term “control” (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”) means the power to direct the management and/or the policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(b)           “Agreed Interest Rate” means ten percent per annum.

 Amended and Restated Secured Subordinated Promissory Note
 PEDEVCO Corp. and MIE Jurassic Energy Corporation
 Effective January 1, 2015

(c)           “Business Day” shall mean any day banking transactions can be conducted in New York City, New York and does not include any day which is a federal or state holiday in such location.

(d)           “Cash Shortfall” shall mean that at the time a Subordinated Interest Payment is due hereunder, the Company does not have sufficient cash on hand to meet all of its current obligations set forth in the waterfall or similar provisions of the Senior Note (if such Senior Note shall then be still outstanding) and the New Senior Lending instruments, if any.

(e)           “Closing” means the closing of the Settlement Agreement.

(f)           “Closing Date” means the date of Closing of the transactions contemplated by the Settlement Agreement.

(g)           “Closing Price” means, with respect to each share of Common Stock for any day, (a) the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the Principal Market or (b) if the Common Stock is not listed or admitted for trading on, and the Principal Market is not, any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for the Common Stock, in either case as reported on the NASDAQ Capital Market or NASDAQ National Market, or if applicable, the OTCQB market or the OTC Pink Sheet market, as applicable.

(h)           “Common Stock” means the common stock, $0.001 par value per share, of the Company.

(i)           “Conversion Price” means the greater of (a) $0.30 (subject to adjustment for Recapitalizations as defined in Section 10(g)) (the “Floor Price”); and (b) eighty percent of the average Closing Price over the prior sixty Trading Days from the date of any determination of such Conversion Price (subject to adjustment for Recapitalizations (which for the sake of clarity shall be calculated by totaling the Closing Prices for each Trading Day during the prior sixty Trading Day period and dividing such aggregate sum by the total number of Trading Days in such applicable sixty day period).

(j)           “Conversion Right Triggering Event” shall mean the extension of the Original Maturity Date of this Note past March 8, 2017.

(k)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l)           “Extension Conditions” means that (a) the amount of the Replacement Lender Refinancing (as defined in Section 3(c)) shall not be greater than the Maximum New Senior Lending Amount, and (b)(i) the Company shall have undertaken commercially reasonable best efforts to provide for the Replacement Lender Refinancing to include adequate provisions to permit the payment to the Holder of all Interest accrued under this Note commencing as of March 8, 2017 (and quarterly thereafter, until such time as this Note is paid in full or otherwise satisfied), provided that notwithstanding (b)(i) of this definition and at a minimum (ii) the Replacement Lenders shall agree to the Company (or its Subsidiaries) making the Subordinated Interest Payments, provided that any amount of accrued Interest owed on this Note through the date of the payment of the Subordinated Interest Payments, not paid in connection with the Subordinated Interest Payments, and the remaining 5% of annual Interest due hereunder in excess of the Subordinated Interest Payments, or such other remaining amounts left after the Company (or its Subsidiaries) have paid the amount of Subordinated Interest Payments which the Company has sufficient cash flow to pay shall continue to remain outstanding and accrue until the Maturity Date of this Note.

 Amended and Restated Secured Subordinated Promissory Note
 PEDEVCO Corp. and MIE Jurassic Energy Corporation
 Effective January 1, 2015

(m)           “Financing” means any and all Indebtedness incurred by the Company or any Subsidiary of the Company, regardless of its form, other than a pure equity investment, and including without limitation, all principal and interest (including such interest as may accrue after the initiation of bankruptcy proceedings), and all premiums, fees and expenses owing by the Company or any Subsidiary, to any such parties in respect of such Indebtedness. For the sake of clarity, Indebtedness incurred in connection with a merger, acquisition or combination transaction may also qualify as a “Financing”.

(n)           “Indebtedness” means, with respect to any Person, without duplication: (a) indebtedness for borrowed money, whether current or funded, short-term or long-term, secured or unsecured and whether or not contingent; (b) obligations evidenced by bonds, notes, debentures, letters of credit, guarantees or similar instruments; (c) all obligations, contingent or otherwise, of that Person under acceptance, letter of credit or similar facilities, (d) any investment into the Company other than a pure equity investment, and (e) all accrued interest, premiums, penalties, fees, costs and other obligations relating to the foregoing items described in (a) through (d) above.

(o)           “Investor Restructuring” means the refinancing, restructuring or extension of the Senior Note by the Investors.

(p)           “Investors” means BRe BCLIC Primary, BRe BCLIC Sub, BRe WNIC 2013 LTC Primary, BRe WNIC 2013 LTC Sub and RJ Credit LLC and/or any one or more of their Affiliates, provided that where and if applicable, references to the approval or consent of the Investors below shall also, or alternatively, require where and as applicable, the consent of BAM Administrative Services LLC, as agent for the Investors.

(q)           “Liens” mean all mortgages, liens (statutory or otherwise), pledges, security interests, charges, claims, restrictions, limitations, options, easements, encroachments, rights of first refusal, preemptive rights, conditional sale agreements, or other right to purchase, adverse claims or restrictions or reservations of any kind, including restrictions on transfer or other assignment, as security or otherwise, of or relating to use, quiet enjoyment, voting transfer or any other encumbrance of any kind whatsoever.

(r)           “Material Adverse Effect” means any effect, change, event, occurrence, circumstance or state of facts that would reasonably be expected to (i) be materially adverse to the business, condition (financial or otherwise), assets, liabilities, prospects or results of operations of the Company as a whole, or (ii) materially adversely affect the ability of the Company to perform its obligations hereunder and consummate the transactions contemplated hereby in a timely manner.

Amended and Restated Secured Subordinated Promissory Note
PEDEVCO Corp. and MIE Jurassic Energy Corporation
Effective January 1, 2015

(s)           “Maturity Date” means the applicable maturity date of this Note, which shall initially be the Original Maturity Date (as defined in Section 3(a)) and shall upon any Investor Restructuring, and subject to the terms and conditions of Section 3(b), be the first business day immediately following the Investor Restructuring Extended Maturity Date, or shall upon a Replacement Lender Refinancing and subject to the terms and conditions of Section 3(c), be the first business day immediately following the Replacement Lender Extended Maturity Date (as defined in Section 3(c)), as applicable.

(t)           “Maximum New Senior Lending Amount” means (a) the amount as of the Closing Date of the principal balance of and any unpaid interest due under the terms of the Senior Note and any refinancing or replacement thereof; and (b) the New Senior Lending (provided that if all or a portion of the New Senior Lending reduces the amount of the Senior Note, (a) shall reflect such reduced Senior Note balance), which in aggregate (a plus b) shall not exceed $95,000,000, without the prior written consent of the Holder in its sole discretion.

(u)           “New Senior Lending” means (i) any and all funds advanced by one or more Replacement Lenders in connection with a Financing separate from a Replacement Lender Refinancing and/or (ii) any and all funds advanced or Indebtedness incurred from one or more Investors in connection with a Financing separate from a Replacement Lender Refinancing.

(v)           “Person” means any natural person, corporation, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, business or statutory trust, trust, union, association, instrumentality, governmental authority or other entity, enterprise, authority or unincorporated entity.

(w)           “Principal Market” means initially the NYSE MKT, and shall also include the New York Stock Exchange, NASDAQ Capital Market, the OTCQB market, the NASDAQ National Market, or the OTC Pink Sheet market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

(x)           “Recapitalization” has the meaning given to such term in Section 10(g) of this Note.

(y)           “Replacement Lender Extended Maturity Date” means the automatic extension of the Maturity Date of the Note in connection with a Replacement Lender Refinancing as defined in Section 3(c) of this Note.

(z)           “Replacement Lenders” means one or more third party replacement lenders, other than the Investors or any Affiliates of the Investors, who participate in any New Senior Lending or the Replacement Lender Refinancing (as described in Section 3(c)).

(aa)         “Securities Act” means the Securities Act of 1933, as amended.

(bb)         “Senior Note” means those certain Secured Promissory Notes issued by the Company to each of the Investors, dated March 7, 2014, in the aggregate amount of $35,499,059.74, and includes such Senior Note as refinanced, restructured or extended in connection with an Investor Restructuring or Replacement Lender Refinancing.

Amended and Restated Secured Subordinated Promissory Note
PEDEVCO Corp. and MIE Jurassic Energy Corporation
Effective January 1, 2015

(cc)           “Settlement Agreement” means that certain Settlement Agreement dated as of even date herewith by and between the Holder, PEDCO and the Company.

(dd)           “Subordinated Interest Payments” means (i) quarterly interest payments (starting March 31, 2017) of not less than 5% per annum of the Interest accrued beginning March 31, 2017, under this Note; plus (ii) a one-time payment of the amount of accrued Interest due hereunder (which shall in no event exceed $500,000), which requirement to make such quarterly interest payments and such one-time payment shall be subject to the Company not having a Cash Shortfall at the time such Subordinated Interest Payment becomes due.

(ee)           “Subsidiary” means with respect to any Person, (i) any corporation at least a majority of the outstanding voting stock of which is owned, directly or indirectly, by such Person or by one or more of its subsidiaries, or by such Person and one or more of its subsidiaries, (ii) any general partnership, joint venture, limited liability company, statutory trust, or other entity, at least a majority of the outstanding partnership, membership, or other similar equity interests of which shall at the time be owned by such Person, or by one or more of its subsidiaries, or by such Person and one or more of its subsidiaries, and (iii) any limited partnership of which such Person or any of its subsidiaries is a general partner. For the purposes of this definition, “voting stock” means shares, interests, participations, or other equivalents in the equity interest (however designated) in such Person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such Person, other than shares, interests, participations, or other equivalents having such power only by reason of the occurrence of a contingency.

(ff)           “Trading Day” means any day on which the Principal Market on which shares of Common Stock are listed, traded or quoted, as applicable, is open for trading.

2.           Promise to Pay; Principal and Interest.

2.1           Promise to Pay. FOR VALUE RECEIVED, the Company, unconditionally promises and agrees to pay, as herein provided, on the Maturity Date, to the order of Holder, at such place in the United States of America as Holder may hereinafter designate in writing to Company, in lawful money of the United States of America, the principal sum of FOUR MILLION NINE HUNDRED TWENTY FIVE THOUSAND U.S. DOLLARS, together with interest thereon as provided below, less any amounts repaid by the Company prior to the Maturity Date, or converted into Common Stock of the Company as provided herein.

2.2           Principal and Interest.  Interest on the Principal amount of this Note shall accrue quarterly in arrears, beginning on the Effective Date, at the Agreed Interest Rate (“Interest”), provided that the Company shall not be required to pay any Principal or Interest on this Note until the Maturity Date or except as required in connection with the Note Prepayment Requirements (defined in Section 5).  Interest on any unpaid balance of this Note, including accrued but unpaid, interest, shall be calculated on the basis of 30-day months and a 360-day year.

 Amended and Restated Secured Subordinated Promissory Note
 PEDEVCO Corp. and MIE Jurassic Energy Corporation
 Effective January 1, 2015

3.           Maturity Date; New Senior Lending; Refinancing; Automatic Extension of Maturity Date.

(a)           The unpaid Principal and all accrued and unpaid Interest on this Note shall be due and payable on March 8, 2017 (the “Original Maturity Date”).

(b)           Investor Restructuring.  In connection with an Investor Restructuring of the Senior Note (but not otherwise), the Original Maturity Date of this Note shall automatically and without requiring the consent or approval of the Holder, and without any required action by any parties, be extended until the first business day immediately following the maturity date of such refinanced, restructured or extended Senior Note (or portion thereof) (the “Investor Restructuring Extended Maturity Date”), provided that the Investor Restructuring Extended Maturity Date shall be no later than March 8, 2019. Any Investor Restructuring shall include payment provisions whereby the Holder shall be paid all Interest and fees accrued on this Note as of March 8, 2018, no later than March 8, 2018. The Investor Restructuring may take place as one transaction or a series of transactions solely by any of the Investors and the Company (or its Subsidiaries) and the Investor Restructuring Extended Maturity Date shall be the latest such maturity date of the securities issued in connection with such Investor Restructuring and/or the revised, restructured or extended maturity date of the Senior Note (subject to such Investor Restructuring Extended Maturity Date being no later than March87, 2019). For the sake of clarity and in an abundance of caution, the Holder hereby confirms, consents and acknowledges its approval of the New Senior Lending, and that such New Senior Lending shall not require the approval or consent of the Holder.

(c)           Long-Term Financing.

(i)           In addition to and separate from the right of the Company to obtain New Senior Lending as described in (d) below, the Holder hereby consents to and approves the refinancing, restructuring or extension on a one-time only basis (in the form of an amended Senior Note or notes, a new promissory note or notes or any other form of Indebtedness), by the Company (and/or any of its Subsidiaries) of the Senior Note with one or more Replacement Lenders (collectively referred to herein as a “Replacement Lender Refinancing”). In the event of any Replacement Lender Refinancing, the Company (on its own behalf and on behalf of its Subsidiaries), shall undertake commercially reasonable best efforts to cause the Replacement Lenders to simultaneously refinance both the Senior Note and this Note (together with any outstanding Interest or fees due hereon) as part of such Replacement Lender Refinancing. Despite such efforts, should the Replacement Lenders be unable or unwilling to include the amount owed under this Note in such financing, then the Replacement Lender Refinancing may proceed without including the amount owed to the Holder under this Note, and this Note may remain in place and shall be automatically subordinated, without further consent or approval of the Holder, to such Replacement Lender Refinancing, subject to the terms and limitations herein provided. Furthermore, upon the occurrence of such Replacement Lender Refinancing, the Original Maturity Date of this Note shall be automatically extended, without further consent or approval of the Holder, and without any required action by any parties, to the latest maturity date of the Indebtedness associated with the Replacement Lender Refinancing (the “Replacement Lender Extended Maturity Date”), provided that the Extension Conditions are met at the time of such Replacement Lender Refinancing, and provided further that the Replacement Lender Extended Maturity Date shall never exceed March 8, 2020, regardless of whether the latest maturity date of such indebtedness associated with the Replacement Lender Refinancing is later than March 8, 2020. In the event the Extension Conditions are not met at the time of the closing of such Replacement Lender Refinancing, the Maturity Date of this Note shall remain the Original Maturity Date, provided that if in the future, such Extension Conditions are met, following the closing date of such Replacement Lender Refinancing, the Maturity Date of this Note shall automatically, and without any required action by the Company or the Holder, and without any required action by any parties, be extended until the Replacement Lender Extended Maturity Date. For the avoidance of doubt, (i) the Subordinated Interest Payments shall be subordinated to the Replacement Lender Refinancing and any New Senior Lending, as well as any amount outstanding under the Senior Note, including any accrued and unpaid Interest thereon, and should there be any Cash Shortfall at the time that any Subordinated Interest Payments are due, the Company (or where applicable, one or more of its Subsidiaries) shall first make payments scheduled under the Senior Note (if such Senior Note remains outstanding) and the New Senior Lending prior to making such Subordinated Interest Payments to the Holder, and (ii) regardless of the Replacement Lender Extended Maturity Date or the extended tenor of the Replacement Lender Refinancing as agreed by the Replacement Lenders, the Maturity Date of this Note shall in no event exceed March 8, 2020.  If any Subordinated Interest Payment is not made in full because of a Cash Shortfall, the Company shall deliver a certificate to Holder at least five Business Days in advance of the date such Subordinated Interest Payment is due setting forth the calculation of such Cash Shortfall, including cash on hand and required payments under the waterfall, in detail.

 Amended and Restated Secured Subordinated Promissory Note
 PEDEVCO Corp. and MIE Jurassic Energy Corporation
 Effective January 1, 2015

(ii)           For the sake of clarity and in an abundance of caution, the Holder hereby confirms, consents and acknowledges its approval of the Replacement Lender Refinancing, if any, and that such Replacement Lender Refinancing shall not require the approval or consent of the Holder.

(d)           From time to time after the Effective Date, any of the Investors and any Replacement Lenders may provide New Senior Lending (in one or a series of transactions) to the Company (or its Subsidiaries).

(e)           No repayments on this Note shall occur or be made by the Company if there exists any event of default under the Senior Note or New Senior Lending.  In the event any of the Investors agree to accrue interest on a portion of the Senior Note or New Senior Lending owed to the Investors in order to accommodate a Replacement Lender that only wants to replace a portion of the outstanding Senior Note or New Senior Lending owed to the Investors in connection with a Replacement Lender Refinancing, this Note and the terms and conditions hereof, shall automatically become subject to the same interest accrual terms of such Senior Note or New Senior Lending, as applicable, including, but not limited to the Subordinated Interest Payments, in the event such interest accrual terms are more favorable to the Company (or any of the Company’s Subsidiaries) than the terms and conditions of this Note.

(f)           The amount of Principal and accrued Interest owed under this Note shall automatically, and without further consent from the Holder, be subordinated in every way to the Senior Note and any New Senior Lending, and such New Senior Lending shall have the same rights and preferences as the Senior Note, subject to the Maximum New Senior Lending Amount, as herein provided. This Section 3(f) shall not in any way limit or reduce the terms and conditions of Sections 6 and 7 hereof.

(g)           The Company will reimburse the Holder for any costs reasonably incurred by the Holder in connection with any New Senior Lending.

 Amended and Restated Secured Subordinated Promissory Note
 PEDEVCO Corp. and MIE Jurassic Energy Corporation
 Effective January 1, 2015

4.           Optional Prepayments; Forgiveness of Principal.

(a)           This Note may be repaid in whole or in part by the Company, from time to time, at any time without penalty or premium (“Optional Prepayments”). Any Optional Prepayments shall be applied first to any accrued Interest and then to any Principal amount outstanding.

(b)           In the event the Company repays this Note in full pursuant to an Optional Prepayment or Optional Prepayments and/or pursuant to an Excess Financing Amount Mandatory Prepayment (as defined in Section 5(b))(provided that for the sake of clarity the amount required to be repaid by the Company pursuant to this Section 4(b) shall be reduced by the 2015 Forgiven Amount defined below) on or before December 31, 2015 (the “2015 Early Prepayment Date”), twenty percent (20%) of the original Principal amount of this Note shall be automatically forgiven by the Holder, the result of which shall be that the Company shall only be required to pay the Holder an aggregate of (i) eighty percent (80%) of the original Principal amount of this Note (such remaining twenty percent (20%) of the original Principal amount of this Note shall be defined herein as the “2015 Forgiven Amount”); and (ii) any and all accrued Interest on this Note through the date of repayment in full and complete satisfaction of all amounts owed to Holder under this Note.

(c)           In the event the Company repays this Note in full pursuant to an Optional Prepayment or Optional Prepayments and/or pursuant to an Excess Financing Amount Mandatory Prepayment (as defined in Section 5(b))(provided that for the sake of clarity the amount required to be repaid by the Company pursuant to this Section 4(c) shall be reduced by the 2016 Forgiven Amount defined below) on or before December 31, 2016 (the “2016 Early Prepayment Date” and collectively with the 2015 Early Prepayment Date as applicable, each an “Early Prepayment Date”), fifteen percent (15%) of the original Principal amount of this Note shall be automatically forgiven by the Holder, the result of which shall be that the Company shall only be required to pay the Holder an aggregate of (i) eighty-five percent (85%) of the original Principal amount of this Note (such remaining fifteen percent (15%) of the original Principal amount of this Note shall be defined herein as the “2016 Forgiven Amount” and together with the 2015 Forgiven Amount, each a “Forgiven Amount”); and (ii) any and all accrued Interest on this Note through the date of repayment in full and complete satisfaction of all amounts owed to Holder under this Note (the reduced amount of Principal owed to the Holder in connection with a complete Optional Prepayment pursuant to the terms and conditions of this Section 4(c) and Section 4(b), above, each as applicable “Reduced Payment Amount”).

 Amended and Restated Secured Subordinated Promissory Note
 PEDEVCO Corp. and MIE Jurassic Energy Corporation
 Effective January 1, 2015

(d)           The Holder agrees that the payment by the Company of the applicable Reduced Payment Amount pursuant to Section 4(b) or 4(c) above, will completely satisfy the amount owed to Holder under and in connection with this Note, and upon payment in full of such applicable Reduced Payment Amount: (i) this Note shall be considered paid in full; (ii) the applicable Forgiven Amount shall be considered waived and forgiven by Holder in its entirety; (iii) the Company shall be released from any further obligation under or in connection with this Note, including, but not limited to in connection with the applicable Forgiven Amount; and (iv) this Note shall be considered terminated and cancelled (collectively, the “Note Satisfaction Confirmations”).

5.           Mandatory Prepayments.

(a)           Should the Company or any of its Subsidiaries enter into any single Financing or acquisition or any series of Financings or acquisitions (each an “Additional Transaction”, whether one or more) that results in the Company or any of its Subsidiaries raising New Senior Lending of at least $20,000,000 in excess of the principal balance of the Senior Note as of the date the parties enter into this Note (the “Original Senior Note Balance”), then, the Holder shall have the right to be paid all Interest and fees that have accrued on this Note each and every time, as applicable, that an Additional Transaction or series of Additional Transactions reaches or exceeds the $20 million threshold (a “Mandatory Prepayment of Interest”). This right shall repeat each time a new Additional Transaction or series of Additional Transactions results in the Company or its Subsidiaries raising $20 million in New Senior Lending in excess of (i) the Original Senior Note Balance; or (ii) the amount previously raised which triggered the prior Mandatory Prepayment of Interest, as applicable.

(b)           Should the Company or any of its Subsidiaries obtain any Financing which exceeds the Maximum New Senior Lending Amount, the amount of such Financing which exceeds the Maximum New Senior Lending Amount shall be paid (i) first to the Holder, as a mandatory pre-payment of this Note, until the amount of this Note (both Principal and accrued Interest due hereunder) is paid in full; and (ii) thereafter to Company and/or its Affiliates (an “Excess Financing Amount Mandatory Prepayment”). For the sake of clarity, the receipt of Financing by the Company (or any Subsidiary) in excess of the Maximum New Senior Lending Amount shall not trigger an Event of Default or default hereunder, and the Holder shall not have any rights to approve or consent to the terms of any such Financing, provided that the requirements of the Company to make the Excess Financing Amount Mandatory Prepayment are complied with hereunder.  To the extent the amount of any Excess Financing Amount Mandatory Prepayment fully satisfies the Reduced Payment Amount of this Note as described in Section 4, on or prior to the applicable Early Prepayment Date, such repayment shall be subject to the terms and conditions of Sections 4(b) or 4(c) hereof as applicable, and the Company shall only be required to repay the Reduced Payment Amount of this Note.

Amended and Restated Secured Subordinated Promissory Note
PEDEVCO Corp. and MIE Jurassic Energy Corporation
Effective January 1, 2015

(c)           Except for (a) the Mandatory Prepayment of Interest, if and as required pursuant to Section 5(a), above, (b) the Excess Financing Amount Mandatory Prepayment requirement, if and as required pursuant to Section 5(b), above, and (c) the payment of Subordinated Interest Payments which come due and are payable as provided in Section 3(c), hereof in the event of a Replacement Lender Refinancing (collectively, the “Note Prepayment Requirements”), no payments whatsoever of Principal or Interest hereunder shall be required to be made by the Company prior to the Maturity Date.

6.           Security Interest.

(a)           The Company and the Company’s Subsidiaries hereby grant to the Holder a continuing second priority security interest in and Lien on, second only to the Liens of Investors under the Senior Note and any New Senior Lending and if applicable, the Replacement Lenders in connection with any New Senior Lending or the Replacement Lender Refinancing or in connection with a Replacement Lender Refinancing, all of the properties, assets, and rights of the Company and its Subsidiaries, wherever located and whether now owned or hereafter acquired or arising, and all proceeds and products thereof, subject to the requirements and terms and provisions of Section 7 hereof (all such properties, assets, rights, proceeds and products hereinafter sometimes called, collectively, the “Collateral” and such security interest defined herein as the “Security Interest”).

(b)           At the reasonable request of the Holder, the Company and if applicable, its Subsidiaries, will join with the Holder in executing one or more financing statements pursuant to the Uniform Commercial Code (the “Code”) in a form reasonably satisfactory to the Holder. The Company on its behalf and on behalf of its Subsidiaries, hereby authorizes the Holder to file a financing statement signed only by the Holder in all places where necessary to perfect the Holder’s Security Interest in the Collateral in all jurisdictions where such authorization is permitted by the Code. Without limiting the foregoing the Company agrees that whenever the Code requires the Company or any of the Company’s Subsidiaries to sign a financing statement for filing purposes, the Company (on its own behalf and on behalf of each of its Subsidiaries) hereby appoints the Holder or any of the Holder’s representatives as the Company’s (and its Subsidiaries’) attorney and agent, with full power of substitution, to sign or endorse the Company’s (or any of the Company’s Subsidiaries’) name on any such financing statement or other document and authorizes the Holder to file such a financing statement in all places where necessary to perfect the Holder’s Security Interest in the Collateral; and the Company ratifies all acts of the Holder and said representatives and agrees to hold the Holder and said representatives harmless from all acts of commission or omission or any error of judgment or mistake of fact or law pertaining thereto. A carbon, photographic or other reproduction of this Note or of a financing statement is sufficient as a financing statement. Upon full payment or satisfaction of all obligations under this Note, the Lien or charge created hereby or resulting herefrom, shall cease to exist and the Holder shall promptly file all termination statements requested by the Company necessary to accomplish this purpose. Notwithstanding the above, the Holder hereby authorizes the Company and each of its Subsidiaries to file a termination statement under the Code in any and all jurisdictions that the Company or any of its Subsidiaries deem necessary or warranted, without the prior consent or approval of the Holder, at such time as this Note has been satisfied in full.

Amended and Restated Secured Subordinated Promissory Note
PEDEVCO Corp. and MIE Jurassic Energy Corporation
Effective January 1, 2015

(c)           Upon any disposition of any of the Collateral, the Holder hereby authorizes the Company or any of its Subsidiaries to file termination statements under the Code with respect to any financing statements in favor of the Holder with respect to the Company, the Company’s Subsidiaries and the Collateral, and the Holder agrees, if requested by the Company, to execute and immediately deliver any and all other releases, terminations and other documents or agreements which the Company deems necessary to accomplish a disposition of the Collateral free of the Security Interest; provided that the Holder shall retain its Security Interest in the proceeds of the Collateral so disposed of as described above.

(d)           Notwithstanding Sections 6(a) or 6(b), above, the Holder has and shall have no control over the cash flow of the Company or any of the Company’s Subsidiaries, nor shall the Company, any of the Company’s Subsidiaries, the Investors, or the Replacement Lenders, be required to obtain the consent of the Holder regarding the disposition, sale, or use of any assets of the Company or its Subsidiaries which form a part of the Collateral at any time in the future.

(e)           Holder will not, without the prior written consent of the Investors and/or the Replacement Lenders (a) transfer or assign, or attempt to enforce or collect the amounts owed to Holder pursuant to the terms of this Note, (b) take any additional collateral security from the Company or any of the Company’s Subsidiaries for any amounts owed to the Holder under this Note, it being agreed by Holder that any security interest of Holder in any such collateral security shall be subordinate and of junior priority to the Investors’, and/or the Replacement Lenders’, security interest therein, or (c) commence, or join with any other creditor in commencing, any bankruptcy, reorganization or insolvency proceedings with respect to the Company or any of its Subsidiaries.

(f)           Should any such Additional Transactions or New Senior Lending result in the acquisition of new assets after the Effective Date, the Holder shall be granted a subordinate lien on all such acquired assets.

7.           Subordination of this Note.

(a)           Except as expressly provided herein, Holder agrees that, until such time as all amounts owing by the Company under the Senior Note and any New Senior Lending have been paid and satisfied in full, (i) the repayment of this Note (including Principal, Interest and any fees or other amounts due hereunder), whether upon the occurrence of an Event of Default (as defined in Section 14), or otherwise; and (ii) any Lien it may acquire against any assets or property of the Company to secure any obligations of the Company to Holder in connection herewith, including, but not limited to the Security Interest, shall be subordinate, junior and inferior to [A] the payment in full by the Company (or any of its Subsidiaries) of all amounts (including principal, interest, fees or other expenses due) to the Investors and/or the Replacement Lenders under the terms of the Senior Note and/or New Senior Lending; and [B] the Liens of the Investors and/or any Replacement Lenders, under the Senior Note and/or New Senior Lending. The priorities set forth in this section are applicable irrespective of the order or time of attachment, or the order, time or manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting the Holder’s Lien or Security Interest, and notwithstanding any conflicting terms or conditions which may be contained in the Senior Note or any New Senior Lending or any other documents.

Amended and Restated Secured Subordinated Promissory Note
PEDEVCO Corp. and MIE Jurassic Energy Corporation
Effective January 1, 2015

(b)           The Holder hereby waives notice of acceptance of the subordination provisions and requirements of this Section 7 (the “Subordination Requirements”) by the Investors and/or any Replacement Lenders, and further waives notice of and consent to the making, amount and terms of any Investor Restructuring of the Senior Note and/or any New Senior Lending, which may exist or be created from time to time and any renewal, extension, amendment or modification thereof, and any other lawful action which the Investors and/or Replacement Lenders in their sole and absolute discretion may take or omit to take with respect thereto. Notwithstanding the above, the Subordination Requirements shall not modify or affect the Note Prepayment Requirements set forth herein. The Holder hereby also waives notice of the existence or creation or non-payment of the Senior Note or New Senior Lending or the occurrence of any events of default thereunder.

(c)           No payments or other distributions whatsoever in respect of the amounts owed to Holder under this Note, whether upon the occurrence of an Event of Default (as defined in Section 14), or otherwise, shall be made, nor shall any property or assets of the Company or any of the Company’s Subsidiaries be applied, directly or indirectly, to the purchase or other acquisition or retirement of any amounts owed under this Note except as expressly set forth herein. Otherwise, the Investors and/or the Replacement Lenders shall be entitled to receive and retain all such payments. Until the amounts owed under the Senior Note and any New Senior Lending shall have been paid in full and satisfied, Holder shall not take any action to enforce the Security Interest provided for hereunder.

(d)            In the event of any dissolution, winding-up, liquidation, readjustment, reorganization or other similar proceedings relating to the Company or any of its Subsidiaries, or to all or substantially all its or any of its Subsidiary’s property (whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership, or upon an assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of the Company, or any sale of all or substantially all of the assets of the Company, or otherwise), the Senior Note and if applicable, the New Senior Lending, shall first be paid in full before Holder shall be entitled to receive and to retain any further payment or distribution in respect of this Note, and, in order to implement the foregoing, (a) all payments and distributions of any kind or character in respect to this Note to which Holder would be entitled if this Note were not subordinated, or subordinated and pledged or assigned, pursuant to this Note shall be made directly to the applicable Investors and/or the Replacement Lenders, as applicable, (b) Holder shall promptly file a claim or claims, in the form required in such proceedings, for the full outstanding amount of this Note, and shall cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the applicable Investors and/or the Replacement Lenders, as applicable, and (c) Holder hereby irrevocably agrees that the Investors and/or the Replacement Lenders, as applicable, may, at their sole discretion, during the continuance of an Event of Default, in the name of Holder or otherwise, demand, sue for, collect and receive any and all such payments or distributions, and file, prove, and vote or consent in any such proceedings with respect to, any and all claims of Holder relating to this Note. Any excess remaining after the satisfaction in full of the amounts owed under the Senior Note or New Senior Lending, as applicable, will be remitted to Holder.

Amended and Restated Secured Subordinated Promissory Note
 PEDEVCO Corp. and MIE Jurassic Energy Corporation
 Effective January 1, 2015

(e)           The Holder agrees to promptly enter into a subordination agreement or subordination agreements from time to time to evidence and document the requirements set forth in this Section 7, according to standard industry terms and conditions and including those terms and conditions that are reasonably requested by the Company, the applicable Investors and/or any Replacement Lenders (as applicable, “Subordination Agreements”). The Holder shall not unreasonably delay, condition or withhold its approval and execution of the Subordination Agreements. The Holder agrees and confirms that the terms and conditions of the Subordination Agreements will supersede and take preference over the terms and conditions of this Section 7.

8.           Representations and Warranties of the Company. The Company represents and warrants to the Holder as follows:

(a)           The execution and delivery by the Company of this Note (i) are within the Company’s corporate power and authority, and (ii) have been duly authorized by all necessary corporate action. Further, the undersigned is a duly authorized representative of the Company and has been authorized by a resolution of the Board of Directors of the Company to exercise any and all documents necessary to effectuate the transaction contemplated hereby.

(b)           This Note is a legally binding obligation of the Company, enforceable against the Company in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights, and (ii) the availability of the remedy of specific performance or in injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(c)           The Company agrees to pay or reimburse the Holder for all reasonable costs and expenses associated with the Exchange Act Filings (as defined in Section 9(l), below), upon receipt of documented evidence thereof.

(d)           If at any time after the earlier of (a) the date of the Company’s 2015 annual meeting of stockholders; and (b) December 31, 2015, the maximum number of shares of Common Stock issuable to the Holder hereunder, pursuant to the terms and conditions of Section 10 hereof, would, in the reasonable determination of the Board of Directors of the Company, exceed the Share Cap (as defined in Section 10(k) below), the Company shall seek Shareholder Approval (as defined in Section 10(k), below) at the Company’s next regularly scheduled annual meeting of stockholders (the “Annual Meeting”), pursuant to applicable rules and regulations of the NYSE MKT and the Securities and Exchange Commission (the “Shareholder Approval Requirement”). For the sake of clarity and in an abundance of caution, it shall not be deemed to be a default, or Event of Default under this Note in the event the Company’s stockholders do not provide the Shareholder Approval at the Annual Meeting, provided that the Board of Directors of the Company shall recommend that the stockholders approve such Shareholder Approval and shall not take any action which in the reasonable determination of the Holder, would discourage any stockholder from approving such Shareholder Approval. In the event the Shareholder Approval is not obtained at the Annual Meeting, the Company shall re-submit such proposal for Shareholder Approval at each subsequent annual meeting of stockholders of the Company until such time as this Note has been repaid or satisfied in full. The Shareholder Approval requirement may be waived by the Holder at any time in writing.

Amended and Restated Secured Subordinated Promissory Note
PEDEVCO Corp. and MIE Jurassic Energy Corporation
Effective January 1, 2015

9.           Representations, Warranties and Covenants of Holder. Holder represents and warrants to the Company, and agrees, as follows (collectively the “Representations”):

(a)           The execution and delivery by the Holder of this Note (i) are within the Holder’s corporate power and authority, and (ii) have been duly authorized by all necessary corporate action. Further, the undersigned is a duly authorized representative of the Holder and has been authorized by a resolution of the Board of Directors of the Holder to exercise any and all documents necessary to effectuate the transaction contemplated hereby.

(b)           This Note is a legally binding obligation of the Holder, enforceable against the Holder in accordance with the terms hereof, except to the extent that (i) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights, and (ii) the availability of the remedy of specific performance or in injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefore may be brought.

(c)           This Note and any Conversion Shares (as such term is defined in Section 10(a) hereof) issuable upon conversion of this Note are being acquired by Holder for its own account for investment and not with a view to, or for sale in connection with, a distribution, as that term is used in Section 2(a)(11) of the Securities Act, in a manner which would require registration under the Securities Act or any state securities laws, or for sale in connection with, any distribution thereof.

(d)           Holder is familiar with Regulation D of the Securities Act and confirms and certifies that it is an “accredited investor” as defined in Regulation D under the Securities Act.

(e)           Holder recognizes that this Note and the Conversion Shares issuable upon conversion hereof have not been registered under the Securities Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of this Note and the Conversion Shares issuable upon conversion hereof is registered under the Securities Act or unless an exemption from registration is available.

(f)           Holder has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in this Note and the Conversion Shares issuable upon conversion hereof for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, have determined that this Note and the Conversion Shares issuable upon conversion hereof (as and if applicable) is a suitable investment for it.

Amended and Restated Secured Subordinated Promissory Note
PEDEVCO Corp. and MIE Jurassic Energy Corporation
Effective January 1, 2015

(g)           Holder has not been offered this Note and the Conversion Shares issuable upon conversion hereof by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to Holder’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising.

(h)           Holder has had an opportunity to ask questions of and receive satisfactory answers from the Company, or persons acting on behalf of the Company, concerning the terms and conditions of this Note, the Conversion Shares issuable upon conversion hereof and the Company, and all such questions have been answered to the full satisfaction of Holder.

(i)           Company has not supplied Holder any information regarding this Note or the Conversion Shares issuable upon conversion hereof or an investment in this Note or the Conversion Shares issuable upon conversion hereof other than as contained in this Note, and Holder is relying on its own investigation and evaluation of the Company and this Note and the Conversion Shares issuable upon conversion hereof and not on any other information.

(j)           Holder understands that this Note and any Conversion Shares converted pursuant hereto have not been registered under the Securities Act or registered or qualified under any of the securities laws of any state or other jurisdiction, are “restricted securities”, and cannot be resold or otherwise transferred unless they are registered under the Securities Act, and registered or qualified under any other applicable securities laws, or an exemption from such registration and qualification is available. Except in cases in which such shares have become unrestricted and freely tradable under Rule 144A, prior to any proposed transfer of this Note or any Conversion Shares, Holder shall, among other things, give written notice to the Company of its intention to effect such transfer, identifying the transferee and describing the manner of the proposed transfer and, if requested by the Company, accompanied by (i) investment representations by the transferee similar to those made by Holder in this Section 9 and (ii) an opinion of counsel satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Securities Act and without registration or qualification under applicable state or other securities laws. Each certificate issued to evidence any Conversion Shares shall bear a legend as follows (subject, where and if applicable, to a Legend Removal as described in Section 10(j)):

“The securities represented by this certificate have not been registered under the Securities Act of 1933 or any state securities act. The securities have been acquired for investment and may not be sold, transferred, pledged or hypothecated unless (i) they shall have been registered under the Securities Act of 1933 and any applicable state securities act, or (ii) the corporation shall have been furnished with an opinion of counsel, satisfactory to counsel for the corporation, that registration is not required under any such acts.”

Amended and Restated Secured Subordinated Promissory Note
PEDEVCO Corp. and MIE Jurassic Energy Corporation
Effective January 1, 2015

(k)           The Holder has read and reviewed, and been provided an opportunity to ask questions regarding, the Company’s periodic and current report filings (Form 10-Qs, Form 10-Ks and Form 8-Ks) on the Securities and Exchange Commission’s EDGAR webpage at www.sec.gov, including, but not limited to, the risk factors, results of operations, description of business operations, executive compensation information, plan of operations, management’s discussion and analysis of results of operations and audited and unaudited financial statements included therein.

(l)           Holder agrees to make any and all filings required by Holder under the Exchange Act in connection with the receipt by the Holder of this Note within the time period required for such filings, and its right to receive the Conversion Shares issuable upon Conversion hereof (each as defined in Section 10, below), upon the occurrence of any Conversion Right Triggering Event (the “Exchange Act Filings”). Holder further agrees and confirms that all Exchange Act Filings are the sole obligation of Holder.

10.           Holder’s Option to Convert this Note After A Conversion Right Triggering Event.

(a)           At any time after a Conversion Right Triggering Event has occurred, prior to the payment in full by the Company of all Principal and Interest due pursuant to the terms of this Note, and subject to the Share Cap (as defined in Section 10(k), below), the Holder shall have the Option to convert all or a portion of the unpaid Principal due under the terms of this Note, together with all accrued Interest hereunder, into shares of Common Stock of the Company (the “Conversion Shares” and the “Conversion Option” or the “Option”) at the Conversion Price (a “Conversion”). For the sake of clarity, Holder shall have no right to affect a Conversion of this Note until or unless a Conversion Right Triggering Event has occurred hereunder.  Holder may exercise this right as many times as it so elects, so long as some portion of the outstanding Principal and Interest hereunder have not been paid in full.

(b)           In order to exercise this Conversion Option, the Holder shall surrender this Note to the Company, accompanied by written notice of its intentions to exercise this Conversion Option, which notice shall set forth the Principal amount and accrued Interest of this Note to be converted, and the calculation of the applicable Conversion Price, and shall be in the form of Exhibit A, attached hereto (the “Notice of Conversion”). Within five (5) business days of the Company’s receipt of the Notice of Conversion and this Note, the Company shall deliver or cause to be delivered to the Holder, written confirmation that the Shares have been issued in the name of the Holder (or the Holder’s assign, as permitted pursuant to applicable law and as described in the Notice of Conversion).

(c)           In the event of the exercise of the Conversion Option, the Holder shall cooperate with the Company to promptly take any and all additional actions required to make Holder a stockholder of the Company including, without limitation, in connection with the issuance of the Conversion Shares, such representations as to financial condition, investment intent and sophisticated investor status as are reasonably required by counsel for the Company.

Amended and Restated Secured Subordinated Promissory Note
PEDEVCO Corp. and MIE Jurassic Energy Corporation
Effective January 1, 2015

(d)           The Company shall at all times take any and all additional actions as are necessary to maintain the required authority to issue the Conversion Shares to the Holder, in the event the Holder exercises its rights under the Conversion Option, subject in all cases to the Share Cap (as defined in Section 10(k), below and the Shareholder Approval Requirements set forth in Section 8(d).

(e)           Payment by the Company of the entire Principal and Interest owed pursuant to the terns of this Note prior to Holder’s delivery of a Notice of Conversion shall terminate Holder’s Option to convert.

(f)           Conversion calculations pursuant to this Section 10 shall be rounded to the nearest whole share of Common Stock, and no fractional shares shall be issuable by the Company upon conversion of this Note.

(g)           If the Company at any time, from time to time, on or after the Closing Date (i) effects a subdivision of its outstanding Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased, and (ii) conversely, if the Company at any time or from time to time on or after the Closing Date combines its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price then in effect immediately before the combination shall be proportionately increased, provided that (iii) the Board of Directors of the Company shall also make equitable adjustments in the Conversion Price upon the occurrence of any other event which in their good faith reasonable determination requires an adjustment of such Conversion Price to maintain the purpose and intent of the Conversion Price as set forth herein (each a “Recapitalization”).

(h)           All Conversion Shares of Common Stock which may be issued upon Conversion of this Note will, upon issuance by the Company in accordance with the terms of this Note, be validly issued, free from all taxes and liens with respect to the issuance thereof (other than those created by the holders), free from all pre-emptive or similar rights and be fully paid and non-assessable.

(i)           On the date of any Conversion, all rights of any Holder with respect to the amount of this Note converted, will terminate, except only for the rights of any such Holder to receive certificates (if applicable) for the number of Conversion Shares which this Note has been Converted.

(j)           Upon Conversion of any part of this Note by the Holder, the Company shall promptly take any and all commercially reasonable action necessary to ensure the removal of restrictive legends from the Conversion Shares issuable upon such Conversion (or where and if applicable, to issue such Conversion Shares without restrictive legend) pursuant to the Company’s and the Holder’s compliance with Rule 144 of the Securities Act and upon provision to the Company or its legal counsel by the Holder of usual and customary representations and warranties in connection therewith (or, if the requisite holding period under Rule 144 of the Securities Act has not yet lapsed with respect to the Conversion Shares issuable upon a Conversion, then immediately after such applicable holding period has been satisfied)(as applicable, a “Legend Removal”).

Amended and Restated Secured Subordinated Promissory Note
PEDEVCO Corp. and MIE Jurassic Energy Corporation
Effective January 1, 2015

(k)           The maximum number of Conversion Shares to be issued upon Conversion of this Note or otherwise hereunder, subject to NYSE MKT rules, shall not (i) exceed 19.9% of the outstanding shares of Common Stock of the Company on the date the transactions contemplated herein were first binding on the parties hereto, calculated in accordance with applicable NYSE MKT rules, or (ii) exceed 19.9% of the combined voting power of the then outstanding voting securities of Common Stock on the date the transactions contemplated herein were first binding on the parties hereto, calculated in accordance with applicable NYSE MKT rules, in each of subsections (i) and (ii) before taking into account any Conversion Shares issuable upon Conversion of this Note, or (iii) otherwise exceed such number of shares of Common Stock that would violate applicable listing rules of the NYSE MKT in the event the Company’s stockholders do not approve the issuance of the Conversion Shares upon Conversion hereof (the “Share Cap”). In the event the number of Conversion Shares to be issued to the Holder upon conversion of this Note exceeds the Share Cap, then the Note shall cease being convertible until such time, if ever, as the Company has received shareholder approval for the issuance of the same in accordance with NYSE MKT rules (“Shareholder Approval”). Notwithstanding anything to the contrary herein, issuance of any Common Stock upon conversion of the Note shall be subject to NYSE MKT approval (where and as applicable).

(l)           The Company shall bear all reasonable costs and expenses associated with securities laws and stock market approvals regarding conversion and Legend Removal of the Conversion Shares.

(m)           The Company agrees that it will include a proposal in its proxy materials for its 2016 Annual Meeting of Shareholders authorizing the issuance of the maximum number of Conversion Shares issuable upon exercise of the Conversion Option (assuming full Conversion by the Holder at the Floor Price (the “Conversion Proposal”) and use its best efforts to cause its shareholders to authorize, approve and adopt the Conversion Proposal. In the event the Conversion Proposal fails to pass at the 2016 Annual Meeting of Shareholders, the Company shall thereafter take all commercially reasonable action (including, without limitation, the engagement of a national proxy solicitor) to procure approval of the Conversion Proposal no later than at its 2017 Annual Meeting of Shareholders. In all cases, and notwithstanding anything contained in this Section 10(m) to the contrary, (A) the Company shall take all reasonable actions as may be necessary to procure any approvals of any Principal Market with respect to the issuance of Conversion Shares (before the issuance of such Conversion Shares) or the Conversion Proposal, and (B) if the Company reasonably concludes that shareholder approval for the issuance of some or all of the Conversion Shares would not be required for purposes of its 2016 Annual Meeting of Shareholders, it may request a waiver of such obligation from the Holder, which may be granted, conditioned or denied by Holder in its sole and absolute discretion.

11.           No Usury. This Note is hereby expressly limited so that in no event whatsoever, whether by reason of deferment or advancement of loan proceeds, acceleration of maturity of the loan evidenced hereby, or otherwise, shall the amount paid or agreed to be paid to the Holder hereunder for the loan, use, forbearance or detention of money exceed the maximum interest rate permitted by the laws of any applicable jurisdiction. If at any time the performance of any provision involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Holder hereof that all payments under this Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest hereunder, or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal.

Amended and Restated Secured Subordinated Promissory Note
PEDEVCO Corp. and MIE Jurassic Energy Corporation
Effective January 1, 2015

12.           Attorneys’ Fees. If the indebtedness represented by this Note or any part hereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys’ fees and costs incurred by the Holder.

13.           Successors and Assigns. The rights and obligations of the Company and the Holder will be binding upon and inure to the benefit of the successors, permitted assigns, administrators and permitted transferees of the parties hereto. Neither the Company nor the Holder may assign their rights or obligations hereunder without the prior written consent of the non-assigning party, whether by operation of law or otherwise, and any such assignment shall be null and void, provided that no consent shall be required in connection with the assignment of this Note or the rights hereunder by the Holder or the Company to any successor entity of the assets, operations or securities of such assignor or the assignment of this Note from the Holder to any Affiliate of the Holder. Upon any such permitted or approved assignment, which shall be effective in the case of a permitted assignment, upon notice thereof to the non-assigning party, and upon any approved assignment, upon approval thereof by the non-assigning party, all references herein to the “Company” and the “Holder” as applicable, shall refer to the assignee of this Note, as applicable.

14.           Events of Default.

(a)           General. If an Event of Default (as defined below) occurs, the Holder may declare the principal amount then outstanding of, and the accrued but unpaid Interest on, this Note to be immediately due and payable by providing written notice to the Company.

(b)           Definition. For purposes of this Note, an “Event of Default“ is any of the following occurrences:

(i)           The Company shall fail to pay when due pursuant to the terms of this Note (A) the outstanding Principal and all accrued but unpaid Interest under this Note on the Maturity Date; and (B) any amounts required to be paid pursuant to the applicable Note Prepayment Requirements set forth herein;

(ii)           The failure of the Company to observe or perform any other covenant under this Note if such failure continues for seven Business Days without cure after the first to occur of (i) written notice of the failure to observe or perform any such covenant has been provided by the Holder to the Company or (ii) the Company having become aware of such failure to observe or perform such covenant;

Amended and Restated Secured Subordinated Promissory Note
PEDEVCO Corp. and MIE Jurassic Energy Corporation
Effective January 1, 2015

(iii)           Any representation or warranty made by the Company herein shall prove to have been untrue or misleading as of the time made and the fact, event or circumstance that gave rise to such inaccuracy has had or could reasonably be expected to result in a material adverse effect on the Company’s ability to pay this Note on the Maturity Date;

(iv)           The Company shall: (A) become insolvent or take any action which constitutes its admission of inability to pay its debts as they mature; (B) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (C) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (D) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (E) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (F) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

(v)           Any event or series of events occurs which has or is reasonably likely to have a Material Adverse Effect as reasonably determined by Holder.

(c)           Remedies on Default. In case any one or more Events of Default shall occur and be continuing, the Holder may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein, or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or by law or otherwise. In case of a default in the payment of any principal of or interest on this Note, or the failure by the Company to observe or perform any other covenant under this Note (to the extent such failure constitutes an Event of Default as defined above), the Company will pay to the Holder such further amount as shall be sufficient to cover the cost and expenses of collection, including, without limitation, reasonable attorneys’ fees, expenses and disbursements. No course of dealing and no delay on the part of the Holder in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice the Holder’s rights, powers or remedies. No right, power or remedy conferred by this Note upon the Holder shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

(d)           Subrogation Upon Default. Notwithstanding the terms and provisions of this Section 14, all rights of the Holder to enforce its rights hereunder in the event of the occurrence of an Event of Default (including, but not limited to pursuant to Section 14(c)), shall be subject to and limited by, the subrogation requirements set forth in Section 7, above.

15.           Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) or (b) on the second Business Day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

Amended and Restated Secured Subordinated Promissory Note
PEDEVCO Corp. and MIE Jurassic Energy Corporation
Effective January 1, 2015

(a)           If to the Company:

Pacific Energy Development Corp.
4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
Tel: (855) 733-3826
Fax: (925) 403-0703
Attention: Clark R. Moore, General Counsel and Chief Financial Officer
Email: cmoore@pacificenergydevelopment.com

(b)           With a copy to:

The Loev Law Firm, PC
Attn: David M. Loev
6300 West Loop South, Suite 280
Bellaire, Texas 77401
 Tel: (713) 524-4110
 Email: dloev@loevlaw.com

(c)           If to Holder:

MIE Jurassic Energy Corporation
Suite 1501, Block C, Grand Palace
5 Hui Zhong Road, Chaoyang District,
Beijing 100101 P.R. China
Fax: 86-10-51238223
Email: harper@mienergy.us

(d)           With a copy to:

 Jones Walker, LLP
 Attn: Steve Miller
 10001 Woodloch Forest Drive,
 The Woodlands, TX 77
 Tel: (281) 296-4400
 Email:  smiller@joneswalker.com

Amended and Restated Secured Subordinated Promissory Note
PEDEVCO Corp. and MIE Jurassic Energy Corporation
Effective January 1, 2015

16.           Waivers and Amendments. The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor. No delay on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right. Any term of this Note may be amended or waived only with the written consent of the Company and the Holder.

17.           Construction. When used in this Note, unless a contrary intention appears: (i) a term has the meaning assigned to it; (ii) “or” is not exclusive; (iii) “including” means including without limitation; (iv) words in the singular include the plural and words in the plural include the singular, and words importing the masculine gender include the feminine and neuter genders; (v) any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; (vi) the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Note shall refer to this Note as a whole and not to any particular provision hereof; (vii) references contained herein to Article, Section, Schedule and Exhibit, as applicable, are references to Articles, Sections, Schedules and Exhibits in this Note unless otherwise specified; (viii) references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form, including, but not limited to email; (ix) references to “dollars”, “Dollars” or “$” in this Note shall mean United States dollars; (x) reference to a particular statute, regulation or Law means such statute, regulation or Law as amended or otherwise modified from time to time; (xi) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (xii) unless otherwise stated in this Note, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”; (xiii) references to “days” shall mean calendar days; and (xiv) the paragraph headings contained in this Note are for convenience only, and shall in no manner be construed as part of this Note.

18.           Cooperation/Further Assurances. From and after the date hereof, the Holder and the Company each hereby agree: i) to fully cooperate with the other in preparing and filing any notices, applications, reports and other instruments and documents and ii) to execute, acknowledge, deliver, file and/or record, or cause such other parties to the extent permitted by law to execute, acknowledge, deliver, file and/or record such other documents, which may be required by this Note or which are desirable in the reasonable opinion of any of the parties hereto, or their respective legal counsel, to consummate the transactions contemplated by this Note, which shall include, but not be limited to the Holder, where and when applicable, executing any documents, agreements or confirmations necessary for the Company to confirm the Note Satisfaction Confirmations, where and if applicable, the Holder’s ability to rely on Rule 144 for the sale of the Conversion Shares, and the Subordination Agreements.

Amended and Restated Secured Subordinated Promissory Note
PEDEVCO Corp. and MIE Jurassic Energy Corporation
Effective January 1, 2015

19.           Severability. If any term or other provision of this Note is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Note shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the greatest extent possible.

20.           Entire Agreement. This Note and the agreements referred to herein constitute the entire agreement, and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof, including, but not limited to the Prior Obligations.

21.           Specific Performance. The Company and the Holder acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Note were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Note and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity, without the need to post any bond.

22.           Review of Note; Voluntarily Entering Into Note. Each party herein expressly represents and warrants to all other parties hereto that (a) before executing this Note, said party has fully informed itself of the terms, contents, conditions and effects of this Note; (b) said party has relied solely and completely upon its own judgment in executing this Note; (c) said party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Note; (d) said party has acted voluntarily and of its own free will in executing this Note; and (e) this Note is the result of arm’s length negotiations conducted by and among the parties and their respective counsel.

23.           No Presumption from Drafting. This Note has been negotiated at arm’s-length between persons knowledgeable in the matters set forth within this Note. Accordingly, given that all parties have had the opportunity to draft, review and/or edit the language of this Note, no presumption for or against any party arising out of drafting all or any part of this Note will be applied in any action relating to, connected with or involving this Note. In particular, any rule of law, legal decisions, or common law principles of similar effect that would require interpretation of any ambiguities in this Note against the party that has drafted it, is of no application and is hereby expressly waived.

24.           Counterparts. This Note and any signed agreement or instrument entered into in connection with this Note, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument.

Amended and Restated Secured Subordinated Promissory Note
PEDEVCO Corp. and MIE Jurassic Energy Corporation
Effective January 1, 2015

25.           Governing Law; Jurisdiction. This Note is being delivered in, and shall be governed by and construed in accordance with, the laws of the State of New York, without regard to conflicts of laws provisions thereof. The parties hereby consent and agree that, in any actions predicated upon this Note, venue is properly laid in New York and that the Circuit Court in and for New York, New York, shall have full subject matter and personal jurisdiction over the parties to determine all issues arising out of or in connection with the execution and enforcement of this Note.

[Remainder of page left intentionally blank. Signature page follows.]

Amended and Restated Secured Subordinated Promissory Note
PEDEVCO Corp. and MIE Jurassic Energy Corporation
Effective January 1, 2015

IN WITNESS WHEREOF, the Company and the Holder have executed this Amended and Restated Secured Subordinated Promissory Note as of the date first set forth above.

THE COMPANY PEDEVCO Corp. /s/Frank C. Ingriselli Frank C. Ingriselli Chairman and Chief Executive Officer

THE HOLDER

MIE Jurassic Energy Corporation

By:   /s/Andrew Harper
    Andrew Harper
    Chief Executive Officer

Amended and Restated Secured Subordinated Promissory Note
PEDEVCO Corp. and MIE Jurassic Energy Corporation
Effective January 1, 2015

EXHIBIT A

Conversion Election Form	____________, 20 _

PEDEVCO Corp.

Re:           Conversion of Amended and Restated Secured Subordinated Promissory Note

Gentlemen:

You are hereby notified that, 1) a Conversion Right Triggering Event has occurred and 2) pursuant to, and upon the terms and conditions of that certain Amended and Restated Secured Subordinated Promissory Note of PEDEVCO Corp. (the “Company”), in the original principal amount of $4,925,000 (the “Note”), held by me (us), I (we) hereby elect to exercise my (our) Conversion Option (as such term is defined in Section 10 of the Note), in connection with $__________ of the amount currently owed under the Note (including $___________ of Principal and $__________ of accrued Interest), effective as of the date of this writing, which amount will convert into ________________ shares of the Company’s Common Stock (the “Conversion”) based on the Conversion Price of $________ per share, the calculation of which is described in the materials attached hereto. In connection with the Conversion, I (we) hereby re-certify, re-confirm and re-warrant the Representations, as such Representations are defined in Section 9 of the Note.

Please issue certificate(s) for the applicable shares of the Company’s Common Stock issuable upon the Conversion, in the name of the person provided below.

Very truly yours,

___________________________
Name:

Please issue certificate(s) for Common Stock as follows:
______________________________________________
Name

If Entity:
Entity Name ___________________________

Signatory’s Position With Entity ________________________

______________________________________________
Address
______________________________________________
Social Security No. of Shareholder (if applicable)

Please send the certificate(s) evidencing the Common Stock to:

Attn:______________________ Address:__________________________________

A-1

APPENDIX B
PEDEVCO CORP.

2012 EQUITY INCENTIVE PLAN
 (As Amended)

1. Purposes of the Plan. PEDEVCO Corp., a Texas corporation (the “Company”) hereby establishes the PEDEVCO CORP. 2012 EQUITY INCENTIVE PLAN (the “Plan”). The purposes of this Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the long-term growth and profitability of the Company. The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units and Performance Shares as the Administrator may determine.

2. Definitions. The following definitions will apply to the terms in the Plan:

“Administrator” means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4.

“Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

“Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares.

“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; provided however, that for purposes of this subsection (i) any acquisition of securities directly from the Company shall not constitute a Change in Control;

(ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets;

(iii) A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iv) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

For avoidance of doubt, a transaction will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation, or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

“Code” means the Internal Revenue Code of 1986, as amended. Any reference in the Plan to a section of the Code will be a reference to any successor or amended section of the Code.

“Committee” means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

“Common Stock” means the common stock of the Company.

“Company” means PEDEVCO Corp., a Texas corporation, or any successor thereto.

“Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

“Director” means a member of the Board.

“Disability” means a medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, and that either (1) renders a Participant unable to engage in any substantial gainful activity or (2) results in a Participant receiving income replacement benefits for a period of not less than three months under an employee accident and health plan covering the Participant.

“Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation any division or subdivision of the Nasdaq Stock Market, its Fair Market Value will be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, including without limitation quotation through the over the counter bulletin board (“OTCQB®”) quotation service administered by the Financial Industry Regulatory Authority (“FINRA”), the Fair Market Value of a Share will be the closing price for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

 (iii) In the absence of an established market for the Common Stock, the Fair Market Value will be determined in good faith by the Administrator, and to the extent Section 15 applies (a) with respect to ISOs, the Fair Market Value shall be determined in a manner consistent with Code section 422 or (b) with respect to NSOs or SARs, the Fair Market Value shall be determined in a manner consistent with Code section 409A.

“Fiscal Year” means the fiscal year of the Company.

“Grant Date” means, for all purposes, the date on which the Administrator determines to grant an Award, or such other later date as is determined by the Administrator, provided that the Administrator cannot grant an Award prior to the date the material terms of the Award are established. Notice of the Administrator’s determination to grant an Award will be provided to each Participant within a reasonable time after the Grant Date.

“Incentive Stock Option” or “ISO” means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Nonstatutory Stock Option” or “NSO” means an Option that by its terms does not qualify or is not intended to qualify as an ISO.

“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means a stock option granted pursuant to the Plan.

“Optioned Shares” means the Common Stock subject to an Option.

“Optionee” means the holder of an outstanding Option.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Participant” means the holder of an outstanding Award.

“Performance Share” means an Award denominated in Shares which may vest in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

“Performance Unit” means an Award which may vest in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

“Period of Restriction” means the period during which Shares of Restricted Stock are subject to forfeiture or restrictions on transfer pursuant to Section 7.

“Plan” means this 2012 Equity Incentive Plan.

“Restricted Stock” means Shares awarded to a Participant which are subject to forfeiture and restrictions on transferability in accordance with Section 7.

“Restricted Stock Unit” means the right to receive one Share at the end of a specified period of time, which right is subject to forfeiture in accordance with Section 8 of the Plan.

“Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3.

“Section” means a paragraph or section of this Plan.

“Section 16(b)” means Section 16(b) of the Exchange Act.

“Service Provider” means an Employee, Director or Consultant.

“Share” means a share of the Common Stock, as adjusted in accordance with Section 13.

“Stock Appreciation Right” or “SAR” means the right to receive payment from the Company in an amount no greater than the excess of the Fair Market Value of a Share at the date the SAR is exercised over a specified price fixed by the Administrator in the Award Agreement, which shall not be less than the Fair Market Value of a Share on the Grant Date. In the case of a SAR which is granted in connection with an Option, the specified price shall be the Option exercise price.

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

“Ten Percent Owner” means any Service Provider who is, on the grant date of an ISO, the owner of Shares (determined with application of ownership attribution rules of Code Section 424(d)) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries.

3. Stock Subject to the Plan.

(a) Stock Subject to the Plan. Subject to the provisions of Section 13, the maximum aggregate number of Shares that may be issued under the Plan is fifteen million (15,000,000) Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

(b) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited in whole or in part to the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or unissued Shares) which were subject to the Award will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, only Shares actually issued pursuant to a SAR will cease to be available under the Plan; all remaining Shares subject to the SARs will remain available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares withheld by the Company to pay the exercise price of an Award or to satisfy tax withholding obligations with respect to an Award will become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

(c) Share Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure. The Plan shall be administered by the Board or a Committee (or Committees) appointed by the Board, which Committee shall be constituted to comply with Applicable Laws. If and so long as the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act, the Board shall consider in selecting the Administrator and the membership of any committee acting as Administrator the requirements regarding: (i) “nonemployee directors” within the meaning of Rule 16b-3 under the Exchange Act; (ii) “independent directors” as described in the listing requirements for any stock exchange on which Shares are listed; and (iii) Section 15(b)(i) of the Plan, if the Company pays salaries for which it claims deductions that are subject to the Code section 162(m) limitation on its U.S. tax returns. The Board may delegate the responsibility for administering the Plan with respect to designated classes of eligible Participants to different committees consisting of two or more members of the Board, subject to such limitations as the Board or the Administrator deems appropriate. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time.

(b) Powers of the Administrator. Subject to the provisions of the Plan and the approval of any relevant authorities, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Shares to be covered by each Award granted hereunder;

(iv) to approve forms of agreement for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on continued employment, continued service or performance criteria), any vesting acceleration (whether by reason of a Change of Control or otherwise) or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, will determine;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including the right to construe disputed or doubtful Plan and Award provisions;

(vii) to prescribe, amend and rescind rules and regulations relating to the Plan;

(viii) to modify or amend each Award (subject to Section 19(c)) to the extent any modification or amendment is consistent with the terms of the Plan. The Administrator shall have the discretion to extend the exercise period of Options generally provided the exercise period is not extended beyond the earlier of the original term of the Option or 10 years from the original grant date, or specifically (1) if the exercise period of an Option is extended (but to no more than 10 years from the original grant date) at a time when the exercise price equals or exceeds the fair market value of the Optioned Shares or (2) an Option cannot be exercised because such exercise would violate Applicable Laws, provided that the exercise period is not extended more than 30 days after the exercise of the Option would no longer violate Applicable Laws.

(ix) to allow Participants to satisfy withholding tax obligations in such manner as prescribed in Section 14;

(x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi) to delay issuance of Shares or suspend Participant’s right to exercise an Award as deemed necessary to comply with Applicable Laws; and

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards. Any decision or action taken or to be taken by the Administrator, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall, to the maximum extent permitted by Applicable Laws, be within its absolute discretion (except as otherwise specifically provided in the Plan) and shall be final, binding and conclusive upon the Company, all Participants and any person claiming under or through any Participant.

5. Eligibility. NSOs, Restricted Stock, Restricted Stock Units, SARs, Performance Units and Performance Shares may be granted to Service Providers. ISOs may be granted as specified in Section 15(a).

6. Stock Options.

(a) Grant of Options. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Options to Service Providers in such amounts as the Administrator will determine in its sole discretion. For purposes of the foregoing sentence, Service Providers shall include prospective employees or consultants to whom Options are granted in connection with written offers of employment or engagement of services, respectively, with the Company; provided that no Option granted to a prospective employee or consultant may be exercised prior to the commencement of employment or services with the Company. The Administrator may grant NSOs, ISOs, or any combination of the two. ISOs shall be granted in accordance with Section 15(a) of the Plan.

(b) Option Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the type of Option granted, the Option price, the exercise date, the term of the Option, the number of Shares to which the Option pertains, and such other terms and conditions (which need not be identical among Participants) as the Administrator shall determine in its sole discretion. If the Award Agreement does not specify that the Option is to be treated as an ISO, the Option shall be deemed a NSO.

(c) Exercise Price. The per Share exercise price for the Shares to be issued pursuant to exercise of an Option will be no less than the Fair Market Value per Share on the Grant Date.

(d) Term of Options. The term of each Option will be stated in the Award Agreement. Unless terminated sooner in accordance with the remaining provisions of this Section 6, each Option shall expire either ten (10) years after the Grant Date, or after a shorter term as may be fixed by the Board.

(e) Time and Form of Payment.

(i) Exercise Date. Each Award Agreement shall specify how and when Shares covered by an Option may be purchased. The Award Agreement may specify waiting periods, the dates on which Options become exercisable or “vested” and, subject to the termination provisions of this section, exercise periods. The Administrator may accelerate the exercisability of any Option or portion thereof.

(ii) Exercise of Option. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (1) notice of exercise (in such form as the Administrator shall specify from time to time) from the person entitled to exercise the Option, and (2) full payment for the Shares with respect to which the Option is exercised (together with all applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan (together with all applicable withholding taxes). Shares issued upon exercise of an Option will be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Optioned Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 13.

(iii) Payment. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of:

(1) cash;

(2) check;

(3) to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, a promissory note;

(4) other Shares, provided Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option will be exercised;

(5) to the extent not prohibited by Section 402 of the Sarbanes-Oxley Act of 2002, in accordance with any broker-assisted cashless exercise procedures approved by the Company and as in effect from time to time;

(6) by asking the Company to withhold Shares from the total Shares to be delivered upon exercise equal to the number of Shares having a value equal to the aggregate Exercise Price of the Shares being acquired;

(7) any combination of the foregoing methods of payment; or

(8) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(f) Forfeiture of Options. All unexercised Options shall be forfeited to the Company in accordance with the terms and conditions set forth in the Award Agreement and again will become available for grant under the Plan.

7. Restricted Stock.

(a) Grant of Restricted Stock. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator will determine in its sole discretion.

(b) Restricted Stock Award Agreement. Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c) Vesting Conditions and Other Terms.

(i) Vesting Conditions. The Administrator, in its sole discretion, may impose such conditions on the vesting of Shares of Restricted Stock as it may deem advisable or appropriate, including but not limited to, achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. The Administrator may, in its discretion, also provide for such complete or partial exceptions to an employment or service restriction as it deems equitable.

(ii) Voting Rights. During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(iii) Dividends and Other Distributions. During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator determines otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(iv) Transferability. Except as provided in this Section, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Removal of Restrictions. All restrictions imposed on Shares of Restricted Stock shall lapse and the Period of Restriction shall end upon the satisfaction of the vesting conditions imposed by the Administrator. Vested Shares of Restricted Stock will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine, but in no event later than the 30th day following the date on which vesting occurred.

(e) Forfeiture of Restricted Stock. On the date set forth in the Award Agreement, the Shares of Restricted Stock for which restrictions have not lapsed will be forfeited and revert to the Company and again will become available for grant under the Plan.

8. Restricted Stock Units.

(a) Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Stock Units to Service Providers in such amounts as the Administrator will determine in its sole discretion.

(b) Restricted Stock Units Award Agreement. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the number of Restricted Stock Units granted, vesting criteria, form of payout, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion.

(c) Vesting Conditions. The Administrator shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the Administrator in its discretion. At any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d) Time and Form of Payment. Upon satisfaction of the applicable vesting conditions, payment of vested Restricted Stock Units shall occur in the manner and at the time provided in the Award Agreement, but in no event later than the 15th day of the third month following the end of the year in which vesting occurred. Except as otherwise provided in the Award Agreement, Restricted Stock Units may be paid in cash, Shares, or a combination thereof at the sole discretion of the Administrator. Restricted Stock Units that are fully paid in cash will not reduce the number of Shares available for issuance under the Plan.

            (e) Forfeiture of Restricted Stock Units. All unvested Restricted Stock Units shall be forfeited to the Company on the date set forth in the Award Agreement and again will become available for grant under the Plan.

9. Stock Appreciation Rights.

(a) Grant of SARs. Subject to the terms and conditions of the Plan, the Administrator, at any time and from time to time, may grant SARs to Service Providers in such amounts as the Administrator will determine in its sole discretion.

(b) Award Agreement. Each SAR grant will be evidenced by an Award Agreement that will specify the exercise price, the number of Shares underlying the SAR grant, the term of the SAR, the conditions of exercise, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion.

(c) Exercise Price and Other Terms. The per Share exercise price for the exercise of an SAR will be no less than the Fair Market Value per Share on the Grant Date.

(d) Time and Form of Payment of SAR Amount. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount no greater than: (i) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times (ii) the number of Shares with respect to which the SAR is exercised. An Award Agreement may provide for a SAR to be paid in cash, Shares of equivalent value, or a combination thereof.

(e) Forfeiture of SARs. All unexercised SARs shall be forfeited to the Company in accordance with the terms and conditions set forth in the Award Agreement and again will become available for grant under the Plan.

10. Performance Units and Performance Shares.

(a) Grant of Performance Units and Performance Shares. Performance Units or Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b) Award Agreement. Each Award of Performance Units and Shares will be evidenced by an Award Agreement that will specify the initial value, the Performance Period, the number of Performance Units or Performance Shares granted, and such other terms and conditions (which need not be identical among Participants) as the Administrator will determine in its sole discretion.

(c) Value of Performance Units and Performance Shares. Each Performance Unit will have an initial value that is established by the Administrator on or before the Grant Date. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the Grant Date.

(d) Vesting Conditions and Performance Period. The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals or any other basis determined by the Administrator in its discretion.

(e) Time and Form of Payment. After the applicable Performance Period has ended, the holder of Performance Units or Performance Shares will be entitled to receive a payout of the number of vested Performance Units or Performance Shares by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. Vested Performance Units or Performance Shares will be paid as soon as practicable after the expiration of the applicable Performance Period, but in no event later than the 15th day of the third month following the end of the year the applicable Performance Period expired. An Award Agreement may provide for the satisfaction of Performance Unit or Performance Share Awards in cash or Shares (which have an aggregate Fair Market Value equal to the value of the vested Performance Units or Performance Shares at the close of the applicable Performance Period) or in a combination thereof.

(f) Forfeiture of Performance Units and Performance Shares. All unvested Performance Units or Performance Shares will be forfeited to the Company on the date set forth in the Award Agreement, and again will become available for grant under the Plan.

11. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise or as required by Applicable Laws, vesting of Awards will be suspended during any unpaid leave of absence. An Employee will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary.

12. Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

13. Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, shall appropriately adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Change in Control. In the event of a merger or Change in Control, any or all outstanding Awards may be assumed by the successor corporation, which assumption shall be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to vesting requirements and repurchase restrictions no less favorable to the Participant than those in effect prior to the merger or Change in Control.

In the event that the successor corporation does not assume or substitute for the Award, unless the Administrator provides otherwise, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and SARs, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or SAR is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or SAR will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or SAR will terminate upon the expiration of such period.

For the purposes of this Section 13(c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a SAR upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or SAR or upon the payout of a Restricted Stock Unit, Performance Share or Performance Unit, for each Share subject to such Award (or in the case of Restricted Stock Units and Performance Units, the number of implied shares determined by dividing the value of the Restricted Stock Units and Performance Units, as applicable, by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

Notwithstanding anything in this Section 13(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

14. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes required by Applicable Laws to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Shares having a Fair Market Value equal to the amount required to be withheld, or (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

15. Provisions Applicable In the Event the Company or the Service Provider is Subject to U.S. Taxation.

(a) Grant of Incentive Stock Options. If the Administrator grants Options to Employees subject to U.S. taxation, the Administrator may grant such Employee an ISO and the following terms shall also apply:

(i) Maximum Amount. Subject to the provisions of Section 13, to the extent consistent with Section 422 of the Code, not more than an aggregate of fifteen million (15,000,000) Shares may be issued as ISOs under the Plan.

(ii) General Rule. Only Employees shall be eligible for the grant of ISOs.

(iii) Continuous Employment. The Optionee must remain in the continuous employ of the Company or its Subsidiaries from the date the ISO is granted until not more than three months before the date on which it is exercised. A leave of absence approved by the Company may exceed ninety (90) days if reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the ninety-first (91st) day of such leave any ISO held by the Optionee will cease to be treated as an ISO.

(iv) Award Agreement.

(1) The Administrator shall designate Options granted as ISOs in the Award Agreement. Notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which ISOs are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), Options will not qualify as an ISO. For purposes of this section, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

(2) The Award Agreement shall specify the term of the ISO. The term shall not exceed ten (10) years from the Grant Date or five (5) years from the Grant Date for Ten Percent Owners.

(3) The Award Agreement shall specify an exercise price of not less than the Fair Market Value per Share on the Grant Date or one hundred ten percent (110%) of the Fair Market Value per Share on the Grant Date for Ten Percent Owners.

(4) The Award Agreement shall specify that an ISO is not transferable except by will, beneficiary designation or the laws of descent and distribution.

(v) Form of Payment. The consideration to be paid for the Shares to be issued upon exercise of an ISO, including the method of payment, shall be determined by the Administrator at the time of grant in accordance with Section 6(e)(iii).

(vi) “Disability,” for purposes of an ISO, means total and permanent disability as defined in Section 22(e)(3) of the Code.

(vii) Notice. In the event of any disposition of the Shares acquired pursuant to the exercise of an ISO within two years from the Grant Date or one year from the exercise date, the Optionee will notify the Company thereof in writing within thirty (30) days after such disposition. In addition, the Optionee shall provide the Company with such information as the Company shall reasonably request in connection with determining the amount and character of Optionee’s income, the Company’s deduction, and the Company’s obligation to withhold taxes or other amounts incurred by reason of a disqualifying disposition, including the amount thereof.

(b) Performance-based Compensation. If the Company pays salaries for which it claims deductions that are subject to the Code section 162(m) limitation on its U.S. tax returns, then the following terms shall be applied in a manner consistent with the requirements of, and only to the extent required for compliance with, the exclusion from the limitation on deductibility of compensation under Code Section 162(m):

(i) Outside Directors. The Board shall consider in selecting the Administrator and the membership of any committee acting as Administrator the provisions regarding “outside directors” within the meaning of Code Section 162(m).

                      (ii) Maximum Amount.

(1) Subject to the provisions of Section 13, the maximum number of Shares that can be awarded to any individual Participant in the aggregate in any one fiscal year of the Company is fifteen million (15,000,000) Shares;

(2) For Awards denominated in Shares and satisfied in cash, the maximum Award to any individual Participant in the aggregate in any one fiscal year of the Company is the Fair Market Value of fifteen million (15,000,000) Shares on the Grant Date; and

(3) The maximum amount payable pursuant to any cash Awards to any individual Participant in the aggregate in any one fiscal year of the Company is the Fair Market Value of fifteen million (15,000,000) Shares on the Grant Date.

(iii) Performance Criteria. All performance criteria must be objective and be established in writing prior to the beginning of the performance period or at later time as permitted by Code Section 162(m). Performance criteria may include alternative and multiple performance goals and may be based on one or more business and/or financial criteria. In establishing the performance goals, the Committee in its discretion may include one or any combination of the following criteria in either absolute or relative terms, for the Company or any Subsidiary:

(1) Increased revenue;

(2) Net income measures (including but not limited to income after capital costs and income before or after taxes);

(3) Stock price measures (including but not limited to growth measures and total stockholder return);

(4) Market share;

(5) Earnings per Share (actual or targeted growth);

(6) Earnings before interest, taxes, depreciation, and amortization (“EBITDA”);

(7) Cash flow measures (including but not limited to net cash flow and net cash flow before financing activities);

(8) Return measures (including but not limited to return on equity, return on average assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

(9) Operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes, and production efficiency);

(10) Expense measures (including but not limited to overhead cost and general and administrative expense);

(11) Margins;

(12) Stockholder value;

(13) Total stockholder return;

(14) Proceeds from dispositions;

(15) Production volumes;

(16) Total market value; and

(17) Corporate values measures (including but not limited to ethics compliance, environmental, and safety).

(c) Stock Options and SARs Exempt from Code section 409A. If the Administrator grants Options or SARs to Employees subject to U.S. taxation the Administrator may not modify or amend the Options or SARs to the extent that the modification or amendment adds a feature allowing for additional deferral within the meaning of Code section 409A.

16. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon any Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company or any Parent or Subsidiary of the Company, nor will they interfere in any way with the Participant’s right or the Company’s or its Parent’s or Subsidiary’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

17. Effective Date. The Plan’s effective date is the date on which it is adopted by the Board, so long as it is approved by the Company’s stockholders at any time within twelve (12) months of such adoption. Upon approval of the Plan by the stockholders of the Company, all Awards issued pursuant to the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year after the Effective Date, any Awards made hereunder shall be null and void and of no effect.

18. Term of Plan. The Plan will terminate 10 years following the earlier of (i) the date it was adopted by the Board or (ii) the date it became effective upon approval by stockholders of the Company, unless sooner terminated by the Board pursuant to Section 19.

19. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

20. Conditions Upon Issuance of Shares.

(a) Legal Compliance. The Administrator may delay or suspend the issuance and delivery of Shares, suspend the exercise of Options or SARs, or suspend the Plan as necessary to comply with Applicable Laws. Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

21. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

22. Repricing Prohibited; Exchange And Buyout of Awards. The repricing of Options or SARs is prohibited without prior stockholder approval. The Administrator may authorize the Company, with prior stockholder approval and the consent of the respective Participants, to issue new Option or SAR Awards in exchange for the surrender and cancellation of any or all outstanding Awards. The Administrator may at any time repurchase Options with payment in cash, Shares or other consideration, based on such terms and conditions as the Administrator and the Participant shall agree.

23. Substitution and Assumption of Awards. The Administrator may make Awards under the Plan by assumption, substitution or replacement of performance shares, phantom shares, stock awards, stock options, stock appreciation rights or similar awards granted by another entity (including a Parent or Subsidiary), if such assumption, substitution or replacement is in connection with an asset acquisition, stock acquisition, merger, consolidation or similar transaction involving the Company (and/or its Parent or Subsidiary) and such other entity (and/or its affiliate). The Administrator may also make Awards under the Plan by assumption, substitution or replacement of a similar type of award granted by the Company prior to the adoption and approval of the Plan. Notwithstanding any provision of the Plan (other than the maximum number of shares of Common Stock that may be issued under the Plan), the terms of such assumed, substituted or replaced Awards shall be as the Administrator, in its discretion, determines is appropriate.

24. Governing Law. The Plan and all Agreements shall be construed in accordance with and governed by the laws of the State of Texas.

Adopted by the Board of Directors on June 26, 2012.

Amended by the stockholders of the Company on June 27, 2014, October 7, 2015 and ________, 2016

APPENDIX C

Form 424 (Revised 05/11) Submit in duplicate to: Secretary of State P.O. Box 13697 Austin, TX 78711-3697 512 463-5555 FAX: 512/463-5709 Filing Fee: See instructions	Certificate of Amendment	This space reserved for office use.

Entity Information
The name of the filing entity is:

PEDEVCO Corp.

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☒ For-profit Corporation	☐ Professional Corporation
☐ Nonprofit Corporation	☐ Professional Limited Liability Company
☐ Cooperative Association	☐ Professional Association
☐ Limited Liability Company	☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is: 0800949748

The date of formation of the entity is: 03/11/2008

Amendments

1. Amended Name
(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:
The name of the filing entity is: (state the new name of the entity below)

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office
The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Registered Agent
(Complete either A or B, but not both. Also complete C.)

A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

B. The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix

The person executing this instrument affirms that the person designated as the new registered agent has consented to serve as registered agent.
C. The business address of the registered agent and the registered office address is:

TX
Street Address (No P.O. Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☑ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provisons and the full text of the provision as amended are as follows:

Article IV of the Amended and Restated Certificate of Formation shall be amended and restated as follows:

"Effective as of the effective date set forth under Effectiveness of Filing on this Amendment to the Certificate of Formation (or in the absence of such date, on the date such Amendment to the Certificate of Formation is filed with the Secretary of State of Texas) (“Effective Time”), the Corporation shall have three hundred million (300,000,000) shares of capital stock authorized. The Corporation is authorized to issue two (2) classes of shares, designated “Common Stock” and “Preferred Stock.” The total number of shares of Common Stock authorized to be issued is two hundred million (200,000,000) shares, $0.001 par value per share. The total number of shares of Preferred Stock authorized to be issued is one hundred million (100,000,000) shares, $0.001 par value per share. Further, at the Effective Time, every [two to ten, depending on the final ratio approved by the Board of Directors] shares of the Corporation's Common Stock, $0.001 par value per share, but not any other series of capital stock of the Corporation, including any series of Preferred Stock, issued and outstanding immediately prior to the Effective Time, or held in treasury prior to the Effective Time (collectively the “Old Capital Stock”), shall be automatically reclassified and combined into One (1) share of Common Stock (the “Reverse Stock Split”). Any stock certificate that, immediately prior to the Effective Time, represented shares of Old Capital Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares as equals the quotient obtained by dividing the number of shares of Old Capital Stock represented by such certificate immediately prior to the Effective Time by [two to ten, depending on the final ratio approved by the Board of Directors], subject to any adjustments for fractional shares as set forth below; provided, however, that each person holding of record a stock certificate or certificates that represented shares of Old Capital Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of capital stock to which such person is entitled under the foregoing reclassification. No factional shares of common stock shall be issued as a result of the Reverse Stock Split. Instead all fractional shares of common stock as a result of the Reverse Stock Split shall be automatically rounded up to the next whole share of common stock.

The undesignated Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, subject to any prohibitions set forth in any series of Preferred Stock of the Corporation, to fix or alter the rights, preferences, privileges and restrictions of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series or the designation thereof and to increase or decrease the number of shares of any such series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall so be decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of such series.

The corporation is hereby prohibited from issuing any non-voting Common Stock or Preferred Stock."

☐ Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Effectiveness of Filing (Select either A, B, or C)

A. ☑ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is: ________________

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is: _________________

The following event or fact will cause the document to take effect in the manner described below:

 Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument and certifies under penalty of perjury that the undersigned is authorized under the provisions of law governing the entity to execute the filing instrument.

Date	By:	/s/

Signature of authorized person

Printed or typed name of authorized person (see instructions)

FORM OF PROXY
(SEE ATTACHED)

PEDEVCO CORP. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – December 28, 2016 AT 8:00 A.M.

CONTROL ID:
REQUEST ID:

The undersigned stockholder of PEDEVCO CORP., a Texas corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated on or around November __ , 2016, and hereby appoints Michael L. Peterson and Clark R. Moore (the “Proxies”) proxies and attorneys-in-fact, each with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2016 Annual Meeting of Stockholders of the Company, to be held on December 28, 2016, at 8:00 a.m. local time at PEDEVCO Corp.’s corporate office located at 4125 Blackhawk Plaza Circle, Suite 201, Danville, California 94506, and at any adjournment or adjournments thereof, and to vote all shares of the Company that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and all such other business as may properly come before the meeting. You hereby revoke all proxies previously given.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/PED
PHONE:	Call toll free 1-866-752-VOTE (8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF PEDEVCO CORP.		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
Proposal 1		FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	Election of Directors:	☐	☐
	Frank C. Ingriselli			☐
	Adam McAfee			☐	CONTROL ID:
	Elizabeth P. Smith			☐	REQUEST ID:
	David Z. Steinberg			☐

Proposal 2		FOR	AGAINST	ABSTAIN
	To approve the issuance of such number of shares of common stock exceeding 19.9% of our outstanding common stock, issuable upon conversion of the MIEJ Convertible Promissory Note	☐	☐	☐

Proposal 3		FOR	AGAINST	ABSTAIN
	To approve an amendment to the company’s 2012 Equity Incentive Plan, to increase by 5,000,000 the number of shares of common stock reserved for issuance under the plan.	☐	☐	☐

Proposal 4		FOR	AGAINST	ABSTAIN
	Authorization for the Board of Directors to effect a reverse stock split of our outstanding common stock in a ratio of between one-for-two and one-for-ten	☐	☐	☐
Proposal 5		FOR	AGAINST	ABSTAIN
	Ratification of the appointment of GBH CPA’s, PC, as the company’s independent auditors for the fiscal year ending December 31, 2016.	☐	☐	☐

Proposal 6		FOR	AGAINST	ABSTAIN
	To approve the adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies.	☐	☐	☐

MARK HERE FOR ADDRESS CHANGE ☐
New Address (if applicable): ________________________ ________________________ ________________________

This Proxy, when properly executed will be voted as provided above, or if no contrary direction is indicated, it will be voted “For All” In Proposal 1, “For” Proposals 2 Through 6, and for all such other business as may properly come before the meeting in the sole determination of the Proxies.

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
Dated: ________________________, 2016

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)